Table of Contents

As filed with the U.S. Securities and Exchange Commission on March 13, 2026

Registration No. 333-292145

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

Post-Effective Amendment No. 1 to

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Cardiff Lexington Corporation

(Exact name of registrant as specified in its charter)

Nevada	8011	84-1044583
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

____________________________

710 East Main Street

Lexington, KY 40502

(800) 530-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Alex Cunningham

Chief Executive Officer

Cardiff Lexington Corporation

710 East Main Street

Lexington, KY 40502

(800) 530-2100

(Names, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:
Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888	Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Cardiff Lexington Corporation is filing this post-effective amendment No. 1 to Form S-1 (the “Post-Effective Amendment No. 1”) to update its registration statement on Form S-1, as amended (File No. 333-292145), initially filed with the Securities and Exchange Commission on December 15, 2025 and declared effective by the Securities and Exchange Commission on February 13, 2026 (the “Registration Statement”), to include the consolidated financial statements and notes thereto for the year ended December 31, 2025, and to update certain other information contained herein.

The information included in this Post-Effective Amendment No. 1 amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1, and no securities have been sold under the Registration Statement. All applicable registration fees were paid at the time of the filing of the Registration Statement on December 15, 2025.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MARCH 13, 2026

1,739,130 Shares of Common Stock

____________________________

We are offering 1,739,130 shares of common stock, based on an assumed public offering price of $3.45 per share, the closing price of our common stock on March 11, 2026.

Our common stock is currently quoted on the OTCQB Venture Market operated by OTC Markets Group Inc., or the OTCQB Market, under the symbol “CDIX.” On March 12, 2026, the closing price of our common stock on the OTCQB Market was $3.25. In connection with this offering, we have applied for the listing of our common stock on The Nasdaq Capital Market under the symbol “CDIX.” The closing of this offering is contingent upon our uplisting to The Nasdaq Capital Market and no assurance can be given that our application will be approved by The Nasdaq Stock Market, or Nasdaq.

We are a “smaller reporting company” as defined Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to comply with certain reduced public company reporting requirements. See “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—We are subject to ongoing public reporting requirements that are less rigorous than for larger, more established companies, which could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.”

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the material risks of investing in our securities under the heading “Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses(2)	$	$

(1)	Represents underwriting discount and commissions equal to eight percent (8%) per share. Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to R.F. Lafferty & Co., Inc., the representative of the underwriters. We have also agreed to issue to the representative or its designees warrants to purchase up to a number of shares of common stock equal to 5% of the number of shares sold in this offering at an exercise price equal to 120% of the public offering price. The registration statement of which this prospectus forms a part also registers the representative’s warrants and the shares of common stock issuable upon exercise of the representative’s warrants. See “Underwriting” for a complete description of the compensation arrangements.

(2)	We estimate the total expenses payable by us, excluding the underwriting discount and non-accountable expense allowance, will be approximately $600,000.

We have granted the underwriters an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $552,000, and the total proceeds to us, before expenses, will be $6,348,000.

The offering price of our shares of common stock in this offering will be determined between us and the underwriters at the time of pricing, considering our historical performance and capital structure, prevailing market prices and conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price of our common stock and the public offering price of the common stock used throughout this prospectus for this offering may not be indicative of the actual offering price for the shares of common stock.

The underwriters expect to deliver the shares against payment as set forth under “Underwriting” on or about                   , 2026.

R.F. Lafferty & Co., Inc.

Sole Bookrunning Manager

The date of this prospectus is                , 2026

TABLE OF CONTENTS

Through and including , 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Underwriting” for additional information on these restrictions.

Before purchasing any securities, you should carefully read both this prospectus, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from market research, publicly available information and industry publications. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. However, this data involves a number of assumptions and limitations regarding our industry which are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Forward-looking information obtained from these sources is also subject to the same qualifications and additional uncertainties regarding the other forward-looking statements as described in “Cautionary Note Regarding Forward Looking Statements” in this prospectus.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the financial statements and the notes to the financial statements included elsewhere in this prospectus, and the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Unless otherwise indicated by the context, reference in this prospectus to “we,” “us,” “our,” “our company” and similar references are to Cardiff Lexington Corporation and its consolidated subsidiaries.

Our Company

Overview

Our company is a targeted healthcare holding company dedicated to acquiring and building middle-market niche healthcare clinics, primarily in orthopedics, spine care, and pain management. Our partnership-driven culture emphasizes service excellence, teamwork, accountability, and performance.

We have a geographic specific acquisition strategy driven by targeted merger and acquisition execution across three synergistic complementary pillars:

•	Core Cash Flow – Acquiring, optimizing, and managing physician practices to drive recurring revenue and operational efficiency.

•	Asset Acquisition – Expanding our footprint through ownership of real estate assets such as ambulatory surgery centers and orthopedic clinics.

•	Finance – Retaining and managing personal injury practice accounts receivable to capture long-term income rather than selling at deep discounts, strengthening sustainable profitability.

We are focused on the acquisition of orthopedic and related modality practices with strong organic growth plans that are materially cash generative to maximize value and providing greater coverage for our patients, and diversification and risk mitigation for our stockholders.

All current revenue is derived from Nova Ortho and Spine, LLC, or Nova, which was acquired on May 31, 2021. It operates a group of regional primary specialty and ancillary care facilities across Florida and Georgia that provide traumatic injury victims with primary care evaluations, interventional pain management, and specialty consultation services, including emergency medical condition, or EMC, assessments. We currently primarily focus on plaintiff-related care and provide healthcare to uninsured patients. Our patients have typically been in an accident and have filed a lawsuit as a plaintiff against the defendant who is allegedly responsible for the accident as the result of negligence or another tort. We provide a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves. From sports injuries, to sprains, strains, and fractures, our doctors are dedicated to helping patients return to active lifestyles.

We also own a real estate company, Edge View Properties, Inc., or Edge View, which we acquired on July 16, 2014. Edge View owns five (5) acres zoned medium density residential (MDR) with 12 lots already platted, six (6) acres zoned high-density residential (HDR) that can be platted in various configurations to meet current housing needs, and twelve (12) acres zoned in Lemhi County as Agriculture that is available for further annexation into the City of Salmon for development, as well as a common area for landowners to view wildlife, provide access to the Salmon River and fishing in a two (2) acre pond. Management does not currently have any plans to develop this property and expects to eventually sell the property.

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All of our revenue is generated by our healthcare business, which generated revenue of $11,535,577 and $8,270,126 for the years ended December 31, 2025 and 2024, respectively. For the years ended December 31, 2025 and 2024, we had net losses of $5,507,592 and $3,302,999, respectively.

Our Corporate History and Structure

We were incorporated on September 3, 1986 in Colorado as Cardiff International Inc. On November 10, 2005, we merged with Legacy Card Company and became Cardiff Lexington Corporation. On August 27, 2014, we redomiciled and became a corporation under the laws of Florida. On April 13, 2021, we redomiciled and became a corporation under the laws of Nevada.

All of our operations are conducted through our operating subsidiaries, Nova and Edge View. Nova was organized in the State of Florida on December 3, 2018 and Edge View was incorporated in the State of Idaho on February 9, 2005.

Our Business Strategy

We employ an acquisition and value creation strategy, with the goal of locating undervalued and undercapitalized healthcare companies and providing them capitalization and leadership in order to maximize the value and potential of their private, often family run, enterprises while also providing diversification and risk mitigation for our stockholders. Our primary focus is on the healthcare sector, where we utilize our management team’s relationship networks, industry experience and deal sourcing capabilities to target companies we believe have an experienced management team and compelling assets which we believe are well positioned for growth. Our culture emphasizes core values, teamwork, accountability, and performance. Specifically, we have and will continue to look at a diverse variety of acquisitions in the healthcare sector in terms of growth stages and capital structures and we intend to focus our portfolio of subsidiaries to established profitable niche small to mid-sized healthcare companies. Our acquisition strategy is driven by structure, transaction value, alignment, resources and return on investment. As we identify potential targets, it is also our strategy and goal to identify and recruit the right operating executive partners that have the requisite tools and experience to manage and grow our existing and newly acquired subsidiaries. Based on our management’s long history and experience in building relationships with a vast number of executives and their teams, we are confident that we have placed or left successful executives in charge of our current subsidiaries and will be able to identify appropriate executives to add long-term value to any future acquisitions.

After our acquisitions, the entities become wholly owned subsidiaries and the target company’s management team either maintains responsibility for the day-to-day operations or we locate suitable executives to overtake responsibility for the entities. We believe that we can then provide these entities with some of the benefits of being a publicly traded company, including but not limited to, providing them with increased access to funding that we can obtain on their behalf in the capital markets for operations or expansion and our management team’s experience operating businesses. Our combined acquisition and value creation strategy drives our goal to deliver our public stockholders an opportunity to own a long term, stable, durable compounding equity investment that can produce strong returns.

Our Market Opportunity

Utilizing our management teams and principals’ expansive network of relationships, we believe there to be a significant opportunity for organic growth and expanded utilization of our current locations and an opportunity to open additional locations within new markets. Additionally, we believe there are a substantial number of small to mid-sized healthcare companies, second stage startups – emerging businesses with a strong organic growth plan that is materially cash generative and income producing real estate holdings that we may seek to acquire that can potentially generate attractive returns for our stockholders. In this environment, we believe the expertise and relationships of our management team represent a compelling value proposition for potential business targets looking for additional working capital infusion, a pathway to exit some equity, and leadership to assist them to grow and expand.

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Our Competitive Strengths

We believe that we have several competitive advantages that differentiate us from other holding companies. Our competitive strengths include:

•	Management operating and investing experience. Our directors and executive officers have significant executive, investment and operational experience in managing and growing small and middle market healthcare companies. We believe that this breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities.

•	Extensive network of small to middle market companies. As a result of their experience with acquisitions and in providing services to small to middle market companies around the United States, our management team members have developed a broad array of contacts at private and closely held companies. We believe that these contacts will be important in generating potential acquisition opportunities for us.

•	Public company benefits. We believe our structure will make us an attractive business transaction partner to prospective acquisition targets. As an existing public company, we will be able to raise capital to deploy to our acquired businesses for their business operations. Additionally, we will be able to offer to the employees of our subsidiaries equity in our company as an additional means of creating management incentives that are better aligned with stockholders’ interests.

•	Maintaining of day-to-day control of operations. As part of our acquisition criteria for a target company, we search for companies with what we believe are strong management teams, which allows us to have the management team maintain control of the day-to-day operations of the companies. We believe this model is attractive to target companies with management desiring to obtain the benefits of being a public company while maintaining control over the operations of their company.

Our Healthcare Business

Services

We provide a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves. Orthopedic and pain procedure services include hip and knee replacement, shoulder reconstruction, fracture care and hand surgery, as well as spinal surgery.

Our service model is designed to promote referral relationships, facilitate patient access, and coordinate administration among our company, as a medical provider, personal injury attorneys, and chiropractors. This “referral relationship” approach to case management results in increased revenue as attorneys consider the value of our patient management process when brokering settlements. As EMC and early stage continued care providers, we believe that we have superior access to patient information to determine the validity of each case and manage cases appropriately.

As noted above, we focus on plaintiff-related care, so our revenue is primarily provided by bodily injury policies, general liability policies, and personal injury protection policies, rather than directly from patients, private insurance or Medicare/Medicaid, which partially insulates our business from the declining reimbursement programs paid from or correlated to Medicare/Medicaid and traditional health insurance companies. However, since most of our patients are uninsured and involved in lawsuits, we must wait for payments of amounts owed to us until the patient’s lawyer settles the claim against the defendant’s insurance company or the defendant. As a result of our need to wait for such a settlement, we experience an extended accounts receivable collection period, which typically ranges from 12 to 24 months. See also “Risk Factors—Risks Related to Our Business and Structure—Our typical accounts receivable collection lifecycle is between 12 and 24 months. This extended period creates several risks relating to our liquidity and cash flow, exposure to credit losses, dependence on external financing, negative impact on our financial metrics and operational challenges.”

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Healthcare Facilities

The main office for our healthcare business is located at 1903 S 25th Street, Suite 103, Fort Pierce, FL 34947. We currently operate eleven facilities. As of December 31, 2025, management estimates that the eleven facilities are operating at 35% capacity. We believe that the most important factors relating to the overall utilization of a facility include adequate working capital, the quality and market position of the facility and the number, quality and specialties of physicians providing patient care within the facility. Other factors that affect utilization include general and local economic conditions, market penetration, the degree of outpatient use, the availability of reimbursement programs such as Medicare and Medicaid, and demographic changes such as the growth in local populations. Utilization across the industry is also being affected by improvements in clinical practice, medical technology and pharmacology. Current industry trends in utilization and occupancy have been significantly affected by changes in reimbursement policies of third party payers. We are also unable to predict the extent to which these industry trends will continue or accelerate.

Competitive Strengths

We believe that our healthcare business has several competitive advantages, including the following:

•	Broad array of services focusing on plaintiff-related care. We provide a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves with a focus on plaintiff-related care. From sports injuries, to sprains, strains, and fractures, orthopedic and pain procedure services include hip and knee replacement, shoulder reconstruction, fracture care and hand surgery, as well as spinal surgery. Our service model is designed to promote referral relationships, facilitate patient access, and coordinate administration among our company, as a medical provider, personal injury attorneys, and chiropractors. As a result, our revenue is primarily provided by bodily injury insurance policies, general liability policies, and personal injury protection policies, which partially insulates our business from the declining reimbursement programs paid from or correlated to Medicare/ Medicaid and traditional health insurance companies.

•	Opportunities for accelerated growth. We have a track record of delivering strong growth through a combination of organic growth, new contract additions and selective acquisitions. Organic growth has historically been supported by consistent underlying market volume trends, stable pricing and a diversified payor mix. We believe that our networks of high-quality providers position us to take advantage of these trends. We have successfully executed on new contract growth by providing a set of differentiated services and delivering integrated, efficient, high-quality care, which has helped us expand our relationships with our existing customers and compete effectively in the bidding process for new contracts. Additionally, we believe we will have opportunities to expand our services through acquisitions, as discussed in more detail below.

•	Focus on clinical excellence. We are focused on achieving the best clinical outcomes for our patients through the application of rigorous recruiting and credentialing standards, the promotion of a physician-led leadership culture and the monitoring of our clinical quality measures. Through extensive clinical and leadership development programs, we train our healthcare professionals to continually enhance their skills and deliver innovative and patient-focused experiences and outcomes. We provide internally developed continuing medical education accredited courses to our healthcare professionals, including instructor-led and on-line education sessions. We have developed and implemented quality measurement systems that track multiple key indicators, which assist our professionals in systematically monitoring, examining and analyzing outcomes and processes. These quality measurement systems are supplemented by our active peer review infrastructure designed to ensure the development and implementation of actionable items that will improve patient outcomes. Our ability to deliver high levels of customer service and patient care is a direct result of this focus, which helps us to differentiate our services, and to attract and retain providers.

•	Ability to attract and retain high-quality providers. Through our processes, we are able to identify and target high-quality providers to match the needs of our customers. We believe that our operating infrastructure enables us to provide attractive opportunities for our providers to enhance their skills through extensive clinical and leadership development programs. We believe that our differentiated recruiting, training and development programs strengthen our customer and provider relationships, enhance our contract and clinician retention rates and allow us to efficiently recruit providers to support our new contract pipeline.

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Growth Strategies

The key elements of our strategy to grow our healthcare business include:

•	Capitalize on organic growth opportunities. As noted above, management estimates that our eleven facilities are operating at 35% capacity as of December 31, 2025. Accordingly, we believe that we have an opportunity for organic growth at our existing facilities. We also believe our physician-led, patient-focused culture and approach to clinical solutions will allow us to continue to successfully recruit and retain clinical professionals.

•	Supplement organic growth with strategic acquisitions. The market in which we compete is highly fragmented, presenting significant opportunities for additional acquisitions. We will continue to follow a disciplined strategy in exploring future acquisitions by analyzing the strategic rationale, financial impact and organic growth profile of each potential opportunity. Our current focus for future acquisitions is outpatient Orthopedic Surgery Centers and related Clinics. We have been in discussions with several privately owned Surgery Centers and Clinics. Key targets are strategically located within eighteen states that we have identified to have a combination of favorable dynamics.

•	Enhance operational efficiencies and productivity. We believe there are significant opportunities to continue to build upon our success in improving our productivity and profitability. We continue to focus on initiatives to improve productivity, including more efficient scheduling, continued use of mid-level providers, enhancing our leadership training programs, improving and realigning compensation programs. We believe that our processes related to managed care contracting, billing, coding, collection and compliance have driven a strong track record of efficient revenue cycle management. We have made significant investments in infrastructure, including management information systems that we believe will continue to enable us to improve clinical results and key client metrics while reducing the cost of providing patient care. We have dedicated teams with business and clinical expertise that are responsible for implementing best practices. Furthermore, we will continue to utilize risk mitigation programs for loss prevention and early intervention. We believe that our significant investments in scalable technology systems will facilitate additional cost reductions and efficiencies.

Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Prospectus Summary. These risks include, but are not limited to, the following:

Risks Related to Our Business and Structure

•	The report of our independent registered public accounting firm included a “going concern” explanatory paragraph.

•	Our typical accounts receivable collection lifecycle is between 12 and 24 months. This extended period creates several risks relating to our liquidity and cash flow, exposure to credit losses, dependence on external financing, negative impact on our financial metrics and operational challenges.

•	We lack systematic processes and resources to support the aging of our accounts receivables, which can result in inefficiencies and higher operational costs. In order to remedy this issue, we expect to make significant expenditures.

•	Our acquisition strategy exposes us to substantial risk.

•	We may not be able to effectively integrate the businesses that we acquire.

•	Failure to manage our growing and changing business could have a material adverse effect on our business, prospects, financial condition, and results of operations.

•	We face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities.

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•	We may not be able to successfully fund acquisitions due to the unavailability of equity or debt financing on acceptable terms, which could impede the implementation of our acquisition strategy.

•	Our future success is dependent on the management teams of our businesses, the loss of any of whom could materially adversely affect our financial condition, business and results of operations.

•	We may engage in a business transaction with one or more target businesses that have relationships with our executive officers, our directors, or any of their respective affiliates, which may create or present conflicts of interest.

Risks Related to our Healthcare Business

•	Our ability to grow our business through organic expansion either by developing new facilities or by modifying existing facilities is dependent upon many factors.

•	Changes to payment rates or methods of third-party payors, including government healthcare programs, changes to the laws and regulations that regulate payments for medical services, the failure of payment rates to increase as our costs increase, or changes to our payor mix, could adversely affect our operating margins and revenues.

•	An increase in uninsured or underinsured patients or the deterioration in the collectability of the accounts of such patients could harm our results of operations.

•	Failure to timely or accurately bill for services could have a negative impact on our net revenue and cash flow.

•	Our facilities face competition for patients from other healthcare providers.

•	Our performance depends on our ability to recruit and retain quality physicians.

•	Our performance depends on our ability to attract and retain qualified nurses and medical support staff and we face competition for staffing that may increase our labor costs and harm our results of operations.

•	If we fail to comply with extensive laws and government regulations, we could suffer civil or criminal penalties or be required to make significant changes to our operations that could reduce our revenue and profitability.

•	If any of our existing healthcare facilities lose their accreditation or any of our new facilities fail to receive accreditation, such facilities could become ineligible to receive reimbursement under Medicare or Medicaid.

•	We could be subject to lawsuits which could harm the value of our business, including litigation for which we are not fully reserved.

Risks Related to our Real Estate Business

•	We are subject to demand fluctuations in the real estate industry and any reduction in demand could adversely affect our business, results of operations, and financial condition.

•	Adverse weather conditions, natural disasters, and other unforeseen and/or unplanned conditions could have serious impacts on our ability to develop and market or sell our real estate asset.

•	If the market value of our real estate investments decreases, our results of operations will also likely decrease.

•	Changes in tax laws, taxes or fees may increase the cost of development or sale of our property.

•	We may incur environmental liabilities with respect to our real estate assets.

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Risks Related to This Offering and Ownership of Our Common Stock

•	There has been limited trading in our common stock prior to this offering, and an active market in which investors can resell their shares may not develop.

•	The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

•	Our officers and directors own a significant percentage of our outstanding voting securities which could reduce the ability of minority stockholders to effect certain corporate actions.

Listing on Nasdaq

Our common stock is currently quoted on the OTCQB under the symbol “CDIX.” In connection with this offering, we have applied to list our common stock on Nasdaq under the symbol “CDIX.” If our listing application is approved, we expect to list our common stock on Nasdaq upon consummation of this offering, at which point our common stock will cease to be traded on the OTCQB. There can be no assurance that our common stock will be listed on Nasdaq, and this offering is contingent on such listing being approved by Nasdaq.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. A smaller reporting company is defined as a company which has (1) a public float of less than $250 million as of the most recently completed second fiscal quarter; or (2) has annual revenues for the most recently completed fiscal year of less than $100 million and a public float of less than $700 million as of the most recently completed second fiscal quarter. We would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus forms a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Our principal executive office is located at 710 East Main Street, Lexington, KY 40502. Our telephone number is (800) 530-2100. We maintain a website at www.cardifflexington.com. The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus and investors should not rely on such information in deciding whether to purchase shares of our common stock.

Reverse Stock Split

On January 12, 2026, we implemented a 1-for-3 reverse split of our outstanding shares of common stock. As a result of this reverse split, our issued and outstanding common stock decreased from 41,152,612 shares to 13,718,365 shares. Accordingly, all share and per share information contained in this prospectus has been restated to retroactively show the effect of this reverse stock split.

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The Offering

Shares offered:	1,739,130 shares of common stock (or 2,000,000 shares if the underwriters exercise the over-allotment in full), based on the assumed public offering price of $3.45 per share, the closing price of our common stock on March 11, 2026.

Offering price:

For purposes of this prospectus, the assumed public offering price per share is $3.45, the closing price of our common stock on March 11, 2026. The actual offering price per share will be as determined between the underwriters and us based on market conditions at the time of pricing. Therefore, the assumed offering price used throughout this prospectus may not be indicative of the final offering price.

Shares to be outstanding after this offering(1):

17,745,269 shares of common stock (or 18,006,139 shares if the underwriters exercise the over-allotment option in full), based on an assumed public offering price of $3.45 per share, the closing price of our common stock on March 11, 2026.

The number of shares of common stock outstanding after this offering includes the conversion of all shares of our outstanding series F-1 preferred stock and series L preferred stock into an aggregate of approximately 646,736 shares of common stock, effective automatically on the date on which our common stock begins trading on Nasdaq, and the issuance of 200,000 shares of common stock to Greentree Financial Group, Inc., or Greentree, our financial advisor, upon completion of this offering. See “Description of Capital Stock” for more information regarding the automatic conversion of our preferred stock.

Over-allotment option:	We have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the shares sold in the offering (260,870 additional shares) at the public offering price, less the underwriting discounts and commissions.

Representative’s warrants:	We have agreed to issue to R.F. Lafferty & Co., Inc., as representative of the underwriters, or its designees, warrants to purchase up to a total number of shares of common stock equal to 5% of the total number of shares sold in this offering at an exercise price equal to 120% of the public offering price of the shares sold in this offering (subject to adjustments). The warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months after the date of the commencement of the sales of the public securities in this offering. The registration statement of which this prospectus forms a part also registers the representative’s warrants and the shares of common stock issuable upon exercise of the representative’s warrants. See the “Underwriting” section for more information.

Use of proceeds:

We expect to receive net proceeds of approximately $4.9 million from this offering (or $5.7 million if the underwriters exercise the over-allotment option in full), based on an assumed public offering price of $3.45 per share, the closing price of our common stock on March 11, 2026, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for the repayment of certain debt and for working capital and general corporate purposes. See the section titled “Use of Proceeds” for additional information.

Risk factors:	Investing in our common stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 11 before making an investment.

Lock-up:	We and our directors, officers, and stockholders holding more than 5% of our common stock (on a fully diluted basis) as of the effective date of this prospectus have agreed not to sell, transfer or dispose of any common stock for a period of six (6) months from the completion of this offering, subject to certain exceptions. See “Underwriting” for more information.

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Trading market and symbol:	Our common stock is currently quoted on the OTCQB Market under the symbol “CDIX.” In connection with this offering, we have applied for the listing of our common stock on The Nasdaq Capital Market under the symbol “CDIX.” The closing of this offering is contingent upon our uplisting to The Nasdaq Capital Market. There is no assurance that such application will be approved.

(1)	The number of shares of common stock outstanding immediately following this offering is based on 15,159,403 shares outstanding as of March 12, 2026 and excludes:

•	2 shares of common stock issuable upon the conversion of our series A preferred stock upon a transfer thereof;

•	shares of common stock issuable upon the conversion of 1,037,311 shares of our series N senior convertible preferred stock, which are convertible into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to $2,700 (subject to adjustments);

•	shares of common stock issuable upon the conversion of 438,388 shares of our series X senior convertible preferred stock, which are convertible into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to the lower of (i) the lowest volume weighted average price of our common stock on our principal trading market during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing, including this offering;

•	shares of common stock issuable upon the conversion of 1,067,878 shares of our series Y senior convertible preferred stock, which are convertible commencing on the first anniversary of the date on which our common stock begins trading on Nasdaq into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to the lowest volume weighted average price of our common stock on our principal trading market during the five (5) trading days immediately prior to the applicable conversion date;

•	241,048 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $21.55 per share;

•	90,002 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $5.19 per share;

•	1,332,540 shares of common stock that are reserved for issuance under our 2024 Equity Incentive Plan;

•	shares of common stock issuable upon the conversion of a convertible promissory note in the principal amount of $50,000 issued to Greentree, which is convertible into shares of common stock at a conversion price equal to the lower of $0.25 or 50% of the lowest closing price of our common stock for the ten (10) trading days immediately prior to the conversion date;

•	shares of common stock issuable upon the conversion of convertible promissory notes in the aggregate principal amount of $80,000, which are convertible into shares of common stock at a conversion price of $0.825 (subject to adjustment);

•	shares of common stock issuable upon the conversion of convertible promissory notes in the aggregate principal amount of $200,000, which are convertible into shares of common stock at a conversion price of $3.00 (subject to adjustment); and

•	shares of common stock issuable upon the exercise of the representative’s warrants issued in connection with this offering.

Please see “Description of Capital Stock” for additional details regarding our outstanding securities.

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Summary Financial Information

The following tables summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our summary consolidated financial data as of December 31, 2025 and 2024 and for the years then ended are derived from our audited consolidated financial statements included elsewhere in this prospectus.

All financial statements included in this prospectus are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP. The summary financial information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein. The financial statements contained elsewhere fully represent our financial condition and operations; however, they are not indicative of our future performance.

	Years Ended December 31,
Statements of Operations Data	2025	2024
Revenue	$11,535,577	$8,270,126
Cost of sales	4,329,330	3,841,628
Gross profit	7,206,247	4,428,498
Total operating expenses	6,105,661	4,622,002
Income (loss) from continuing operations	1,100,586	(193,504)
Total other expense, net	(6,846,463)	(2,998,183)
Net loss before discontinued operations	(5,745,877)	(3,191,687)
Income (loss) from discontinued operations	238,285	(111,312)
Net loss	$(5,507,592)	$(3,302,999)
Preferred stock dividends	(1,034,303)	(962,169)
Net loss attributable to common stockholders	$(6,541,895)	$(4,265,168)
Basic and diluted loss per share – continuing operations	$(0.98)	$(1.09)

	As of December 31,
Balance Sheet Data	2025	2024
Cash	$318,535	$1,188,185
Total current assets	22,593,365	17,212,576
Total assets	29,086,945	23,925,679
Total current liabilities	25,832,369	15,886,803
Total liabilities	26,014,118	16,324,405
Total mezzanine equity	5,542,488	4,916,105
Total stockholders’ equity (deficit)	(2,469,661)	2,685,169
Total liabilities, mezzanine equity and stockholders’ equity	$29,086,945	$23,925,679

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our securities. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to Our Business and Structure

The report of our independent registered public accounting firm included a “going concern” explanatory paragraph.

The report of our independent registered public accounting firm that accompanies our financial statements for the year ended December 31, 2025 contains an explanatory paragraph relating to our ability to continue as a going concern. We had previously sustained operating losses since our inception, have an accumulated deficit of $79,490,980 and $72,949,085 as of December 31, 2025 and 2024, respectively, and had negative cash flow from operating activities of $2,853,274 and $2,765,797 during the years ended December 31, 2025 and 2024, respectively. These factors raise a substantial doubt about our ability to continue as a going concern.

However, management believes, based on our operating plan, that current working capital and current and expected additional financing should be sufficient to fund operations and satisfy our obligations as they come due for at least one year. However, additional funds from new financing and/or future equity raises are required for continued operations and to execute our business plan and our strategy of acquiring additional businesses. The funds required to execute our business plan will depend on the size, capital structure and purchase price consideration that the seller of a target business deems acceptable in a given transaction. The amount of funds needed to execute our business plan also depends on what portion of the purchase price of a target business the seller of that business is willing to take in the form of seller notes or our equity or equity in one of our subsidiaries. Given these factors, we believe that the amount of outside additional capital necessary to execute our business plan on the low end (assuming target company sellers accept a significant portion of the purchase price in the form of seller notes or our equity or equity in one of our subsidiaries) ranges between $5 million to $10 million.

Although we do not believe that we will require additional cash to continue our operations over the next twelve months, there are no assurances that we will be able to raise our revenues to a level which supports profitable operations and provides sufficient funds to pay obligations in the future. Our prior losses have had an adverse effect on our financial condition. In addition, continued operations and our ability to acquire additional businesses may be dependent on our ability to obtain additional financing in the future, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through our operations, financings or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our stockholders would likely lose most or all of their investment in our company.

Our typical accounts receivable collection lifecycle is between 12 and 24 months. This extended period creates several risks relating to our liquidity and cash flow, exposure to credit losses, dependence on external financing, negative impact on our financial metrics and operational challenges.

We focus on plaintiff-related care and provide orthopedic healthcare to uninsured patients. Our patients have typically been in an accident and have filed a lawsuit as a plaintiff against the defendant who is allegedly responsible for the accident as the result of negligence or another tort. Since the patient is uninsured, we must wait for payments of amounts owed to us until the patient’s lawyer settles the claim against the defendant’s insurance company or the defendant. As a result of our need to wait for such a settlement, we experience an extended accounts receivable collection period, which typically ranges from 12 to 24 months. This extended accounts receivable collection period is very different from a traditional product or service business that collects a majority of receivables within 30, 60, and/or 90-day increments. We routinely receive a letter of protection from our patient and its legal counsel which ensures payment in full from insurance settlements. A letter of protection is a legally binding contract that exists between the patient’s personal injury attorney, the patient, and our company, as the healthcare provider. The letter promises that the patient will pay the medical expenses after the patient’s injury claim reaches its settlement.

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This prolonged collection cycle presents several risks that could materially and adversely affect our business, financial condition, and results of operations, including the following.

•	Liquidity and Cash Flow Constraints: The long duration between the sale of our services and the receipt of payment from our customers can significantly strain our liquidity and cash flow. This extended time period can limit our ability to invest in growth opportunities, meet our operating expenses, and fulfill our obligations as they become due.

•	Increased Exposure to Credit Losses: Notwithstanding that we typically receive a letter of protection, extended collection periods increase the risk that a net settlement will not be collected in cases where no settlement is reached with the defendant’s insurance company and the plaintiff (our patient) loses the case at trial, or the case is abandoned, potentially leading to higher than anticipated credit losses. For the years ended December 31, 2025 and 2024, we recognized credit losses of $262,928 and $266,000, respectively.

•	Dependence on External Financing: To mitigate the impact of delayed collections, we may need to rely more heavily on external financing sources such as factoring arrangements, lines of credit, loans, or equity financing. Such dependence may result in increased interest expenses, dilution of stockholders’ equity, or restrictive covenants that could limit our operational flexibility.

•	Impact on Financial Metrics: Prolonged accounts receivable cycles can distort our financial metrics, including working capital ratios, days sales outstanding (DSO), and cash conversion cycle. These distorted metrics may negatively influence investor perceptions, credit ratings, and our overall financial health.

•	Operational Challenges: Managing long accounts receivable cycles requires robust credit risk management and collections processes. Failure to effectively manage these processes could lead to inefficiencies and higher operational costs.

As a result of these risks relating to our extended accounts receivable collection cycles, our financial condition, prospects and results of operations may be materially adversely affected.

We lack systematic processes and resources to support the aging of our accounts receivables, which can result in inefficiencies and higher operational costs. In order to remedy this issue, we expect to make significant expenditures.

Our business model involves providing healthcare services to patients who have been involved in accidents, with payment for these services typically collected from the patient’s settlement with the defendant’s insurer. This business model results in an extended accounts receivable collection period of 12 to 24 months. The lengthy collection period may adversely impact our cash flow and liquidity, making it more challenging to meet operational and financial obligations.

Historically, we have not maintained systematic processes and resources to manage and monitor the aging of our accounts receivables. The settlement process is complex and ongoing patient care can further complicate the accurate aging of receivables. These complexities may lead to difficulties in assessing the true financial health of our company and in predicting cash flow accurately. Currently, our third-party billing company only captures the first date of service for each patient. This first date of service may be months before surgery or before any significant services have been rendered. The receivable relating to the patient continues to grow over time, which distorts the actual aging of the receivable. With regard to facilities and anesthesiology services, our third-party billing company historically had not captured any first date of service, so we do not have historical data relating to the aging of accounts receivable relating to these services. Recently, we have been working with our third-party billing company to resolve the systematic issue with respect to facilities and anesthesiology services in order to begin to capture the first date of service. We believe that these changes to our financial systems will assist us going forward, but we expect a 12 to 24 month lag before we are able to obtain relevant aging data with regard to these receivables.

We expect that it will take 12 to 24 months to support the aging of our accounts receivables and ensure accurate estimation of the receivable lifecycle, and will require us to devote significant resources during that period. These resources include additional dedicated personnel. We do not expect a significant additional out-of-pocket cost to remedy this situation.

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We are in the process of implementing enhanced practices to better capture and manage the aging of its billings for accounts receivable. However, these practices are not yet fully operational. Until these new practices are effectively in place, we remain exposed to risks associated with delayed collections and potential inaccuracies in financial reporting.

If we are unable to successfully implement and maintain these enhanced processes, we may face continued challenges in managing our accounts receivables, which could have a material adverse effect on its financial condition, results of operations, and cash flows. Investors should consider these risks when evaluating our financial stability and performance.

Our acquisition strategy exposes us to substantial risk.

Our acquisition of companies is subject to substantial risk, including but not limited to the failure to identify material problems during due diligence (for which we may not be indemnified post-closing), the risk of over-paying for assets (or not making acquisitions on an accretive basis), the ability to obtain or retain customers and the risks of entering markets where we have limited experience. While we perform due diligence on prospective acquisitions, we may not be able to discover all potential operational deficiencies in such entities.

Our prior and future businesses may not perform as expected or the returns from such businesses may not support the financing utilized to acquire them or maintain them. Furthermore, integration and consolidation of acquired businesses requires substantial human, financial and other resources and may divert management’s attention from our existing business concerns, disrupt our ongoing business or not be successfully integrated. Even if we consummate businesses that we believe will be accretive, those businesses may in fact result in a decrease in revenues as a result of incorrect assumptions in our evaluation of such businesses, unforeseen consequences, or other external events beyond our control. Furthermore, if we consummate any future acquisitions, our capitalization and results of operations may change significantly, and stockholders will generally not have the opportunity to evaluate the economic, financial, and other relevant information that we will consider in determining the application of these funds and other resources. As a result, the consummation of acquisitions may have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may experience difficulty as we evaluate, acquire and integrate businesses that we may acquire, which could result in drains on our resources, including the attention of our management, and disruptions of our on-going business.

We acquire small to mid-sized businesses in various industries. Generally, because such businesses are privately held, we may experience difficulty in evaluating potential target businesses as much of the information concerning these businesses is not publicly available. Therefore, our estimates and assumptions used to evaluate the operations, management and market risks with respect to potential target businesses may be subject to various risks and uncertainties. Further, the time and costs associated with identifying and evaluating potential target businesses may cause a substantial drain on our resources and may divert our management team’s attention away from the operations of our businesses for significant periods of time.

In addition, we may have difficulty effectively integrating and managing acquisitions. The management or improvement of businesses we acquire may be hindered by a number of factors, including limitations in the standards, controls, procedures and policies implemented in connection with such acquisitions. Further, the management of an acquired business may involve a substantial reorganization of the business’ operations resulting in the loss of employees and customers or the disruption of our ongoing businesses. We may experience greater than expected costs or difficulties relating to an acquisition, in which case, we might not achieve the anticipated returns from any particular acquisition.

We may not be able to effectively integrate the businesses that we acquire.

Our ability to realize the anticipated benefits of acquisitions will depend on our ability to integrate those businesses with our own. The combination of multiple independent businesses is a complex, costly and time-consuming process and there can be no assurance that we will be able to successfully integrate businesses into our business, or if such integration is successfully accomplished, that such integration will not be costlier or take longer than presently contemplated. Integration of future acquisitions may include various risks and uncertainties, including the factors discussed in the paragraph below. If we cannot successfully integrate and manage the businesses within a reasonable time, we may not be able to realize the potential and anticipated benefits of such acquisitions, which could have a material adverse effect on our stock price, business, cash flows, results of operations and financial position.

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We will consider acquisitions that we believe will complement, strengthen and enhance our growth. We evaluate opportunities on a preliminary basis from time to time, but these transactions may not advance beyond the preliminary stages or be completed. Such acquisitions are subject to various risks and uncertainties, including:

•	the inability to effectively integrate the operations, products, technologies, and personnel of the acquired companies (some of which are in diverse geographic regions) and achieve expected synergies;

•	the potential disruption of existing business and diversion of management’s attention from day-to-day operations;

•	the inability to maintain uniform standards, controls, procedures, and policies;

•	the need or obligation to divest portions of the acquired companies;

•	the potential failure to identify material problems and liabilities during due diligence review of acquisition targets;

•	the potential failure to obtain sufficient indemnification rights to fully offset possible liabilities associated with acquired businesses; and

•	the challenges associated with operating in new geographic regions.

Failure to manage our growing and changing business could have a material adverse effect on our business, prospects, financial condition, and results of operations.

If we are able to successfully grow our operations, which cannot be assured, we expect to encounter additional challenges to our internal processes, capital commitment process, and acquisition funding and financing capabilities. Our existing operations, personnel, systems, and internal control may not be adequate to support our growth and expansion and may require us to make additional unanticipated investments in our infrastructure. To manage the future growth of our operations, we will be required to improve our administrative, operational, and financial systems, procedures, and controls, and maintain, expand, train, and manage our growing employee base. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies successfully or respond to competitive pressures. As a result, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities.

We have been formed to acquire and manage small to mid-sized businesses. In pursuing such acquisitions, we expect to face strong competition from a wide range of other potential purchasers. Although the pool of potential purchasers for such businesses is typically smaller than for larger businesses, those potential purchasers can be aggressive in their approach to acquiring such businesses. Furthermore, we expect that we may need to use third-party financing in order to fund some or all of these potential acquisitions, thereby increasing our acquisition costs. To the extent that other potential purchasers do not need to obtain third-party financing or are able to obtain such financing on more favorable terms, they may be in a position to be more aggressive with their acquisition proposals. As a result, in order to be competitive, our acquisition proposals may need to be aggressively priced, including at price levels that exceed what we originally determined to be fair or appropriate. Alternatively, we may determine that we cannot pursue on a cost-effective basis what would otherwise be an attractive acquisition opportunity.

We may not be able to successfully fund acquisitions due to the unavailability of equity or debt financing on acceptable terms, which could impede the implementation of our acquisition strategy.

We have historically financed acquisitions primarily through additional equity and debt financings. Because the timing and size of acquisitions cannot be readily predicted, we may need to be able to obtain funding on short notice to benefit fully from attractive acquisition opportunities. The sale of additional shares of any class of equity will be subject to market conditions and investor demand for such shares at prices that may not be in the best interest of our stockholders. The sale of additional equity securities could also result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. These risks may materially adversely affect our ability to pursue our acquisition strategy.

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We may change our management and acquisition strategies without the consent of our stockholders, which may result in a determination by us to pursue riskier business activities.

We may change our strategy at any time without the consent of our stockholders, which may result in our acquiring businesses or assets that are different from, and possibly riskier than, the strategy described in this prospectus. A change in our strategy may increase our exposure to interest rate and currency fluctuations, subject us to regulation under the Investment Company Act of 1940, as amended, or the Investment Company Act, or subject us to other risks and uncertainties that affect our operations and profitability.

We are a holding company and rely on distributions and other payments, advances, and transfers of funds from our subsidiaries to meet our obligations.

We are a holding company and have no material assets other than ownership of equity interests in our subsidiaries. We have no independent means of generating revenue. We intend to cause our subsidiaries to make distributions to our company in an amount sufficient to cover all applicable taxes payable and dividends, if any, declared by us. Our ability to service our debt, if any, depends on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash, whether in the form of dividends, loans or other distributions, to pay amounts due on our obligations. Future financing arrangements may contain negative covenants that limit the ability of our subsidiaries to declare or pay dividends or make distributions. Our subsidiaries are separate and distinct legal entities. To the extent that we need funds, and our subsidiaries are restricted from declaring or paying such dividends or making such distributions under applicable law or regulations or are otherwise unable to provide such funds (for example, due to restrictions in future financing arrangements that limit the ability of our operating subsidiaries to distribute funds), our liquidity and financial condition could be materially harmed.

In the future, we may seek to enter into credit facilities to help fund our acquisition capital and working capital needs. These credit facilities may expose us to additional risks associated with leverage and may inhibit our operating flexibility.

We may seek to enter into credit facilities with third-party lenders to help fund our acquisitions. Such credit facilities will likely require us to pay a commitment fee on the undrawn amount and will likely contain a number of affirmative and restrictive covenants. If we violate any such covenants, our lenders could accelerate the maturity of any debt outstanding. Such debt may be secured by our assets, including the stock we may own in businesses that we acquire and the rights we have under intercompany loan agreements that we may enter into with our businesses. Our ability to meet our debt service obligations may be affected by events beyond our control and will depend primarily upon cash produced by businesses that we currently manage and may acquire in the future and distributed or paid to us. Any failure to comply with the terms of our indebtedness may have a material adverse effect on our financial condition.

In addition, we expect that such credit facilities will bear interest at floating rates which will generally change as interest rates change. We will bear the risk that the rates that we are charged by our lenders will increase faster than we can grow the cash flow from our businesses or businesses that we may acquire in the future, which could reduce profitability, materially adversely affect our ability to service our debt, cause us to breach covenants contained in our third-party credit facilities and reduce cash flow available for distribution.

The loss of the services of the current officers and directors could severely impact our business operations and future development, which could result in a loss of revenues and one’s ability to ever sell any shares.

Our performance is substantially dependent upon the professional expertise of the current officers and board of directors. Each has extensive expertise in business development and acquisitions, and we are dependent on their abilities. If they are unable to perform their duties, this could have an adverse effect on business operations, financial condition, and operating results if we are unable to replace them with other individuals qualified to develop and market our business. The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any shares you hold as well as the complete loss of your investment.

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Our future success is dependent on the management teams of our businesses, the loss of any of whom could materially adversely affect our financial condition, business, and results of operations.

The future success of our existing and future businesses depends on the respective management teams of those businesses because we intend to operate our businesses on a stand-alone basis, primarily relying on their existing management teams for day-to-day operations. Consequently, their operational success, as well as the success of any organic growth strategy, will be dependent on the continuing efforts of the management teams of our businesses. We will seek to provide these individuals with equity incentives and to have employment agreements with certain persons we have identified as key to their businesses. However, these measures may not prevent these individuals from leaving their employment. The loss of services of one or more of these individuals may materially adversely affect our financial condition, business, and results of operations.

We may engage in a business transaction with one or more target businesses that have relationships with our executive officers, our directors, or any of their respective affiliates, which may create or present conflicts of interest.

We may decide to engage in a business transaction with one or more target businesses with which our executive officers, our directors, or any of their respective affiliates, have a relationship, which may create or present conflicts of interest. Regardless of whether we obtain a fairness opinion from an independent investment banking firm with respect to such a transaction, conflicts of interest may still exist with respect to a particular acquisition and, as a result, the terms of the acquisition of a target business may not be as advantageous to our stockholders as it would have been absent any conflicts of interest.

The operational objectives and business plans of our businesses may conflict with our operational and business objectives or with the plans and objectives of another business we own and operate.

Our businesses face different risks and opportunities depending on market and economic conditions in their respective regions. A business’ operational objectives and business plans may not be similar to our objectives and plans or the objectives and plans of another business that we own and operate. This could create competing demands for resources, such as management attention and funding needed for operations or acquisitions, in the future.

If, in the future, we cease to control and operate our businesses or other businesses that we acquire in the future or engage in certain other activities, we may be deemed to be an investment company under the Investment Company Act.

We have the ability to make investments in businesses that we will not operate or control. If we make significant investments in businesses that we do not operate or control, or that we cease to operate or control, or if we commence certain investment-related activities, we may be deemed to be an investment company under the Investment Company Act. Our decision to sell a business will be based upon financial, operating, and other considerations rather than a plan to complete a sale of a business within any specific time frame. If we were deemed to be an investment company, we would either have to register as an investment company under the Investment Company Act, obtain exemptive relief from the Securities and Exchange Commission, or the SEC, or modify our investments or organizational structure or our contract rights to fall outside the definition of an investment company. Registering as an investment company could, among other things, materially adversely affect our financial condition, business, and results of operations, materially limit our ability to borrow funds or engage in other transactions involving leverage and require us to add directors who are independent of us and otherwise will subject us to additional regulation that will be costly and time-consuming.

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Risks Related to our Healthcare Business

Our ability to grow our business through organic expansion either by developing new facilities or by modifying existing facilities is dependent upon many factors.

Our ability to grow our business through organic expansion is dependent on capacity and occupancy at our facilities. Should our facilities reach maximum occupancy, we may need to implement other growth strategies either by developing new facilities or by modifying existing facilities.

Our facilities typically need to be purpose-designed in order to enable the type and quality of service that we provide. Consequently, we must either develop sites to create facilities or purchase or lease existing facilities, which may require substantial modification. We must be able to identify suitable sites and there is no guarantee that such sites will be available at all, or at an economically viable cost or in areas of sufficient demand for our services. The subsequent successful development and construction of a new facility is contingent upon, among other things, negotiation of construction contracts, regulatory permits and planning consents and satisfactory completion of construction. Similarly, our ability to expand existing facilities is also dependent upon various factors, including identification of appropriate expansion projects, permitting, licensure, financing, integration into our relationships with payors and referral sources, and margin pressure as new facilities are filled with patients.

Delays caused by difficulties in respect of any of the above factors may lead to cost overruns and longer periods before a return is generated on an investment, if at all. We may incur significant capital expenditure but due to a regulatory, planning, or other reason, we may find that we are prevented from opening a new facility or modifying an existing facility. Moreover, even when incurring such development capital expenditure, there is no guarantee that we can fill beds when they become available. Upon operational commencement of a new facility, we typically expect that it will take approximately 12-18 months to reach our targeted occupancy level. Any delays or stoppages in our projects, the unsatisfactory completion or construction of such projects or the failure of such projects to increase our occupancy levels could have a material adverse effect on our business, results of operations and financial condition.

Changes to payment rates or methods of third-party payors, including government healthcare programs, changes to the laws and regulations that regulate payments for medical services, the failure of payment rates to increase as our costs increase, or changes to our payor mix, could adversely affect our operating margins and revenues.

Our revenue is primarily provided by bodily injury insurance policies, general liability policies, and personal injury protection policies, which partially insulates our business from the declining reimbursement programs paid from or correlated to Medicare/Medicaid and traditional health insurance companies. However, we do also depend on private and governmental third-party sources of payment for the services provided to patients and assume financial risks related to changes in third-party reimbursement rates and changes in payor mix. In some cases, our revenue decreases if our volume or reimbursement decreases, but our expenses, including physician compensation, may not decrease proportionately.

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The amount we receive for our services may be adversely affected by market and cost factors as well as other factors over which we have no control, including changes to the Medicare and Medicaid payment systems. Health reform efforts at the federal and state levels may increase the likelihood of significant changes affecting government healthcare programs and private insurance coverage. Government healthcare programs are subject to, among other things, statutory and regulatory changes, administrative rulings, interpretations, and determinations concerning patient eligibility requirements, funding levels and the method of calculating payments or reimbursements, all of which could materially increase or decrease payments we receive from these government programs. Further, Medicare reimbursement rates are increasingly used by private payors as benchmarks to establish commercial reimbursement rates and any adjustment in Medicare reimbursement rates may impact our reimbursement rates from such private payors as well.

There are significant private and public sector pressures to restrain healthcare costs and to restrict reimbursement rates for medical services, and we believe that such pressures will continue. Many states are continuing to collect less revenue than they did in prior years, and as a result may face ongoing budget shortfalls and underfunded pension and other liabilities. Deteriorating financial conditions in the states in which we operate could lead to reduced or delayed funding for Medicaid programs, which may reduce or delay the reimbursement we receive for services provided. Major payors of healthcare, including federal and state governments and private insurers, have taken steps in recent years to monitor and control costs, eligibility for and use and delivery of healthcare services, and to revise payment methodologies. As part of their efforts to contain healthcare costs, purchasers increasingly are demanding discounted or global fee structures or the assumption by healthcare providers of all or a portion of the financial risk through shared risk, capitation, and care management arrangements, often in exchange for exclusive or preferred participation in their benefit plans. Further, the ability of commercial payors to control healthcare costs may be enhanced by the increasing consolidation of insurance and managed care companies, which may reduce our ability to negotiate favorable contracts with such payors.

We expect efforts to impose greater discounts and more stringent cost controls by government and other payors to continue, thereby reducing the payments we receive for our services. The effect of cost containment trends will depend, in part, on our payor mix. We cannot assure you that we will be able to offset reduced operating margins through cost reductions, increased volume, the introduction of additional procedures or otherwise. In addition, we cannot assure you that future changes to reimbursement rates by government healthcare programs, cost containment measures by private third-party payors, including fixed fee schedules and capitated payment arrangements, or other factors affecting payments for healthcare services will not adversely affect our future revenues, operating margins, or profitability.

An increase in uninsured or underinsured patients or the deterioration in the collectability of the accounts of such patients could harm our results of operations.

Collection of receivables from third-party payors and patients is critical to our operating performance. Our primary collection risks relate to uninsured patients and the portion of the bill that is the patient’s responsibility, which primarily includes co-payments and deductibles. We determine the transaction price based on established billing rates reduced by contractual adjustments provided to third-party payors, discounts provided to uninsured patients and implicit price concessions. Contractual adjustments and discounts are based on contractual agreements, discount policies and historical experience. Implicit price concessions are based on historical collection experience. Significant changes in business office operations, payor mix, economic conditions, or trends in federal and state governmental health coverage could affect our collection of accounts receivable, cash flow and results of operations. If we experience unexpected increases in the growth of uninsured and underinsured patients or in credit losses, our results of operations will be harmed.

Failure to timely or accurately bill for services could have a negative impact on our net revenue and cash flow.

Billing for healthcare services is an important but complex aspect of our business. In particular, the current practice of providing physician services in advance of payment or, in some cases, irrespective of the patient’s ability to pay for such services, may have significant negative impact on our net revenue, credit losses and cash flow. We bill numerous and varied payors, such as bodily injury policies, general liability policies, and personal injury protection policies, self-pay patients, managed care payors and Medicare and Medicaid. These different payors typically have different billing requirements that must be satisfied prior to receiving payment for services rendered. Reimbursement is typically conditioned on our documenting medical necessity, the appropriate level of service and correctly applying diagnosis codes. Incorrect or incomplete documentation and billing information could result in non-payment for services rendered.

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Additional factors that could complicate our ability to timely or accurately bill payors include:

•	disputes between payors as to which party is responsible for payment;

•	failure of information systems and processes to submit and collect claims in a timely manner;

•	variation in coverage for similar services among various payors;

•	our reliance on third-parties to provide billing services for certain of our service lines;

•	the difficulty of adherence to specific compliance requirements, diagnosis coding and other procedures mandated by various payors; and

•	in connection with billing for physician services, failure to obtain proper physician credentialing and documentation in order to bill various payors.

To the extent that the complexity associated with billing for healthcare services we provide causes delays in our cash collections, we may experience increased carrying costs associated with the aging of our accounts receivable as well as increased potential for credit losses.

Our facilities face competition for patients from other healthcare providers.

The healthcare industry is highly competitive, and competition among healthcare providers for patients and physicians has intensified in recent years. In all of the geographical areas in which we operate, there are other facilities that provide services comparable to those offered by our facilities. Some of our competitors include facilities that are owned by tax-supported governmental agencies or by nonprofit corporations and may be supported by endowments and charitable contributions and exempt from property, sales, and income taxes. Such exemptions and support are not available to us.

Certain of our competitors may have greater financial resources, be better equipped and offer a broader range of services than we offer. The number of facilities in the geographic areas in which we operate has increased significantly. As a result, most of our facilities operate in an increasingly competitive environment.

If our competitors are better able to attract patients, recruit physicians and other healthcare professionals, expand services or obtain favorable managed care contracts at their facilities, we may experience a decline in patient volume and our business may be harmed.

Our performance depends on our ability to recruit and retain quality physicians.

The success and competitive advantage of our facilities depends, in part, on the number and quality of the physicians on the medical staffs of our facilities, the admitting practices of those physicians and our maintenance of good relations with those physicians. Physicians generally are not employees of our facilities and may have admitting privileges at other similar facilities to ours. They may terminate their affiliation with us at any time. If we are unable to provide high ethical and professional standards, adequate support personnel and technologically advanced equipment and facilities that meet the needs of those physicians, they may be discouraged from referring patients to our facilities and our results of operations may decline.

Our performance depends on our ability to attract and retain qualified nurses and medical support staff and we face competition for staffing that may increase our labor costs and harm our results of operations.

We depend on the efforts, abilities, and experience of our medical support personnel, including our nurses, pharmacists and lab technicians and other healthcare professionals. We compete with other healthcare providers in recruiting and retaining qualified hospital management, nurses, and other medical personnel.

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The nationwide shortage of nurses and other clinical staff and support personnel has been a significant operating issue facing us and other healthcare providers. In particular, like others in the healthcare industry, we continue to experience a shortage of nurses and other clinical staff and support personnel at our facilities in many geographic areas, which shortage was exacerbated by the COVID-19 pandemic. In some areas, the increased demand for care is putting a strain on our resources and staff, which has required us to utilize higher-cost temporary labor and pay premiums above standard compensation for essential workers. This staffing shortage may require us to further enhance wages and benefits to recruit and retain nurses and other clinical staff and support personnel or require us to hire expensive temporary personnel. To the extent we cannot maintain sufficient staffing levels at our facilities, we may be required to limit our services at certain of our facilities, which would have a corresponding adverse effect on our net revenues.

We cannot predict the degree to which we will be affected by the future availability or cost of attracting and retaining talented medical support staff. If our general labor and related expenses increase, we may not be able to raise our rates correspondingly. Our failure to either recruit and retain qualified management, nurses and other medical support personnel or control our labor costs could harm our results of operations.

Natural disasters, unusually adverse weather conditions or pandemic outbreaks could cause permanent or temporary facility closures or cause patient traffic to decline, all of which could result in lost revenue and otherwise adversely affect our financial performance.

The occurrence of one or more natural disasters, such as hurricanes, fires or floods, unusually adverse weather conditions, pandemic outbreaks, terrorist acts, or similar disruptions could adversely affect our operations and financial performance. For instance, our operations were severely impacted by the COVID-19 pandemic and several of our facilities were temporarily closed due to hurricanes in 2024. To the extent these events result in the closure of one or more of our facilities, our operations and financial performance could be materially adversely affected through lost revenue. In addition, these events could result in the temporary lack of an adequate workforce in a facility or the temporary or long-term disruption in the supply of materials from suppliers. These events also could have indirect consequences, such as increases in the cost of insurance, if they were to result in significant loss of property or other insurable damage.

If we do not continually enhance our facilities with the most recent technological advances in diagnostic and surgical equipment, our ability to maintain and expand our markets will be adversely affected.

The technology used in medical equipment and related devices is constantly evolving and, as a result, manufacturers and distributors continue to offer new and upgraded products to healthcare providers. To compete effectively, we must continually assess our equipment needs and upgrade when significant technological advances occur. If our facilities do not stay current with technological advances in the healthcare industry, patients may seek treatment from other providers and/or physicians may refer their patients to alternate sources, which could adversely affect our results of operations and harm our business.

If we fail to comply with extensive laws and government regulations, we could suffer civil or criminal penalties or be required to make significant changes to our operations that could reduce our revenue and profitability.

The healthcare industry is required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to, among other things: hospital billing practices and prices for services; relationships with physicians and other referral sources; adequacy of medical care and quality of medical equipment and services; ownership of facilities; qualifications of medical and support personnel; confidentiality, maintenance, privacy and security issues associated with health-related information and patient medical records; certification, licensure and accreditation of our facilities; operating policies and procedures, and; construction or expansion of facilities and services.

Among these laws are the federal False Claims Act, the Health Insurance Portability and Accountability Act of 1996, or HIPAA, and the federal anti-kickback statute and the provision of the Social Security Act commonly known as the “Stark Law.” These laws, and particularly the anti-kickback statute and the Stark Law, impact the relationships that we may have with physicians and other referral sources. We have a variety of financial relationships with physicians who refer patients to our facilities. The Office of the Inspector General of the Department of Health and Human Services has enacted safe harbor regulations that outline practices that are deemed protected from prosecution under the anti-kickback statute. A number of our current arrangements, including financial relationships with physicians and other referral sources, may not qualify for safe harbor protection under the anti-kickback statute. Failure to meet a safe harbor does not mean that the arrangement necessarily violates the anti-kickback statute but may subject the arrangement to greater scrutiny. We cannot assure you that practices that are outside of a safe harbor will not be found to violate the anti-kickback statute. The Centers for Medicare and Medicaid Services, or CMS, published a Medicare self-referral disclosure protocol, which is intended to allow providers to self-disclose actual or potential violations of the Stark Law. Because there are only a few judicial decisions interpreting the Stark Law, there can be no assurance that our facilities will not be found in violation of the Stark Law or that self-disclosure of a potential violation would result in reduced penalties.

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Federal regulations issued under HIPAA contain provisions that require us to implement and, in the future, may require us to implement additional costly electronic media security systems and to adopt new business practices designed to protect the privacy and security of each of our patient’s health and related financial information. Such privacy and security regulations impose extensive administrative, physical, and technical requirements on us, restrict our use and disclosure of certain patient health and financial information, provide patients with rights with respect to their health information and require us to enter into contracts extending many of the privacy and security regulatory requirements to third parties that perform duties on our behalf. Additionally, recent changes to HIPAA regulations may result in greater compliance requirements, including obligations to report breaches of unsecured patient data, as well as create new liabilities for the actions of parties acting as business associates on our behalf.

These laws and regulations are extremely complex, and, in many cases, we do not have the benefit of regulatory or judicial interpretation. In the future, it is possible that different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses. A determination that we have violated one or more of these laws, or the public announcement that we are being investigated for possible violations of one or more of these laws, could have a material adverse effect on our business, financial condition or results of operations and our business reputation could suffer significantly. In addition, we cannot predict whether other legislation or regulations at the federal or state level will be adopted, what form such legislation or regulations may take or what their impact on us may be.

If we are deemed to have failed to comply with the anti-kickback statute, the Stark Law or other applicable laws and regulations, we could be subjected to liabilities, including criminal penalties, civil penalties (including the loss of our licenses to operate one or more facilities), and exclusion of one or more facilities from participation in the Medicare, Medicaid, and other federal and state healthcare programs. The imposition of such penalties could have a material adverse effect on our business, financial condition, or results of operations.

We are subject to occupational health, safety and other similar regulations and failure to comply with such regulations could harm our business and results of operations.

We are subject to a wide variety of federal, state, and local occupational health and safety laws and regulations. Regulatory requirements affecting us include, but are not limited to, those covering: (i) air and water quality control; (ii) occupational health and safety (e.g., standards regarding blood-borne pathogens and ergonomics, etc.); (iii) waste management; (iv) the handling of asbestos, polychlorinated biphenyls, and radioactive substances; and (v) other hazardous materials. If we fail to comply with those standards, we may be subject to sanctions and penalties that could harm our business and results of operations.

We may be required to spend substantial amounts to comply with statutes and regulations relating to privacy and security of protected health information.

There are currently numerous legislative and regulatory initiatives in the U.S. addressing patient privacy and information security concerns. In particular, federal regulations issued under HIPAA require our facilities to comply with standards to protect the privacy, security and integrity of protected health information, or PHI. These requirements include the adoption of certain administrative, physical, and technical safeguards; development of adequate policies and procedures, training programs and other initiatives to ensure the privacy of PHI is maintained; entry into appropriate agreements with so-called business associates; and affording patients certain rights with respect to their PHI, including notification of any breaches. Compliance with these regulations requires substantial expenditures, which could negatively impact our business, financial condition, or results of operations. In addition, our management has spent, and may spend in the future, substantial time, and effort on compliance measures.

Violations of the privacy and security regulations could subject our operations to substantial civil monetary penalties and substantial other costs and penalties associated with a breach of data security, including criminal penalties. We may also be subject to substantial reputational harm if we experience a substantial security breach involving PHI.

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State efforts to regulate the construction or expansion of healthcare facilities could impair our ability to expand.

Many states, including Florida, have enacted certificates of need, or CON, laws as a condition prior to capital expenditures, construction, expansion, modernization, or initiation of major new services. Failure to obtain necessary state approval can result in our inability to complete an acquisition, expansion or replacement, the imposition of civil or, in some cases, criminal sanctions, the inability to receive Medicare or Medicaid reimbursement or the revocation of a facility’s license, which could harm our business. In addition, significant CON reforms have been proposed in a number of states that would increase the capital spending thresholds and provide exemptions of various services from review requirements. In the past, we have not experienced any material adverse effects from those requirements, but we cannot predict the impact of these changes upon our operations.

A cyber security incident could cause a violation of HIPAA, breach of member privacy, or other negative impacts.

We rely extensively on our information technology, or IT, systems to manage clinical and financial data, communicate with our patients, payers, vendors and other third parties and summarize and analyze operating results. In addition, we have made significant investments in technology to adopt and utilize electronic health records and to become meaningful users of health information technology pursuant to the American Recovery and Reinvestment Act of 2009. Our IT systems are subject to damage or interruption from power outages, facility damage, computer and telecommunications failures, computer viruses, security breaches including credit card or personally identifiable information breaches, vandalism, theft, natural disasters, catastrophic events, human error and potential cyber threats, including malicious codes, worms, phishing attacks, denial of service attacks, ransomware and other sophisticated cyber-attacks, and our disaster recovery planning cannot account for all eventualities. As cyber criminals continue to become more sophisticated through evolution of their tactics, techniques, and procedures, we have taken, and will continue to take, additional preventive measures to strengthen the cyber defenses of our networks and data.  However, if any of our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss or corruption of critical data such as protected health information or other data subject to privacy laws and proprietary business information and interruptions or disruptions and delays in our ability to perform critical functions, which could materially and adversely affect our businesses and results of operations and could result in significant penalties or fines, litigation, loss of customers, significant damage to our reputation and business, and other losses. In addition, our future results of operations, as well as our reputation, could be adversely impacted by theft, destruction, loss, or misappropriation of public health information, other confidential data, or proprietary business information.

We may fail to deal with clinical waste in accordance with applicable regulations or otherwise be in breach of relevant medical, health and safety or environmental laws and regulations.

As part of our normal business activities, we produce and store clinical waste which may produce effects that are harmful to the environment or human health. The storage and transportation of such waste is strictly regulated. Our waste disposal services are outsourced and should the relevant service provider fail to comply with relevant regulations, we could face sanctions or fines which could adversely affect our brand, reputation, business, or financial condition. Health and safety risks are inherent in the services that we provide and are constantly present in our facilities, primarily in respect of food and water quality, as well as fire safety and the risk that service users may cause harm to themselves, other service users or employees. From time to time, we have experienced, like other providers of similar services, undesirable health, and safety incidents. Some of our activities are particularly exposed to significant medical risks relating to the transmission of infections or the prescription and administration of drugs for residents and patients. If any of the above medical or health and safety risks were to materialize, we may be held liable, fined and any registration certificate could be suspended or withdrawn for failure to comply with applicable regulations, which may have a material adverse impact on our business, results of operations and financial condition.

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If any of our existing healthcare facilities lose their accreditation or any of our new facilities fail to receive accreditation, such facilities could become ineligible to receive reimbursement under Medicare or Medicaid.

The construction and operation of healthcare facilities are subject to extensive federal, state, and local regulation relating to, among other things, the adequacy of medical care, equipment, personnel, operating policies and procedures, fire prevention, rate-setting and compliance with building codes and environmental protection. Additionally, such facilities are subject to periodic inspection by government authorities to assure their continued compliance with these various standards.

All of our healthcare facilities are deemed certified, meaning that they are accredited, properly licensed under the relevant state laws and regulations and certified under the Medicare program. The effect of maintaining certified facilities is to allow such facilities to participate in the Medicare and Medicaid programs. We believe that all of our healthcare facilities are in material compliance with applicable federal, state, local and other relevant regulations, and standards. However, should any of our healthcare facilities lose their deemed certified status and thereby lose certification under the Medicare or Medicaid programs, such facilities would be unable to receive reimbursement from either of those programs and our business could be materially adversely effected.

We could be subject to lawsuits which could harm the value of our business, including litigation for which we are not fully reserved.

From time-to-time we are involved in lawsuits, claims, audits, and investigations, including those arising out of services provided, personal injury claims, professional liability claims, billing and marketing practices, employment disputes and contractual claims. Physicians, hospitals, and other participants in healthcare delivery have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories such as negligent hiring, supervision and credentialing. Some of these lawsuits may involve large claim amounts and substantial defense costs.

We generally procure professional liability insurance coverage for our medical professionals. A substantial portion of our professional liability loss risks are provided by third-party insurers. Moreover, in the normal course of our business, we are involved in lawsuits, claims, audits, and investigations, including those arising out of our billing and marketing practices, employment disputes, contractual claims and other business disputes for which we may have no insurance coverage, and which are not subject to actuarial estimates. The outcome of these matters could have a material effect on our results of operations in the period when we identify the matter, and the ultimate outcome could have a material adverse effect on our financial position, results of operations, or cash flows.

We may become subject to future lawsuits, claims, audits, and investigations that could result in substantial costs and divert our attention and resources and adversely affect our business condition. In addition, since our current growth strategy includes acquisitions, among other things, we may become exposed to legal claims for the activities of an acquired business prior to the acquisition. These lawsuits, claims, audits, or investigations, regardless of their merit or outcome, may also adversely affect our reputation and ability to expand our business.

Risks Related to our Real Estate Business

We are subject to demand fluctuations in the real estate industry. Any reduction in demand could adversely affect our business, results of operations, and financial condition.

Demand for properties similar to that owned by us is subject to fluctuations that are often due to factors outside our control. We are not able to predict the course of the real estate markets or whether the current favorable trends in those markets can, or will, continue. In the event of an economic downturn, our results of operations may be adversely affected, and we may incur significant impairments and other write-offs and substantial losses from this business.

Adverse weather conditions, natural disasters, and other unforeseen and/or unplanned conditions could have serious impacts on our ability to develop and market or sell our real estate asset.

Adverse weather conditions and natural disasters, such as hurricanes, tornadoes, earthquakes, floods, droughts, and fires, could have serious impacts on our ability to develop and market or sell our real estate asset. Our property may also be affected by unforeseen planning, engineering, environmental, or geological conditions or problems, including conditions or problems which arise on third party properties adjacent to or in the vicinity of the property we own, and which may result in unfavorable impacts on our property. Any adverse event or circumstance could cause a delay in, prevent the completion of, or increase the cost of, the development or sale of our property, thereby resulting in a negative impact on our operations and financial results.

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If the market value of our real estate investment decreases, our results of operations will also likely decrease.

The market value of our real estate asset will depend on market conditions. If local and/or global economic conditions deteriorate, or if the demand for our property decreases, we may not be able to make a profit on such property. As a result of declining economic conditions, we may experience lower than anticipated profits and/or may not be able to recover our costs.

Changes in tax laws, taxes or fees may increase the cost of development or sale of our property.

Any increase or change in tax laws, taxes, or fees, including real estate property taxes, could increase the cost of development and thus have an adverse effect on our operations. Such changes could also negatively impact potential and/or actual users and purchasers of our property because potential buyers may factor such changes into their decisions to utilize or purchase a property.

We may incur environmental liabilities with respect to our real estate asset.

Our property is subject to a variety of local, state, and federal statutes, ordinances, rules and regulations concerning the protection of health and the environment. Environmental laws may result in delays, may cause us to incur substantial compliance and other costs and may prohibit or severely restrict development. Furthermore, under various federal, state, and local laws, ordinances and regulations, an owner of real property may be liable for the costs or removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether we knew of, or were responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and our liability therefor as to our property are generally not limited under such laws and could exceed the value of the property and/or the aggregate assets of our company. The presence of such substances, or the failure to properly remediate contamination from such substances, may adversely affect our ability to sell real estate or to borrow using such property as collateral.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect the value of your stock.

The nature of our activities could expose us to potential liability for personal injuries and, in certain instances, property damage claims. For instance, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, pollution, environmental matters, or extreme weather conditions such as hurricanes, floods, and snowstorms that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. We may not carry all the usual and customary insurance policies which would be carried by a similarly-positioned company, and we may not be carrying those insurance policies in amounts and types sufficient to cover every risk which may be encountered by our company. Insurance risks associated with potential terrorist acts could sharply increase the premiums we will pay for coverage against property and casualty claims. We cannot assure you that we will have adequate coverage for all losses. If any of our property incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss. In addition, other than the capital reserve or other reserves we may establish, we do not expect to have any contingent sources of funding in place to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in a decreased value attributed to our publicly traded stock.

Risks Related to This Offering and Ownership of Our Common Stock

There has been limited trading in our common stock prior to this offering, and an active market in which investors can resell their shares may not develop.

Our common stock is currently quoted on the OTCQB Market. Trading in our common stock on the OTCQB Market has been extremely sporadic. In connection with this offering, we have applied to list our common stock on The Nasdaq Capital Market. We may not meet or maintain certain qualifying requirements for listing on a Nasdaq, including the initial listing criteria. The consummation of this offering is contingent upon our successful listing on Nasdaq. If we are unable to meet these requirements, we will not proceed with this offering. Even if our common stock is approved for listing, a liquid public market for our common stock may not develop. We cannot predict the extent to which investor interest in us will sustain a trading market or how active and liquid that market may remain. If an active and liquid trading market is not sustained, you may have difficulty selling any of our common stock that you purchase at a price above the price you purchase it or at all. The failure of an active and liquid trading market to continue would likely have a material adverse effect on the value of our common stock. The market price of our common stock may decline below the public offering price, and you may not be able to sell your common stock at or above the price you paid or at all. An inactive market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire other companies or technologies by using our securities as consideration.

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The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

The market for our common stock may be characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our stock price will be more volatile than the shares of such larger, more established companies for the indefinite future. The stock market has recently been highly volatile. Furthermore, there have been recent instances of extreme stock price run-ups followed by rapid price declines and stock price volatility following a number of recent public offerings, particularly among companies with relatively smaller public floats. We may also experience such volatility, including stock run-ups, upon completion of this offering, which may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

The market price of our common stock is likely to be volatile due to a number of factors. First, as noted above, our common stock is likely to be more sporadically and thinly traded compared to the shares of such larger, more established companies. The price for our common stock could, for example, decline precipitously in the event that a large number of shares is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance. The market price of our common stock could also be subject to wide fluctuations in response to a broad and diverse range of factors, including the following:

•	actual or anticipated variations in our periodic operating results;

•	increases in market interest rates that lead investors of our common stock to demand a higher investment return;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions or departures of key personnel;

•	actions by stockholders;

•	speculation in the media, online forums, or investment community; and

•	our intentions and ability to list our common shares on Nasdaq and our subsequent ability to maintain such listing (if approved).

The public offering price of our common stock has been determined by negotiations between us and the underwriters based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our common stock may prevent investors from being able to sell their shares at or above the public offering price. As a result, you may suffer a loss on your investment.

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We may not be able to maintain a listing of our common stock on Nasdaq.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we fail to meet any of Nasdaq’s continued listing standards or violate Nasdaq’s listing requirements, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

Two stockholders own a significant percentage of our outstanding voting securities which could reduce the ability of minority stockholders to effect certain corporate actions.

Upon the completion of this offering, two stockholders, including our Chief Executive Officer and our former Chairman, will collectively be able to exercise approximately 68% of our total voting power. As a result, they will possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions without the votes of any other stockholders. They are expected to have significant influence over decisions to enter into corporate transactions and have the ability to prevent any transaction that requires the approval of stockholders, regardless of whether or not our other stockholders believe that such transaction is in our best interests. Such concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our common stock or prevent our stockholder from realizing a premium over the then-prevailing market price for their common stock.

Our management has broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds of this offering. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. Our management not applying these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

We have no current plans to pay cash dividends on our common stock for the foreseeable future, and you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it and any potential investor who anticipates the need for current dividends should not purchase our securities. See the section entitled “Dividend Policy.”

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You will experience immediate and substantial dilution as a result of this offering.

As of December 31, 2025, our pro forma net tangible book value was approximately $1,977,255, or approximately $0.13 per share. Since the price per share being offered in this offering is substantially higher than the pro forma net tangible book value per common share, you will suffer substantial dilution with respect to the net tangible book value of the shares you purchase in this offering. Based on the assumed public offering price of $3.45 per share, the closing price of our common stock on March 11, 2026, being sold in this offering, and our pro forma net tangible book value per share as of December 31, 2025, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $3.06 per share (or $3.02 per share if the underwriters exercise the over-allotment option in full) with respect to the net tangible book value of our common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our common stock to decline and would result in the dilution of your holdings.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could result in significant market volatility and could cause the market price of our common stock to decline. We cannot predict the effect, if any, of future issuances of our securities or the future expirations of lock-up agreements, on the price of our common stock. In all events, future issuances of our common stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our common stock. In connection with this offering, we and our directors, officers, and stockholders holding more than 5% of our common stock (on a fully diluted basis) as of the effective date of this prospectus have agreed not to sell, transfer or dispose of any common stock for a period of six (6) months from the completion of this offering, subject to certain exceptions. See “Underwriting.” In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our common stock may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our common stock.

Rule 144 sales in the future may have a depressive effect on our stock price.

All of the outstanding common stock held by the present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common shares. There is no limitation on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if our company is a current, reporting company under the Exchange Act. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registration of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

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Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our common stock.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our common stock could be negatively affected.

We are subject to ongoing public reporting requirements that are less rigorous than for larger, more established companies, which could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are a “smaller reporting company” within the meaning of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that had (i) a public float of less than $250 million or (ii) annual revenues of less than $100 million and either had no public float or a public float of less than $700 million.

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As a smaller reporting company, we will not be required to, and may not, include a compensation discussion and analysis section in our proxy statements, and we will provide only two years of financial statements. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies.

Because we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not smaller reporting companies, our stockholders could receive less information than they might expect to receive from more mature public companies. We cannot predict if investors will find our common stock less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our common stock.

Anti-takeover provisions in our charter documents and under Nevada law could make an acquisition of our company more difficult, and limit attempts by our stockholders to replace or remove our current management.

Provisions in our amended and restated articles of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change of control of our company or changes in our management. As described above, our executive officers and directors are collectively able to exercise a significant portion of our voting power. Furthermore, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by our management of a significant portion of our issued and outstanding voting power and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing its board of directors.

In addition, our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval, subject to Nasdaq’s rules. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of our company by means of a proxy context, tender offer, merger or other transaction since our board of directors can issue large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our amended and restated articles of incorporation 50,000,000 shares of preferred stock. Our board acting alone and without approval of our stockholders, subject to Nasdaq’s rules, can designate and issue one or more series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, that could be utilized as part of a defense to a take-over challenge.

In addition, various provisions of our amended and restated bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our amended and restated bylaws may be adopted, amended or repealed only by our board of directors. Our amended and restated bylaws also contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Additionally, our amended and restated bylaws also provide that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal. Our amended and restated bylaws also permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Our amended and restated bylaws also establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given us timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

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These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

An investment in our company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our company or your investment.

An investment in our company generally involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any State or local taxing authority has reviewed the transactions described herein and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warrants regarding such matters.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings; or

•	changes in tax laws, regulations or interpretations thereof.

In addition, we may be subject to audits of our income, sales and other transaction taxes by federal, state and local authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to successfully identify and acquire additional businesses;

•	our ability to effectively integrate and operate the businesses that we acquire;

•	our expectations around the performance of our current businesses;

•	our ability to maintain our business model and improve our capital efficiency;

•	our ability to effectively manage the growth of our business;

•	our ability to maintain profitability;

•	the competitive environment in which our businesses operate;

•	trends in the industries in which our businesses operate;

•	the regulatory environment in which our businesses operate under;

•	changes in general economic or business conditions or economic or demographic trends in the United States, including changes in interest rates and inflation;

•	our ability to service and comply with the terms of indebtedness;

•	our ability to retain or replace qualified employees of our businesses;

•	labor disputes, strikes or other employee disputes or grievances;

•	casualties, condemnation or catastrophic failures with respect to any of our business’ facilities;

•	costs and effects of legal and administrative proceedings, settlements, investigations and claims; and

•	extraordinary or force majeure events affecting the business or operations of our businesses.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

After deducting the estimated underwriters’ discounts and commissions and offering expenses payable by us, we expect to receive net proceeds of approximately $4,860,000 from this offering (or approximately $5,679,000 if the underwriters exercise the over-allotment option in full), based on an assumed public offering price of $3.45 per share, the closing price of our common stock on March 11, 2026.

We intend to use the net proceeds from this offering for the repayment of certain debt and for working capital and general corporate purposes, which could include future acquisitions. As of the date of this prospectus, we have not entered into any binding agreements for such potential future acquisitions.

On June 11, 2024, we issued a fixed amount settlement promissory note in the principal amount of $535,000. As of December 31, 2025, the remaining principal balance was $110,000, and as of March 12, 2026, the remaining principal balance was $60,000. The note does not bear interest, requires fixed payments and matures on June 11, 2026. We are required to repay the entire balance of the note upon closing of this offering. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources—Promissory Note–Settlement Agreement” for a complete description of the terms of this note.

As described under “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Recent Developments–Bridge Loan,” we may be required to repay convertible promissory notes in the aggregate principal amount of up to $160,000 upon closing of this offering if requested by the holders. As of March 12, 2026, the remaining principal balance of these notes was $80,000.

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities. See “Risk Factors—Risks Related to This Offering and Ownership of Our Common Stock—Our management has broad discretion as to the use of the net proceeds from this offering.”

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the near future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. See also “Risk Factors—Risks Related to This Offering and Ownership of Our Common Stock—We have no current plans to pay cash dividends on our common stock for the foreseeable future, and you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.”

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025:

•	on an actual basis;

•

on a pro forma basis to reflect (i) the bridge loan described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Bridge Loan,” including the issuance of an aggregate of 36,667 shares of common stock, (ii) the issuance of the unsecured promissory note in the principal amount of $116,666.66 described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Compensation Resolution Agreement,” (iii) the issuance of 200,000 shares of common stock to a service provider, (iv) the issuance of 13,761 shares of common stock to Bevilacqua PLLC, our securities counsel, (v) the issuance of a restricted stock award for 62,500 shares of common stock, (vi) the issuance of an aggregate of 1,144,777 shares of common stock upon the conversion of deferred compensation in the aggregate amount of $4,718,236 as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Recent Developments—Conversion of Deferred Compensation,” (vii) the amendment of the terms of the series N senior convertible preferred stock to remove the redemption provisions as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Recent Developments—Amendment to Series N Certificate of Designation;” and (viii) the conversion of all remaining shares of series F-1 preferred stock and series L preferred stock into an aggregate of approximately 646,736 shares of common stock, effective automatically on the date on which our common stock begins trading on Nasdaq; and

•	on a pro forma as adjusted basis to reflect (i) the sale of 1,739,130 shares of common stock by us in this offering at an assumed price to the public of $3.45 per share, the closing price of our common stock on March 11, 2026, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (assuming no exercise of the over-allotment option), and after giving effect to the use of proceeds described herein, and (ii) the issuance of 200,000 shares of common stock to Greentree, our financial advisor, upon completion of this offering.

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2025
	Actual	Pro Forma	As Adjusted
Cash	$318,535	$388,035	$5,188,035
Long-term debt:
Notes payable	$264,547	$264,547	$154,547
Notes payable - related party	–	116,667	116,667
Total long-term debt	264,547	381,214	271,214
Mezzanine equity:
Series N Senior Convertible Preferred Stock, $0.001 par value, 3,000,000 shares authorized; 1,037,311 shares issued and outstanding, actual, pro forma and as adjusted	3,802,010	–	–
Series X Senior Convertible Preferred Stock, $0.001 par value, 5,000,000 shares authorized; 438,388 shares issued and outstanding, actual, pro forma and as adjusted	1,740,478	1,740,478	1,740,478
Total mezzanine equity	5,542,488	1,740,478	1,740,478
Stockholders’ equity:
Series F-1 Preferred Stock, $0.001 par value, 50,000 shares authorized; 3,875 shares issued and outstanding, actual; no shares issued and outstanding, pro forma and as adjusted	15,500	–	–
Series L Preferred Stock, $0.001 par value, 400,000 shares authorized; 319,493 shares issued and outstanding, actual; no shares issued and outstanding, pro forma and as adjusted	1,277,972	–	–
Series N Senior Convertible Preferred Stock, $0.001 par value, 3,000,000 shares authorized; 1,037,311 shares issued and outstanding, actual, pro forma and as adjusted	–	3,802,010	3,802,010
Series Y Senior Convertible Preferred Stock, $0.001 par value, 1,500,000 shares authorized; 1,067,878 shares issued and outstanding, actual, pro forma and as adjusted	4,271,512	4,271,512	4,271,512
Common Stock, $0.001 par value, 300,000,000 shares authorized; 13,701,698 shares issued and outstanding, actual; 15,806,139 shares issued and outstanding, pro forma; and 17,745,269 shares issued and outstanding, as adjusted	13,702	15,806	17,745
Additional paid-in capital	72,021,848	78,735,385	85,423,446
Unearned stock-based compensation	(579,215)	(579,215)	(579,215)
Accumulated deficit	(79,490,980)	(79,907,980)	(81,737,980)
Total stockholders’ equity (deficit)	(2,469,661)	6,337,518	11,197,518
Total capitalization	$3,337,374	$8,459,210	$13,209,210

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If the underwriters exercise the over-allotment option in full, each of our pro forma as adjusted cash, total stockholders’ equity and total capitalization would be $6,007,035, $12,016,518 and $14,028,210, respectively.

The table above excludes the following shares:

•	2 shares of common stock issuable upon the conversion of our series A preferred stock upon a transfer thereof;

•	shares of common stock issuable upon the conversion of 1,037,311 shares of our series N senior convertible preferred stock, which are convertible into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to $2,700 (subject to adjustments);

•	shares of common stock issuable upon the conversion of 438,388 shares of our series X senior convertible preferred stock, which are convertible into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to the lower of (i) the lowest volume weighted average price of our common stock on our principal trading market during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing, including this offering;

•	shares of common stock issuable upon the conversion of 1,067,878 shares of our series Y senior convertible preferred stock, which are convertible commencing on the first anniversary of the date on which our common stock begins trading on Nasdaq into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to the lowest volume weighted average price of our common stock on our principal trading market during the five (5) trading days immediately prior to the applicable conversion date;

•	241,048 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $21.55 per share;

•	90,002 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $5.19 per share;

•	1,332,540 shares of common stock that are reserved for issuance under our 2024 Equity Incentive Plan;

•	shares of common stock issuable upon the conversion of a convertible promissory note in the principal amount of $50,000 issued to Greentree, which is convertible into shares of common stock at a conversion price equal to the lower of $0.25 or 50% of the lowest closing price of our common stock for the ten (10) trading days immediately prior to the conversion date;

•	shares of common stock issuable upon the conversion of convertible promissory notes in the aggregate principal amount of $80,000, which are convertible into shares of common stock at a conversion price of $0.825 (subject to adjustment);

•	shares of common stock issuable upon the conversion of convertible promissory notes in the aggregate principal amount of $200,000, which are convertible into shares of common stock at a conversion price of $3.00 (subject to adjustment); and

•	shares of common stock issuable upon the exercise of the representative’s warrants issued in connection with this offering.

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DILUTION

If you invest in our common stock in this offering, your ownership will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of common stock immediately after this offering. Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of the shares sold in this offering exceeds the pro forma as adjusted net tangible book value per share after this offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

As of December 31, 2025, our net tangible book value (deficit) was approximately $(2,593,781), or approximately $(0.19) per share. After giving effect to (i) the bridge loan described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Bridge Loan,” including the issuance of an aggregate of 36,667 shares of common stock, (ii) the issuance of the unsecured promissory note in the principal amount of $116,666.66 described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Compensation Resolution Agreement,” (iii) the issuance of 200,000 shares of common stock to a service provider, (iv) the issuance of 13,761 shares of common stock to Bevilacqua PLLC, our securities counsel, (v) the issuance of a restricted stock award for 62,500 shares of common stock, (vi) the issuance of an aggregate of 1,144,777 shares of common stock upon the conversion of deferred compensation in the aggregate amount of $4,718,236 as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Conversion of Deferred Compensation,” (vii) the amendment of the terms of the series N senior convertible preferred stock to remove the redemption provisions as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Amendment to Series N Certificate of Designation;” and (viii) the conversion of all remaining shares of series F-1 preferred stock and series L preferred stock into an aggregate of approximately 646,736 shares of common stock, effective automatically on the date on which our common stock begins trading on Nasdaq, the pro forma net tangible book value of our common stock as of December 31, 2025 is approximately $1,977,255, or approximately $0.13 per share.

After giving effect to (i) the sale of 1,739,130 shares of common stock by us in this offering at an assumed price to the public of $3.45 per share, the closing price of our common stock on March 11, 2026, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (assuming no exercise of the over-allotment option), and after giving effect to the use of proceeds described herein, and (ii) the issuance of 200,000 shares of common stock to Greentree, our financial advisor, upon completion of this offering, our pro forma as adjusted net tangible book value as of December 31, 2025 would have been approximately $6,887,255, or approximately $0.39 per share. This amount represents an immediate increase in net tangible book value of $0.26 per share to existing stockholders and an immediate dilution in net tangible book value of $3.06 per share to purchasers of our shares in this offering, as illustrated in the following table.

Assumed public offering price per share		$3.45
Historical net tangible book value (deficit) per share as of December 31, 2025	$(0.19)
Increase per share attributable to the pro forma adjustments described above	0.32
Pro forma net tangible book value per share as of December 31, 2025	0.13
Increase in pro forma as adjusted net tangible book value per share attributable to new investors purchasing shares in this offering	0.26
Pro forma as adjusted net tangible book value per share after this offering		0.39
Dilution per share to new investors purchasing shares in this offering		$3.06

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value would be $0.43 per share, and the dilution in net tangible book value per share to new investors purchasing shares in this offering would be $3.02 per share.

The discussion and table above exclude the following shares:

•	2 shares of common stock issuable upon the conversion of our series A preferred stock upon a transfer thereof;

•	shares of common stock issuable upon the conversion of 1,037,311 shares of our series N senior convertible preferred stock, which are convertible into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to $2,700 (subject to adjustments);

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•	shares of common stock issuable upon the conversion of 438,388 shares of our series X senior convertible preferred stock, which are convertible into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to the lower of (i) the lowest volume weighted average price of our common stock on our principal trading market during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing, including this offering;

•	shares of common stock issuable upon the conversion of 1,067,878 shares of our series Y senior convertible preferred stock, which are convertible commencing on the first anniversary of the date on which our common stock begins trading on Nasdaq into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to the lowest volume weighted average price of our common stock on our principal trading market during the five (5) trading days immediately prior to the applicable conversion date;

•	241,048 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $21.55 per share;

•	90,002 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $5.19 per share;

•	1,332,540 shares of common stock that are reserved for issuance under our 2024 Equity Incentive Plan;

•	shares of common stock issuable upon the conversion of a convertible promissory note in the principal amount of $50,000 issued to Greentree, which is convertible into shares of common stock at a conversion price equal to the lower of $0.25 or 50% of the lowest closing price of our common stock for the ten (10) trading days immediately prior to the conversion date;

•	shares of common stock issuable upon the conversion of convertible promissory notes in the aggregate principal amount of $80,000, which are convertible into shares of common stock at a conversion price of $0.825 (subject to adjustment);

•	shares of common stock issuable upon the conversion of convertible promissory notes in the aggregate principal amount of $200,000, which are convertible into shares of common stock at a conversion price of $3.00 (subject to adjustment); and

•	shares of common stock issuable upon the exercise of the representative’s warrants issued in connection with this offering.

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MARKET PRICE OF COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTCQB Market under the symbol “CDIX.” In connection with this offering, we have applied for the listing of our common stock on The Nasdaq Capital Market under the symbol “CDIX.” The closing of this offering is contingent upon our uplisting to The Nasdaq Capital Market. We cannot assure you that there will be an active market in the future for our common stock, even following this offering and our uplisting to Nasdaq.

The following table sets forth, for the periods indicated, the high and low closing prices of our common stock as reported by www.otcmarkets.com for the periods indicated. These prices reflect inter-dealer prices, without retail mark-up or commission, and may not represent actual transactions.

	Closing Prices
	High	Low
Fiscal Year Ended December 31, 2024
1st Quarter	$67.50	$4.50
2nd Quarter	22.50	9.75
3rd Quarter	21.00	21.00
4th Quarter	21.00	9.00

Fiscal Year Ended December 31, 2025
1st Quarter	9.30	9.30
2nd Quarter	9.30	9.30
3rd Quarter	14.25	4.08
4th Quarter	5.62	1.65

Fiscal Year Ended December 31, 2026
1st Quarter (through March 12, 2026)	5.58	3.10

Number of Holders of our Common Shares

As of March 12, 2026, there were approximately 995 stockholders of record of our common stock. In computing the number of holders of record of our common stock, each broker-dealer and clearing corporation holding shares on behalf of its customers is counted as a single stockholder.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information about the securities authorized for issuance under our incentive plans as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	90,002	$5.19	709,997
Equity compensation plans not approved by security holders	–	–	–
Total	90,002	–	709,997

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

Our company is a targeted healthcare holding company dedicated to acquiring and building middle-market niche healthcare clinics, primarily in orthopedics, spine care, and pain management. Our partnership-driven culture emphasizes service excellence, teamwork, accountability, and performance.

We are focused on the acquisition of orthopedic and related modality practices with strong organic growth plans that are materially cash generative to maximize value and providing greater coverage for our patients, and diversification and risk mitigation for our stockholders.

All current revenue is derived from Nova, which was acquired on May 31, 2021. It operates a group of regional primary specialty and ancillary care facilities across Florida and Georgia that provide traumatic injury victims with primary care evaluations, interventional pain management, and specialty consultation services, including EMC assessments. We currently primarily focus on plaintiff-related care and provide healthcare to uninsured patients. Our patients have typically been in an accident and have filed a lawsuit as a plaintiff against the defendant who is allegedly responsible for the accident as the result of negligence or another tort. We provide a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves. From sports injuries, to sprains, strains, and fractures, our doctors are dedicated to helping patients return to active lifestyles.

We also own a real estate company, Edge View, which we acquired on July 16, 2014. Edge View owns five (5) acres zoned medium density residential (MDR) with 12 lots already platted, six (6) acres zoned high-density residential (HDR) that can be platted in various configurations to meet current housing needs, and twelve (12) acres zoned in Lemhi County as Agriculture that is available for further annexation into the City of Salmon for development, as well as a common area for landowners to view wildlife, provide access to the Salmon River and fishing in a two (2) acre pond. Management does not currently have any plans to develop this property and expects to eventually sell the property.

All of our operations are conducted through, and our income derived from, our two subsidiaries.

Recent Developments

Bridge Loan

In December 2025 and January 2026, we entered into loan agreements with two accredited investors, pursuant to which we issued to such investors (i) convertible promissory notes in the aggregate principal amount of $80,000, which also provide for a second tranche of up to an additional $80,000 upon the mutual agreement of the parties, all of which were issued in January 2026, (ii) warrants for the purchase of an aggregate of 73,334 shares of common stock, of which 33,334 were issued in December 2025 and 40,000 were issued in January 2026, and (iii) 36,667 shares of common stock, all of which were issued in January 2026, for total gross proceeds of $80,000 and net proceeds of approximately $69,500, all of which were received in January 2026.

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These convertible promissory notes accrue interest at a rate of twelve percent (12%) per annum, payable in shares of common stock, cash or a combination thereof at our option quarterly commencing on April 1, 2026, with all principal and accrued interest being due and payable five (5) years after issuance. If a quarterly interest payment is paid in shares of common stock, then the interest rate used in connection with such issuance shall be fifteen percent (15%) per annum. We may prepay the principal and accrued interest at any time without penalty upon fifteen (15) days’ notice. In addition, if we complete a financing of at least $2.5 million, then, if requested by a holder, we must repay the remaining principal and interest from the proceeds of such financing. These convertible promissory notes are unsecured and contain customary events of default for a loan of this type. These convertible promissory notes are convertible into shares of common stock at a conversion price of $0.825 (subject to standard adjustments in the event of any stock splits, stock combinations, dividends paid in common stock, stock reclassifications or similar transactions). In addition, these convertible promissory note provide that if the closing price of our common stock on the sixth (6th) month anniversary of the issuance date is less than the conversion price then in effect, then the conversion price shall be adjusted to such lower price, and also provide that if we issue any shares of common stock, or securities convertible into common stock, at a price that is less than the conversion price then in effect, then the conversion price shall be adjusted to such lower price, subject to certain exceptions.

All of the warrants may be exercised for a period of three years at an exercise price of $9.00 (subject to standard adjustments in the event of any stock splits, stock combinations, dividends paid in common stock, stock reclassifications, mergers, consolidations, reorganizations or similar transactions) and may be exercised on a cashless basis if there is no effective registration statement covering the shares of common stock issuable upon the exercise of the warrants.

All of the convertible promissory notes and warrants contain ownership limitations, which provide that we shall not effect any conversion or exercise, and a holder shall not have the right to convert or exercise any portion of a note or a warrant, to the extent that after giving effect to the issuance of common stock upon such conversion or exercise, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of common stock upon such conversion or exercise. This limitation may be waived, up to a maximum of 9.99%, by a holder upon not less than sixty-one (61) days’ prior notice to us.

Conversion of Deferred Compensation

On January 29, 2026, we entered into a conversion agreement with Alex Cunningham, our Chief Executive Officer, pursuant to which deferred compensation in the amount of $2,365,242 owed to Mr. Cunningham was cancelled in exchange for 556,528 shares of common stock, of which the conversion was valued as of January 28, 2026.

On March 6, 2026, we entered into a conversion agreement with Daniel Thompson, our former Chairman of the Board and a significant stockholder, pursuant to which deferred compensation in the amount of $2,352,994 owed to Mr. Thompson was cancelled in exchange for 588,249 shares of common stock, of which the conversion was valued as of March 4, 2026.

Compensation Resolution Agreement

On March 6, 2026, we entered into a lock-up and compensation resolution agreement with Daniel Thompson, our former Chairman of the Board and a significant stockholder, to resolve outstanding accrued compensation obligations. Under the agreement, we issued an unsecured promissory note in the principal amount of $116,666.66 bearing interest at 10% annually, payable interest-only in year one and 50% principal in each of years two and three, with all amounts due within three years.

Amendment to Series N Certificate of Designation

On January 29, 2026, we filed a certificate of amendment to the certificate of designation for our series N senior convertible preferred stock with the Nevada Secretary of State’s Office to amend the certificate of designation to remove the redemption provisions, which previously provided for an optional redemption by us and a mandatory redemption at the option of the holder in certain circumstances.

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Segments

As of December 31, 2025, we had two reportable operating segments as determined by management using the “management approach” as defined by the authoritative guidance on Disclosures about Segments of an Enterprise and Related Information.

(1)	Healthcare (Nova)

(2)	Real Estate (Edge View)

These segments are a result of differences in the nature of the products and services sold. Corporate administration costs, which include, but are not limited to, general accounting, human resources, legal and credit and collections, are partially allocated to the two operating segments.

The healthcare segment provides a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves.

The real estate segment consists of Edge View, a real estate company that owns five (5) acres zoned medium density residential (MDR) with 12 lots already platted, six (6) acres zoned high-density residential (HDR) that can be platted in various configurations to meet current housing needs, and twelve (12) acres zoned in Lemhi County as Agriculture that is available for further annexation into the City of Salmon for development, as well as a common area for landowners to view wildlife, provide access to the Salmon River and fishing in a two (2) acre pond.

Management uses revenues, cost of sales, operating expenses, and income (loss) before taxes to evaluate and measure its subsidiaries’ success. To help the segments achieve optimal operating performance, management retains the prior owners of the subsidiaries and allows them to do what they do best, which is run the business. Additionally, management monitors key metrics primarily revenues and income from operations in order to allocate resources accordingly.

Discontinued Operations

On November 10, 2023, we sold our financial services (tax resolution) business, Platinum Tax Defenders, or Platinum Tax, that we acquired on July 31, 2018, which was a full-service tax resolution firm located in Los Angeles, California. Through this subsidiary, we provided fee-based tax resolution services to individuals and companies that have federal and state tax liabilities by assisting clients to settle outstanding tax debts. As part of the asset purchase agreement between us and the purchaser, the assets that were purchased included substantially all assets, rights, interests, and licenses, except for bank accounts in place prior to the sale, for the purchase consideration of 15% of cash collected by the purchaser within one year following the sale date.

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Results of Operations

Comparison of Years Ended December 31, 2025 and 2024

The following table sets forth key components of our results of operations during the years ended December 31, 2025 and 2024, both in dollars and as a percentage of our revenue.

	December 31, 2025			December 31, 2024
	Amount	% of Revenue		Amount	% of Revenue
Total revenue	$11,535,577	100.00%		$8,270,126	100.00%
Total cost of sales	4,329,330	37.53%		3,841,628	46.45%
Gross profit	7,206,247	62.47%		4,428,498	53.55%
Operating expenses
Depreciation expense	5,652	0.05%		13,461	0.16%
Loss on disposal	12,593	0.11%		–	–
Share based compensation	754,475	6.54%		544,725	6.59%
Selling, general and administrative	5,332,941	46.23%		4,063,816	49.14%
Total operating expenses	6,105,661	52.93%		4,622,002	55.89%
Income (loss) from continuing operations	1,100,586	9.54%		(193,504)	(2.34%	)
Other (expense) income
Other expense	(22,147)	(0.19%	)	(5,362)	(0.06%	)
Gain on debt refinance and forgiveness	–	–		78,834	0.95%
Penalties and fees	(1,500)	(0.01%	)	(1,330)	(0.02%	)
Interest expense	(6,822,816)	(59.15%	)	(3,045,504)	(36.83%	)
Amortization of debt discounts	–	–		(24,821)	(0.30%	)
Total other expense	(6,846,463)	(59.35%	)	(2,998,183)	(36.25%	)
Net loss before discontinued operations	(5,745,877)	(49.81%	)	(3,191,687)	(38.59%	)
Income (loss) from discontinued operations	238,285	2.07%		(111,312)	(1.35%	)
Net loss	$(5,507,592)	(47.74%	)	$(3,302,999)	(39.94%	)

Revenue. For the years ended December 31, 2025 and 2024, all our revenue was generated by our healthcare segment, which generates revenue through a full range of diagnostic and surgical services. Our total revenue increased by $3,265,451, or 39.48%, to $11,535,577 for the year ended December 31, 2025 from $8,270,126 for the year ended December 31, 2024. Excluding the cumulative catch up reduction to revenue of $1,005,764 and the one-time change in accounting estimate of $1,650,474 (both discussed below), revenue increased by $609,213, or 5.58%. The increase in revenue is driven by an increase in both patient office visits and a shift to more complex higher-value surgical procedures performed on patients year over year. For the year ended December 31, 2025, these office visits and surgical procedures were provided to approximately 270 - 375 patients per month on average at eleven facilities, an increase over the year ended December 31, 2024, where we provided services to approximately 250 – 325 patients per month on average at twelve facilities.

For the year ended December 31, 2024, we realized a 44% average settlement rate of our gross billed charges during this time frame, which were historically recorded in accounts receivable and revenue at 49% of gross billings. Accordingly, we recorded reductions to net revenue of $1,005,764 for the year ended December 31, 2024. Additionally, with the reduction in our estimate of our settlement realization rate from 49% to 44%, a $1,650,474 change in accounting estimate was taken during the third quarter of 2024 in our accounts receivable and revenue. For the year ended December 31, 2025, we realized a 41% average settlement rate.

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Cost of sales. Our cost of sales consists of surgical center and laboratory fees, physician and professional fees, salaries and wages and medical supplies. Our total cost of sales increased by $487,702, or 12.70%, to $4,329,330 for the year ended December 31, 2025 from $3,841,628 for the year ended December 31, 2024. As a percentage of revenue, cost of sales decreased from 46.45% for the year ended December 31, 2024 to 37.53% for the year ended December 31, 2025. Excluding the reductions to revenue of $1,650,474 and $1,005,764 noted above, as a percentage of revenue, cost of sales increased from 35.16% for the year ended December 31, 2024 to 37.53% for the year ended December 31, 2025. The increase is attributable to an increase in revenue as noted above, offset by a corresponding increase in laboratory fees and personnel-related fees.

Gross profit. As a result of the foregoing, our total gross profit increased by $2,777,749, or 62.72%, to $7,206,247 for the year ended December 31, 2025 from $4,428,498 for the year ended December 31, 2024. Our total gross margin (percent of revenue) increased from 53.55% for the year ended December 31, 2024 to 62.47% for the year ended December 31, 2025.

Depreciation expense. Our depreciation expense was $5,652, or 0.05% of revenue, for the year ended December 31, 2025, as compared to $13,461, or 0.16% of revenue, for the year ended December 31, 2024. The decrease is related to the loss on disposal of fixed assets described below and the related reduction of depreciation expense.

Loss on disposal of fixed assets. For the year ended December 31, 2025, we recognized a loss on disposal of fixed assets of $12,593, which resulted from the identification of certain medical equipment that was no longer functional in our medical facilities.

Share based compensation. Our share based compensation expense was $754,475, or 6.54% of revenue, for the year ended December 31, 2025, as compared to $544,725, or 6.59% of revenue, for the year ended December 31, 2024. Share based compensation expense in 2025 and 2024 consisted of expense related to the issuance of common stock to our board of directors, officers and employees, our investor relations firm and other consultants for services provided.

Selling, general and administrative expenses. Our selling, general and administrative expenses consist primarily of accounting, auditing, legal and public reporting expenses, personnel expenses, including employee salaries and bonuses plus related payroll taxes, advertising expenses, professional advisor fees, credit losses, rent expense, insurance and other expenses incurred in connection with general operations. Our selling, general and administrative expenses increased by $1,269,125, or 31.23%, to $5,332,941 for the year ended December 31, 2025 from $4,063,816 for the year ended December 31, 2024. As a percentage of revenue, our selling, general and administrative expenses were 46.23% and 49.14% for the years ended December 31, 2025 and 2024, respectively. Increases were primarily attributable to increases of $1,017,749 in salaries, related bonuses, payroll taxes and payroll fees while headcount remained the same during each period, as well as an increase of $166,138 in professional fees during the year ended December 31, 2025.

Total other expense. We had $6,846,463 in total other expense, net, for the year ended December 31, 2025, as compared to other expense, net, of $2,998,183 for the year ended December 31, 2024. Other expense, net, for the year ended December 31, 2025 consisted of interest expense of $6,822,816, financing penalties and fees of $1,500 and other expense of $22,147. Other expense, net, for the year ended December 31, 2024 consisted of interest expense of $3,045,504, amortization of note payable discounts of $24,821, financing penalties and fees of $1,330 and other expense of $5,362, offset by a gain on debt refinance and forgiveness of $78,834. The 124.03% increase in interest expense was primarily attributable to interest associated with the line of credit described below.

Discontinued operations. For the year ended December 31, 2025, we recorded a gain from discontinued operations of $238,285 and for the year ended December 31, 2024, we recorded a loss from discontinued operations of $111,312. The income from discontinued operations for the year ended December 31, 2025 is due to the final resolution and disposition of remaining claims in connection with Platinum Tax, which were reported as net liabilities from discontinued operations on the consolidated balance sheet as of December 31, 2024. The $111,312 loss from discontinued operations for the year ended December 31, 2024 is a part of the execution of a settlement reached in July 2022 with six previous owners of Red Rock, an entity that was discontinued in May 2019.

Net loss. As a result of the cumulative effect of the factors described above, our net loss was $5,507,592 for the year ended December 31, 2025, as compared to a net loss of $3,302,999 for the year ended December 31, 2024, a net increase of $2,204,593, or 66.75%.

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Liquidity and Capital Resources

As of December 31, 2025, we had $318,535 in cash. To date, we have financed our operations primarily through revenue generated from operations, proceeds from issuance of securities, advances from stockholders and third-parties and related party debt.

We believe, based on our operating plan, that current working capital and current and expected additional financing should be sufficient to fund operations and satisfy our obligations as they come due for at least one year from the financial statement issuance date. However, additional funds from new financing and/or future equity raises are required for continued operations and to execute our business plan and our strategy of acquiring additional businesses. The funds required to sustain operations range between $600,000 to $1 million and additional funds execute our business plan will depend on the size, capital structure and purchase price consideration that the seller of a target business deems acceptable in a given transaction. The amount of funds needed to execute our business plan also depends on what portion of the purchase price of a target business the seller of that business is willing to take in the form of seller notes or our equity or equity in one of our subsidiaries. Given these factors, we believe that the amount of outside additional capital necessary to execute our business plan on the low end (assuming target company sellers accept a significant portion of the purchase price in the form of seller notes or our equity or equity in one of our subsidiaries) ranges between $5 million to $10 million.

We intend to raise capital for additional acquisitions primarily through equity and debt financings. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. There is no guarantee that we will be able to acquire additional businesses under the terms outlined above.

The financial statements were prepared on a going concern basis and do not include any adjustment with respect to these uncertainties. Our ability to continue as a going concern and the appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusions. We have prospective investors and believe the raising of capital will allow us to fund our cash flow shortfalls and pursue new acquisitions. There can be no assurance that we will be able to obtain sufficient capital from debt or equity transactions or from operations in the necessary time frame or on terms acceptable to us. Should we be unable to raise sufficient funds, we may be required to curtail our operating plans. In addition, increases in expenses may require cost reductions. No assurance can be given that we will be able to operate profitably on a consistent basis, or at all, in the future. Should we not be able to raise sufficient funds, it may cause cessation of operations.

Summary of Cash Flow

The following table provides detailed information about our net cash flow for all financial statement periods presented in this prospectus.

	Years Ended December 31,
	2025	2024 (Restated)
Net cash used in operating activities from continued operations	$(2,853,274)	$(2,765,797)
Net cash provided by financing activities	1,983,624	2,975,727
Net change in cash	(869,650)	321,242
Cash at beginning of period	1,188,185	866,943
Cash and at end of period	$318,535	$1,188,185

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Operating Activities

Our net cash used in operating activities from continuing operations was $2,853,274 for the year ended December 31, 2025, as compared to $2,765,797 for the year ended December 31, 2024. The primary drivers of our net cash used in operating activities for year ended December 31, 2025 are our net loss of $5,507,592, an increase of $6,399,392 in accounts receivable, an increase in officers’ compensation of $512,769, an increase of $459,766 in accounts payable and other accrued expenses, an increase in accrued interest of $367,745 and a $238,285 gain on final resolution and dismissal of remaining liabilities and legal claim of the discontinued operations. These increases were offset by $6,421,521 in interest expense from the line of credit, $754,475 in share based compensation expense, $593,450 in bonus expense and $262,928 in credit losses. The primary drivers of our net cash used in operating activities for year ended December 31, 2024 are our net loss of $3,302,999, increase of $4,545,068 in accounts receivable, and a decrease of $699,559 in accounts payable and other accrued expenses, offset by interest included in the line of credit of $3,092,350, a change in estimate adjustment for the change in realization rate of $1,650,474, share based compensation of $544,725 and credit losses of $266,000.

We monitor outstanding patient cases as they develop through ongoing discussions with attorneys, doctors and our third-party medical billing company and additionally monitor our settlement realization rates over time. We currently have one primary method of accelerating our cash settlement of our revenue and related accounts receivable through accepting lower settlement amounts during the final negotiations of the settlement, which is coordinated through our third-party medical billing company. When our third-party medical billing company is provided with a settlement amount of 49% of gross charges or greater they will accept. When presented with a lower amount we will discuss the reasons for the reduced rate and negotiate a higher rate. Shortening our negotiation time frame will typically result in a lower settlement realization rate, but will accelerate the cash settlement of the outstanding accounts receivable. We began employing this method in 2024, which reduced our settlement realization rate as described below. We may employ this method in the future. The most recent average realization time for accounts receivable was approximately 12 to 24 months from the initial date of service. Typically, a patient will have a series of dates of service over an average of 12 to 16 months.

Prior to fiscal year 2024, we historically realized a 49% settlement rate from total gross billed charges. Accordingly, we had historically recognized net healthcare service revenue as 49% of gross billed amounts. During the year ended December 31, 2024, we underwent efforts to accelerate cash settlement of our accounts receivable to generate cash flow for operations. We did this by shortening settlement negotiations with insurance companies and accepting lower settlement amounts. Additionally, during 2024, we completed a thorough review of our third-party billing data, including reviewing historical reports and new reporting methods as a part of the updated analysis. Based upon this review, it was determined that a lookback period should be used in the analysis of our historical settlement realization rates. As a result of the new efforts to accelerate cash settlement, and establishing a periodic lookback analysis, during the year ended December 31, 2024, we realized a 44% average settlement rate of our gross billed charges during this time frame, which were historically recorded in revenue at 49% of gross billings. We continue to periodically evaluate this estimated settlement realization rate in accordance with ASC 606. This includes a monthly review of our historical data and settlement realization rates, along with estimates of current and pending settlements through ongoing discussions with attorneys, doctors and third-party medical billing company in order to determine the variable consideration under ASC 606 and the net transaction price. During 2025, we continued expanding the historical lookback period to 36 months based on the ongoing expanding data history and the timeframe in which collections have recently been occurring. We update the settlement realization rate estimate used in determining revenue periodically based on these reviews. As of December 31, 2025, the settlement realization rate at which revenue is recorded was at 41%.

Investing Activities

We had no investing activities for the years ended December 31, 2025 and 2024.

Financing Activities

Our net cash provided by financing activities was $1,983,624 for the year ended December 31, 2025, as compared to $2,975,727 for the year ended December 31, 2024. Net cash provided by financing activities for the year ended December 31, 2025 consisted of net proceeds from the line of credit of $2,142,396 and net proceeds from convertible notes payable of $200,000, offset by $300,000 paid on a note payable, $50,000 in dividend payments and $8,772 in payments on the Small Business Administration loan described below. Net cash provided by financing activities for the year ended December 31, 2024 consisted of net proceeds from the line of credit of $3,433,542, offset by $125,000 paid on a note payable, the payment of $120,997 to a director, $105,079 paid on convertible notes payable, $100,000 in dividend payments and $6,739 in payments on the Small Business Administration loan described below.

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Convertible Notes

As of December 31, 2025, we had convertible debt outstanding net of amortized debt discount of $118,295. During the year ended December 31, 2025, we received $200,000 in proceeds from convertible notes and no interest was repaid, we converted $154,049 in principal and accrued interest and $1,500 in conversion cost into 64,165 shares of common stock and recognized $145,871 of additional paid-in capital to adjust the fair value for the debt settlement during the year ended December 31, 2025. Debt discounts associated with the convertible debt at December 31, 2025 were $131,705.

On January 24, 2017, we issued a convertible promissory note in the principal amount of $80,000 for services rendered, the remaining balance of which was converted into common stock on August 26, 2025. On March 30, 2023, we executed an additional tranche under this note in the principal amount of $25,000. This note is currently in default and accrues interest at a default interest rate of 20% per annum. On August 11, 2023, we executed an additional tranche under this note in the principal amount of $25,000. This note accrues interest at a rate of 15% per annum. As of December 31, 2025, the outstanding balance of these notes is $50,000 and they have accrued interest of $23,370.

In December 2025, we entered into loan agreements with two accredited investors, pursuant to which we issued to such investors (i) convertible promissory notes in the aggregate principal amount of $200,000, (ii) warrants for the purchase of an aggregate of 66,667 shares of common stock and (iii) 6,667 shares of common stock for total gross and net proceeds of $200,000. We concluded that the notes, warrants and common shares represent freestanding financial instruments issued as a single financing unit and, accordingly, allocated the total transaction proceeds to each instrument based on their relative fair values. The aggregate amount allocated to the warrants and common shares was recorded as a debt discount and is being amortized to interest expense over the contractual term of the notes. These convertible promissory notes accrue interest at a rate of twelve percent (12%) per annum, payable in shares of common stock, cash or a combination thereof at our option quarterly commencing on April 1, 2026, with all principal and accrued interest being due and payable one (1) year after issuance. We may prepay the principal and accrued interest at any time without penalty upon fifteen (15) days’ notice. These convertible promissory notes are unsecured and contain customary events of default for a loan of this type. These convertible promissory notes are convertible into shares of common stock at a conversion price of $3.00 (subject to standard adjustments in the event of any stock splits, stock combinations, dividends paid in common stock, stock reclassifications or similar transactions). As of December 31, 2025, the outstanding balance of these notes is $200,000 and they have accrued interest of $499.

All of the December 2025 warrants may be exercised for a period of three years at an exercise price of $9.00 (subject to standard adjustments in the event of any stock splits, stock combinations, dividends paid in common stock, stock reclassifications, mergers, consolidations, reorganizations or similar transactions) and may be exercised on a cashless basis if there is no effective registration statement covering the shares of common stock issuable upon the exercise of the warrants.

All of the December 2025 convertible promissory notes and warrants contain ownership limitations, which provide that we shall not effect any conversion or exercise, and a holder shall not have the right to convert or exercise any portion of a note or a warrant, to the extent that after giving effect to the issuance of common stock upon such conversion or exercise, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of common stock upon such conversion or exercise. This limitation may be waived, up to a maximum of 9.99%, by a holder upon not less than sixty-one (61) days’ prior notice to us.

Promissory Note – Settlement Agreement

On June 11, 2024, we entered into a settlement agreement and release of claims with the holder of 165 shares of series R convertible preferred stock and certain convertible promissory notes. Pursuant to the settlement agreement and release of claims, the holder agreed to cancel its shares of series R convertible preferred stock and convertible promissory notes in exchange for a new fixed amount settlement promissory note in the principal amount of $535,000.

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The note does not bear interest and requires fixed payments as follows: (i) if we raise at least $5 million but less than $6 million in our planned underwritten public offering, or the Offering, then we must pay $250,000 on the closing date of the Offering, with payments of $125,000, $125,000 and $35,000 to follow on the 90th day, 180th day, and 240th day following the closing of the Offering, respectively; (ii) if we raise at least $6 million but less than $7 million in the Offering, then we must pay $390,000 on the closing date of the Offering and $145,000 on the 90th day following the closing of the Offering; and (iii) if we raise at least $7 million in the Offering, then we must repay the entire principal amount on the closing date of the Offering. As the Offering was not completed by August 15, 2024, we are required to pay $25,000 on such date and to continue making payments of $25,000 on each monthly anniversary thereof until the entire principal amount is repaid in full. If the Offering is completed after August 15, 2024, then we are required to make payments as described in the schedule above. Notwithstanding the foregoing, if we abandon the Offering and conduct a new public offering thereafter, then we are required to make a payment of $100,000 on the closing date of such other public offering, a second payment of $100,000 on the 90th day following the closing of such offering and $35,000 each month thereafter until the entire principal amount is repaid in full. If any portion of the principal amount remains unpaid on the second (2nd) anniversary of the date of the note, it shall become immediately due and payable on such date. We may prepay the entire principal amount at any time without penalty. The note is unsecured and contains customary events of default for a loan of this type. Upon an event of default, interest would automatically begin to accrue at a simple interest rate of ten percent per annum.

This transaction was accounted for as a debt extinguishment and a gain on settlement of $78,834 was recorded to the consolidated statement of operations for the year ended December 31, 2024, in accordance with FASB Topic 470 Borrower’s Accounting for Debt Modifications. During the year ended December 31, 2025, we paid $300,000 against the outstanding principal balance. At December 31, 2025, the remaining principal balance was $110,000.

Debenture

On March 12, 2009, we issued a debenture in the principal amount of $20,000. The debenture bore interest at 12% per year and matured on September 12, 2009. The balance of the debenture was $10,989 at December 31, 2025 and the accrued interest was $10,188. We assigned all of our receivables from consumer activations of the rewards program as collateral on this debenture.

Small Business Administration Loans

On June 2, 2020, we obtained a loan from the Small Business Administration of $150,000 at an interest rate of 3.75% with a maturity date of June 2, 2050. The principal balance and accrued interest at December 31, 2025 was $143,558 and $0, respectively.

Line of Credit

On September 29, 2023, our company and Nova entered into a two-year revolving purchase and security agreement with DML HC Series, LLC, or DML, which was automatically renewed for a term of one year on September 29, 2025, to sell, with recourse, Nova’s accounts receivables for a revolving financing up to a maximum advance amount of $4.5 million. Effective October 22, 2025, we entered into amendment No. 5 with DML, which extends the term of the revolving purchase and security agreement through September 28, 2028. A review is performed on a quarterly basis to assess the adequacy of the maximum amount. If mutually agreed upon by us and DML, the maximum amount may be increased. On April 24, 2024, we entered into amendment No. 1 with DML which increased the maximum advance amount to $8,000,000 and defined the discount fee equal to 2.25% per purchase and claims balance forward on new purchases with a minimum fee to now be $10,000. On June 11, 2024, we entered into amendment No. 2 with DML which further increased the maximum advance amount to $11,000,000. On December 27, 2024, we and Nova entered into amendment No. 3 with DML which further increased the maximum advance amount to $15,000,000. On October 1, 2025, we and Nova entered into amendment No. 4 with DML which further increased the maximum advance amount to $23,000,000. As of December 31, 2025, we had an outstanding balance $17,209,908 against the revolving receivable line of credit and accrued interest of $673,267. The unused line of credit balance as of December 31, 2025 was $5,790,092. The revolving purchase and security agreement includes discounts recorded as interest expense on each funding and matures on September 28, 2028.

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Related Party Loans

On December 21, 2025, in connection with bonuses earned by certain employees, we issued promissory notes in the aggregate principal amount of $1,085,703 (representing bonuses earned of $593,450 and $492,253 for the years ended December 31, 2025 and 2024, respectively), in lieu of cash payment, including a promissory note in the principal amount of $460,000 to Alex Cunningham, our Chairman and Chief Executive Officer, a promissory note in the principal amount of $122,550 to Matthew T. Shafer, our Chief Financial Officer, and a promissory note in the principal amount of $460,000 to Daniel Thompson, our Chairman at such time and a significant stockholder. These notes bear interest of 5% per annum and mature on June 30, 2026. The bonus expense was recognized in the period earned, and the issuance of the notes was accounted for as a non-cash financing activity.

In connection with the acquisition of Edge View on July 16, 2014, we assumed amounts due to previous owners who are current managers of Edge View. These amounts are due on demand and do not bear interest. The balance of these amounts are $4,979 as of December 31, 2025.

Contractual Obligations

Our principal commitments consist mostly of obligations under the loans described above.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The following discussion relates to critical accounting policies for our consolidated company. The preparation of financial statements in conformity with GAAP requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition. Our primary source of revenue is our healthcare subsidiary, which records revenues from providing licensed and/or certified orthopedic procedures. Revenue is recognized at a point in time in accordance with Accounting Standards Codification, or ASC, 606 and at an estimated net settlement realization rate based on gross billed charges. Our healthcare subsidiary does not have contract liabilities or deferred revenue as there are no amounts prepaid for services. We apply the following five-step ASC 606 model to determine revenue recognition:

•	identification of a contract with a customer;

•	identification of the performance obligations in the contract;

•	determination of the transaction price;

•	allocation of the transaction price to the separate performance obligations; and

•	recognition of revenue when performance obligations are satisfied.

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At contract inception, once the contract is determined to be within the scope of ASC 606, we assess services promised within each contract and determine those that are a performance obligation and assesses whether each promised service is distinct.

Our contracts contain a single performance obligation (providing orthopedic services), as the promise to transfer the individual services is not separately identifiable from other promises in the contracts and, therefore, not distinct, as a result, the entire transaction price is allocated to this single performance obligation.

Accordingly, we recognize net revenue when the patient receives orthopedic care services. Our patient service contracts generally have performance obligations which are satisfied at a point in time. The performance obligation is for onsite or off-site care provided. Patient service contracts are generally fixed-price, and the transaction price is in the contract.

In determining net revenue to record under ASC 606, we must estimate the transaction price, including estimates of variable consideration in the contract at inception. In order to estimate variable consideration, we use established billings rates (also described as “gross charges”) for the procedures being performed, however, the billing rates are not the same as actual amounts recovered for our healthcare subsidiary. They generally do not reflect what we are ultimately paid by the customer, insurance carriers and other payors, and therefore are not reported in the consolidated financial statements at that rate. We are typically paid amounts based on established charges per procedure with guidance from the annually updated Current Procedural Terminology, or CPT, guidelines that designates relative value units and a suggested range of charges for each procedure which is then assigned a CPT code. This gross charge is discounted to reflect the percentage paid to us using a modifier recognized by each insurance carrier for services, less deductible, co-pay, and contractual adjustments which are deducted from the calculated fee. These adjustments are considered variable consideration under ASC 606 and are deducted from the calculated fee to arrive at the net transaction price. We also estimate changes in the contract price as a result of price concessions, changes to deductibles, co-pays and other contractual adjustments to determine the eventual settlement amount we expect to receive. We use the term settlement realization in our disclosures to describe the amount of cash we expect to receive based on our estimate of the transaction price under the expected value method of ASC 606.

Where appropriate, we utilize the expected value method to determine the appropriate amount for estimates of variable consideration, which has been based on a historical lookback of our actual settlement realization rates. The estimates of reserves established for variable consideration reflect current contractual requirements, our historical experience, specific known market events and trends, industry data and forecasted patient data and settlement patterns. Settlement realization patterns are assessed based on actual settlements and based on expected settlement realization trends obtained from discussions with attorneys, doctors and our third-party medical billing company. Settlement amounts are negotiated, and prolonged settlement negotiations are not indicative of a greater likelihood of reduced settlement realization or zero settlement.

We may accept a lower settlement realization rate in order to receive faster payment. We obtain information about expected settlement realization trends from discussions with doctors and attorneys and our third-party medical billing company vendor, which handles settlement claims and negotiations. Settlement amounts are presented to our third-party medical billing company vendor.

Settlement rates of 49% or higher based on gross billed amounts are typically accepted without further negotiation. Proposed settlement rates below 49% are negotiated when possible and longer negotiations typically result in higher settlement rates. If we accept a lower settlement realization rate in order to receive payments more quickly, we consider that a price concession and estimate these concessions at contract inception. The various forms of variable consideration described above included in the transaction price may be constrained and are included in net revenue only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue recognized will not occur in a future period. We have not constrained any of our estimates of variable consideration for any of the periods presented.

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Service Fees – Net (PIP)

We generate services fees from performing various procedures on the date the services are performed. These services primarily include slip and falls as well as smaller nominal Non-Personal Injury Protection, or PIP, services. As described above, these revenues are based on established insurance billing rates, less allowances for contractual adjustments and uncollectible amounts. These contractual adjustments vary by insurance company and self-pay patients. We compute these contractual and other adjustments based on its historical settlement realization experience. Completing the paperwork for each case and preparing it for billing takes approximately ten business days after a procedure is performed. The majority of claims are then filed electronically except for those remaining insurance carriers requiring paper filing. An initial response is usually received within four weeks from electronic filing and up to six weeks from paper filing. Responses may be a payment, a denial, or a request for additional information. Our healthcare revenues are generated from professional medical billings including facility and anesthesia services. With respect to facility and anesthesia services, we are the primary obligor as the facility and anesthesia services are considered part of one integrated performance obligation.

We satisfy performance obligations as services are performed and then billed to the patient. Payment in most cases is made by an attorney for such services to our patients which are due upon final settlement of patients claims. During the claims process, legal counsel warranties such claim through the letter of protection, which is sent to us, as a medical provider, on behalf of the client patient. This letter states that the attorney is responsible for paying the client’s medical bills when the case is fully developed and settles. The medical professional agrees to provide treatment to the injured person and refrain from attempting to collect payment as it is developing and until the case is resolved. Once the personal injury case is finalized with the insurance company, the attorney pays the outstanding medical bills from the settlement.

Settlement Rates

Prior to fiscal year 2024, we historically realized a 49% settlement rate from total gross billed charges. Accordingly, we had historically recognized net healthcare service revenue as 49% of gross billed amounts. During the year ended December 31, 2024, we underwent efforts to accelerate cash settlement of our accounts receivable to generate cash flow for operations. We did this by shortening settlement negotiations with insurance companies and accepting lower settlement amounts. Additionally, during 2024, we completed a thorough review of our third-party billing data, including reviewing historical reports and new reporting methods as a part of the updated analysis. Based upon this review, it was determined that a lookback period should be used in the analysis of our historical settlement realization rates. As a result of the new efforts to accelerate cash settlement, and establishing a periodic lookback analysis, during the year ended December 31, 2024, we realized a 44% average settlement rate of our gross billed charges during this time frame, which were historically recorded in revenue at 49% of gross billings. We continue to periodically evaluate this estimated settlement realization rate in accordance with ASC 606. This includes a monthly review of our historical data and settlement realization rates, along with estimates of current and pending settlements through ongoing discussions with attorneys, doctors and third-party medical billing company in order to determine the variable consideration under ASC 606 and the net transaction price. During 2025, we continued expanding the historical lookback period to 36 months based on the ongoing expanding data history and the timeframe in which collections have recently been occurring. We update the settlement realization rate estimate used in determining revenue periodically based on these reviews. As of December 31, 2025, the settlement realization rate at which revenue is recorded was at 41%.

Contract Fees (Non-PIP)

We have contract fees for amounts earned from our Non-PIP related procedures, typically car accidents, and are settled on a contingency basis. Prior to April 2023, these cases were sold to a factor who bears the risk of economic benefit or loss. Generally, the sale of these cases to a third-party factor resulted in an approximate 54% reduction from the accounts receivables amounts. After selling patient cases to the factor, any additional funds settled by us were remitted to the factor. We evaluated the factored adjustments considering the actual factored amounts per patient on a quarterly interval, and the reductions from accounts receivable that were factored were recorded in finance charges as other expenses on the consolidated statement of operations. As a result of our 12 to 24 month settlement realization timeframe, we have an accrued liability resulting from the settlement of receivables sold to the third-party factors which fluctuates as settlements are made and remitted to those third-party factors. These accounts receivables sold to these third-party factors are not included in our financial statements accounts receivable balance once sold and therefore are not part of the assessment of the net realizable value of accounts receivable. We ceased factoring of accounts receivable in the first quarter of 2023.

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Accounts Receivable. In the normal course of business, we are in the lien based medical industry providing orthopedic healthcare servicing an uninsured market insulated by a letter of protection which insulates us and insures payment in full from insurance settlements. Accounts receivable consists of amounts due from attorneys and insurance providers for services provided to patients under the letter of protection. Accounts receivable are recorded at the expected settlement realization amount, which is less contractual adjustments and an allowance for credit losses. We recognize an allowance for credit losses for our accounts receivable to present the net amount expected to be collected as of the balance sheet date. This allowance is determined based on the history of net settlements received, where the net settlement amount is not collected. No collection can happen if no settlement is reached with the defendant’s insurance company and the plaintiff (the patient) loses the case at trial, or the case is abandoned, then we will not be able to collect on our letter of protection and our receivable will not be collected. We monitor outstanding cases as they develop through ongoing discussions with attorneys, doctors and third-party medical billing company and additionally monitor settlement realization rates over time. Additionally, we consider economic factors and events or trends expected to affect future collections experience. The no collection history of our customers is considered in future assessments of collectability as these patterns are established over a longer period. We use the term collection and collection rate in its disclosures to describe the historical less than 1% occurrence of not collecting under a contract, which aligns with our credit loss accounting under ASC 326.

We do not have a significant exposure to credit losses as we have historically had a less than 1.0% loss rate where we received no settlement amount for our outstanding accounts receivable. Although possible, claims resulting in zero collection upon settlement are rare based on our historical experience and has historically been 0.5% to 1.0% of our outstanding accounts receivable, thereby resulting in a collection rate of 99%. We use the loss rate method to record our allowance for credit losses. We apply the loss rate method by reviewing our zero collection history on a quarterly basis and updating our estimate of credit losses to adjust for changes in loss data. We typically collect on our accounts receivable between 12 to 24 months after recording. We do not record an allowance for credit losses based on an aging of our accounts receivable as the aging of our receivables do not influence the credit loss rate due to the nature of our business and the letter of protection. We do not adjust our receivables for the effects of a significant financing component at contract inception as the timing of variable consideration is determined by the settlement, which is outside of our control. As of December 31, 2025 and 2024, our allowance for credit losses was $400,000 and $255,215, respectively. We recognized $262,928 and $266,000 of credit loss expense during the years ended December 31, 2025 and 2024, respectively, which is included in selling, general and administrative expenses in the consolidated statement of operations. The balance of accounts receivable, net as of January 1, 2024 was $13,305,254. The balance of the allowance for credit losses was $122,190 as of January 1, 2024.

Property and Equipment. Property and equipment are carried at cost. Expenditures for renewals and betterments that extend the useful lives of property, equipment or leasehold improvements are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method for financial reporting purposes based on the following estimated useful lives:

Classification	Useful Life
Equipment, furniture, and fixtures	5 - 7 years
Medical equipment	10 years
Leasehold improvements	10 years or lease term, if shorter

Goodwill. Goodwill is not amortized but is evaluated for impairment annually or when indicators of a potential impairment are present. We review goodwill for impairment on a reporting unit basis annually and whenever events or changes in circumstances indicate the carrying value of goodwill may not be recoverable. Goodwill is tested first for impairment based on qualitative factors on an annual basis or in between if an event occurs or circumstances change that indicate the fair value may be below its carrying amount, otherwise known as a ‘triggering event’. An assessment is made of these qualitative factors to determine whether it is more likely than not the fair value is less than the carry amount, including goodwill. The annual evaluation for impairment of goodwill, if needed, is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans. We believe such assumptions are also comparable to those that would be used by other marketplace participants. For the years ended December 31, 2025 and 2024, we determined there to be no impairment. We based this decision on impairment testing of the underlying assets, expected cash flows, decreased asset value and other factors. The restatement of our previously issued consolidated financial statements, which corrects the classification of noncash interest expense in the consolidated statements of cash flows from financing activities to operating activities, did not constitute a ‘triggering event’ under our impairment assessment procedures, as it did not reflect a change in our operations, market conditions, or other circumstances that could indicate the fair value of goodwill may be below its carrying amount. Furthermore, even if a quantitative analysis had been performed, the correction would not have impacted the valuation models’ key inputs, including assumptions and internal projections of expected future cash flows and operating plans. Accordingly, the restatement had no effect on our goodwill impairment conclusion.

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Valuation of Long-Lived Assets. In accordance with the provisions of ASC Topic 360-10-35, “Impairment or Disposal of Long-Lived Assets,” all long-lived assets such as plant and equipment and construction in progress held and used by us are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. The restatement of our previously issued consolidated financial statements, which corrects the classification of noncash interest expense in the consolidated statements of cash flows from financing activities to operating activities, did not constitute an event or change in circumstances under ASC 360 that would trigger a recoverability test, and did not alter the estimated cash flows used in such an assessment.

Distinguishing Liabilities from Equity. We account for our series N senior convertible preferred stock and series X senior convertible preferred stock subject to possible redemption in accordance with ASC 480, “Distinguishing Liabilities from Equity”. Conditionally redeemable preferred shares are classified as temporary equity within our consolidated balance sheet.

Fair Value Measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs), and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level 2	Inputs, other than quoted prices included in Level 1, which are observable for the asset or liability through corroboration with market data at the measurement date.

Level 3	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

Share-Based Compensation. We account for our stock-based compensation in which we obtain employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB ASC. Pursuant to paragraph 718-10-30-6 of the FASB ASC, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of equity-classified awards is the grant date, which is the date on which we and the grantee reach a mutual understanding of the award’s key terms and conditions. Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest. The expense resulting from share-based payments is recorded in general and administrative expense in the consolidated statements of operations.

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BUSINESS

Overview

Our company is a targeted healthcare holding company dedicated to acquiring and building middle-market niche healthcare clinics, primarily in orthopedics, spine care, and pain management. Our partnership-driven culture emphasizes service excellence, teamwork, accountability, and performance.

We have a geographic specific acquisition strategy driven by targeted merger and acquisition execution across three synergistic complementary pillars:

•	Core Cash Flow – Acquiring, optimizing, and managing physician practices to drive recurring revenue and operational efficiency.

•	Asset Acquisition – Expanding our footprint through ownership of real estate assets such as ambulatory surgery centers and orthopedic clinics.

•	Finance – Retaining and managing personal injury practice accounts receivable to capture long-term income rather than selling at deep discounts, strengthening sustainable profitability.

We are focused on the acquisition of orthopedic and related modality practices with strong organic growth plans that are materially cash generative to maximize value and providing greater coverage for our patients, and diversification and risk mitigation for our stockholders.

All current revenue is derived from Nova, which was acquired on May 31, 2021. It operates a group of regional primary specialty and ancillary care facilities across Florida and Georgia that provide traumatic injury victims with primary care evaluations, interventional pain management, and specialty consultation services, including EMC assessments. We currently primarily focus on plaintiff-related care and provide healthcare to uninsured patients. Our patients have typically been in an accident and have filed a lawsuit as a plaintiff against the defendant who is allegedly responsible for the accident as the result of negligence or another tort. We provide a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves. From sports injuries, to sprains, strains, and fractures, our doctors are dedicated to helping patients return to active lifestyles.

We also own a real estate company, Edge View, which we acquired on July 16, 2014. Edge View owns five (5) acres zoned medium density residential (MDR) with 12 lots already platted, six (6) acres zoned high-density residential (HDR) that can be platted in various configurations to meet current housing needs, and twelve (12) acres zoned in Lemhi County as Agriculture that is available for further annexation into the City of Salmon for development, as well as a common area for landowners to view wildlife, provide access to the Salmon River and fishing in a two (2) acre pond. Management does not currently have any plans to develop this property and expects to eventually sell the property.

Corporate History and Structure

We were incorporated on September 3, 1986 in Colorado as Cardiff International Inc. On November 10, 2005, we merged with Legacy Card Company and became Cardiff Lexington Corporation. On August 27, 2014, we redomiciled and became a corporation under the laws of Florida. On April 13, 2021, we redomiciled and became a corporation under the laws of Nevada.

All of our operations are conducted through our operating subsidiaries, Nova and Edge View. Nova was organized in the State of Florida on December 3, 2018 and Edge View was incorporated in the State of Idaho on February 9, 2005.

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The following chart depicts our current organizational structure:

Business Strategy

We employ an acquisition and value creation strategy, with the goal of locating undervalued and undercapitalized healthcare companies and providing them capitalization and leadership in order to maximize the value and potential of their private, often family run, enterprises while also providing diversification and risk mitigation for our stockholders. Our primary focus is on the healthcare sector, where we utilize our management team’s relationship networks, industry experience and deal sourcing capabilities to target companies we believe have an experienced management team and compelling assets which we believe are well positioned for growth. Our culture emphasizes core values, teamwork, accountability, and performance. Specifically, we have and will continue to look at a diverse variety of acquisitions in the healthcare sector in terms of growth stages and capital structures and we intend to focus our portfolio of subsidiaries to established profitable niche small to mid-sized healthcare companies. Our acquisition strategy is driven by structure, transaction value, alignment, resources and return on investment. As we identify potential targets, it is also our strategy and goal to identify and recruit the right operating executive partners that have the requisite tools and experience to manage and grow our existing and newly acquired subsidiaries. Based on our management’s long history and experience in building relationships with a vast number of executives and their teams, we are confident that we have placed or left successful executives in charge of our current subsidiaries and will be able to identify appropriate executives to add long-term value to any future acquisitions.

After our acquisitions, the entities become wholly owned subsidiaries and the target company’s management team either maintains responsibility for the day-to-day operations or we locate suitable executives to overtake responsibility for the entities. We believe that we can then provide these entities with some of the benefits of being a publicly traded company, including but not limited to, providing them with increased access to funding that we can obtain on their behalf in the capital markets for operations or expansion and our management team’s experience operating businesses. Our combined acquisition and value creation strategy drives our goal to deliver our public stockholders an opportunity to own a long term, stable, durable compounding equity investment that can produce strong returns.

Market Opportunity

Utilizing our management teams and principals’ expansive network of relationships, we believe there to be a significant opportunity for organic growth and expanded utilization of our current locations and an opportunity to open additional locations within new markets. Additionally, we believe there are a substantial number of small to mid-sized healthcare companies, second stage startups – emerging businesses with a strong organic growth plan that is materially cash generative and income producing real estate holdings that we may seek to acquire that can potentially generate attractive returns for our stockholders. In this environment, we believe the expertise and relationships of our management team represent a compelling value proposition for potential business targets looking for additional working capital infusion, a pathway to exit some equity, and leadership to assist them to grow and expand.

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Acquisition Process

In evaluating a potential target business, we conduct a comprehensive due diligence review to determine a company’s quality and its intrinsic value. That due diligence review may include, among other things, financial statement analysis, detailed document reviews, multiple meetings with management, consultations with relevant industry experts, competitors, customers, and suppliers, as well as a review of additional information that we will seek to obtain as part of our analysis of a target company. Upon the consummation of an acquisition agreement with a target company, it becomes a wholly owned subsidiary of our company.

We anticipate structuring our acquisitions in such a way so that the post-business combination subsidiary company will directly or indirectly own, acquire, or control 100% of the equity interests or assets of the target business or businesses. We may, however, structure future acquisitions such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for legal or other reasons, but we will only complete such acquisition if the post-business subsidiary company owns or acquires 49% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or an independent valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the board of directors is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board of directors determines that outside expertise would be helpful or necessary in conducting such analysis.

We finance acquisitions primarily through additional equity and debt financings. We believe that having the ability to finance most, if not all, acquisitions with the general capital resources raised by our company, rather than financing relating to the acquisition of individual businesses, provides us with an advantage in acquiring attractive businesses by minimizing delay and closing conditions that are often related to acquisition-specific financings. Because the timing and size of acquisitions cannot be readily predicted, we may need to be able to obtain funding on short notice to benefit fully from attractive acquisition opportunities. The sale of additional shares of any class of equity will be subject to market conditions and investor demand for such shares at prices that may not be in the best interest of our stockholders. The sale of additional equity securities could also result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. See also “Risk Factors—Risks Related to Our Business and Structure—We may not be able to successfully fund acquisitions due to the unavailability of equity or debt financing on acceptable terms, which could impede the implementation of our acquisition strategy.”

The time required to select and evaluate a target business and to structure and complete acquisitions, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which any acquisition is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another acquisition.

We have not selected any specific business combination target for our next acquisition, and we have not entered into any binding letters of intent.

To the extent we effect any future acquisition with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

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There are several risks associated with our acquisition strategy, including the following risks, which are described more fully in “Risk Factors—Risks Related to Our Business and Structure”:

•	our acquisition strategy exposes us to substantial risk;

•	we may experience difficulty as we evaluate, acquire and integrate businesses that we may acquire, which could result in drains on our resources, including the attention of our management, and disruptions of our on-going business;

•	we may not be able to effectively integrate the businesses that we acquire;

•	we face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities;

•	we may not be able to successfully fund acquisitions due to the unavailability of debt or equity financing on acceptable terms, which could impede the implementation of our acquisition strategy; and

•	we may change our management and acquisition strategies without the consent of our stockholders, which may result in a determination by us to pursue riskier business activities.

Competition

In identifying, evaluating, and selecting potential target business for acquisition, we may encounter intense competition from other entities having a business objective similar to ours, including blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting acquisitions directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human, and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Any of these factors may place us at a competitive disadvantage in successfully negotiating an acquisition.

Competitive Strengths

We believe that we have several competitive advantages that differentiate us from other holding companies. Our competitive strengths include:

•	Management operating and investing experience. Our directors and executive officers have significant executive, investment and operational experience in managing and growing small and middle market healthcare companies. We believe that this breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities.

•	Extensive network of small to middle market companies. As a result of their experience with acquisitions and in providing services to small to middle market companies around the United States, our management team members have developed a broad array of contacts at private and closely held companies. We believe that these contacts will be important in generating potential acquisition opportunities for us.

•	Public company benefits. We believe our structure will make us an attractive business transaction partner to prospective acquisition targets. As an existing public company, we will be able to raise capital to deploy to our acquired businesses for their business operations. Additionally, we will be able to offer to the employees of our subsidiaries equity in our company as an additional means of creating management incentives that are better aligned with stockholders’ interests.

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•	Maintaining of day-to-day control of operations. As part of our acquisition criteria for a target company, we search for companies with what we believe are strong management teams, which allows us to have the management team maintain control of the day-to-day operations of the companies. We believe this model is attractive to target companies with management desiring to obtain the benefits of being a public company while maintaining control over the operations of their company.

Intellectual Property

We do not have any intellectual property at our holding company.

Employees

As of December 31, 2025, our company had 18 employees, of which 15 of these employees were full time (including our operating subsidiaries described below). None of our employees are represented by labor unions, and we believe that we have an excellent relationship with our employees.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not currently aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Regulation

We do not expect that our holding company will be subject to material governmental regulation. However, it is our policy to fully comply with all governmental regulation and regulatory authorities.

Healthcare Business

Our healthcare business is operated by Nova, which we acquired on May 31, 2021. This business accounted for all of our revenues for the years ended December 31, 2025 and 2024.

Overview

We operate a group of regional primary specialty and ancillary care facilities throughout Florida and Georgia that provide traumatic injury victims with primary care evaluations, interventional pain management, and specialty consultation services. We focus on plaintiff-related care and are a highly efficient provider of EMC assessments. We provide a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves. From sports injuries, to sprains, strains, and fractures, our doctors are dedicated to helping patients return to active lifestyles.

The Healthcare Market

The healthcare sector is defined as end users whose primary business is the delivery of medical, patient care or treatment, medical diagnostic services, or medical care provided in connection with disaster relief, including, but not limited to (i) professional medical and healthcare service companies, businesses, institutions and enterprises, (ii) medical diagnostics facilities and laboratories having patient interaction, (iii) government and private organizations providing medical care in connection with disaster relief and (iv) firms selling products or services into such end users. Examples of such end users are: hospitals, including their pharmacies; integrated medical service provider networks and their member facilities; surgery centers, including their pharmacies; blood banks; bone and tissue centers; physician and medical clinic offices including their pharmacies; psychiatric health facilities, including their pharmacies; clinics in retail outlets that perform or provide medical services or care; long-term medical care facilities, including their pharmacies; medical care components of the Red Cross or other disaster relief organizations; and dental care facilities.

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Services

We provide a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves. Orthopedic and pain procedure services include hip and knee replacement, shoulder reconstruction, fracture care and hand surgery, as well as spinal surgery.

Our service model is designed to promote referral relationships, facilitate patient access, and coordinate administration among our company, as a medical provider, personal injury attorneys, and chiropractors. This “referral relationship” approach to case management results in increased revenue as attorneys consider the value of our patient management process when brokering settlements. As EMC and early stage continued care providers, we believe that we have superior access to patient information to determine the validity of each case and manage cases appropriately.

As noted above, we focus on plaintiff-related care, so our revenue is primarily provided by bodily injury policies, general liability policies, and personal injury protection policies, rather than directly from patients, private insurance or Medicare/Medicaid, which partially insulates our business from the declining reimbursement programs paid from or correlated to Medicare/Medicaid and traditional health insurance companies. However, since most of our patients are uninsured and involved in lawsuits, we must wait for payments of amounts owed to us until the patient’s lawyer settles the claim against the defendant’s insurance company or the defendant. As a result of our need to wait for such a settlement, we experience an extended accounts receivable collection period, which typically ranges from 12 to 24 months. See also “Risk Factors—Risks Related to Our Business and Structure—Our typical accounts receivable collection lifecycle is between 12 and 24 months. This extended period creates several risks relating to our liquidity and cash flow, exposure to credit losses, dependence on external financing, negative impact on our financial metrics and operational challenges.”

Healthcare Facilities

The main office for our healthcare business is located at 1903 S 25th Street, Suite 103, Fort Pierce, FL 34947. We currently operate eleven facilities. As of December 31, 2025, management estimates that the eleven facilities are operating at 35% capacity. We believe that the most important factors relating to the overall utilization of a facility include adequate working capital, the quality and market position of the facility and the number, quality and specialties of physicians providing patient care within the facility. Other factors that affect utilization include general and local economic conditions, market penetration, the degree of outpatient use, the availability of reimbursement programs such as Medicare and Medicaid, and demographic changes such as the growth in local populations. Utilization across the industry is also being affected by improvements in clinical practice, medical technology and pharmacology. Current industry trends in utilization and occupancy have been significantly affected by changes in reimbursement policies of third party payers. We are also unable to predict the extent to which these industry trends will continue or accelerate.

Customers, Sales and Marketing

As of December 31, 2025, we provide services to approximately 270 - 375 patients per month on average at eleven facilities. Patients are primarily referred through a growing network of personal injury attorneys, insurance carriers, physical therapy providers, and chiropractic care providers.

Competition

The healthcare industry is highly competitive. In recent years, competition among healthcare providers for patients, such as our company, has intensified in the United States due to, among other things, regulatory and technological changes, increasing use of managed care payment systems, cost containment pressures and a shift toward outpatient treatment. In all of the geographical areas in which we operate, there are other facilities that provide services comparable to those offered by our facilities. In addition, some of our competitors include hospitals that are owned by tax-supported governmental agencies or by nonprofit corporations and may be supported by endowments and charitable contributions and exempt from property, sale and income taxes. Such exemptions and support are not available to us.

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Certain of our competitors may have greater financial resources, be better equipped and offer a broader range of services than us. The increase in outpatient treatment and diagnostic facilities, outpatient surgical centers and freestanding ambulatory surgical centers also increases competition for us.

The number and quality of the physicians on a facility’s staff are important factors in determining a facility’s success and competitive advantage. Typically, physicians are responsible for making admissions decisions and for directing the course of patient treatment. We believe that physicians refer patients to a facility primarily on the basis of the patient’s needs, the quality of other physicians on the medical staff, the location of the facility and the breadth and scope of services offered at the facility. We strive to retain and attract qualified doctors by maintaining high ethical and professional standards and providing adequate support personnel, technologically advanced equipment and facilities that meet the needs of those physicians.

In addition, we depend on the efforts, abilities, and experience of our medical support personnel, including our nurses, pharmacists and lab technicians and other healthcare professionals. We compete with other healthcare providers in recruiting and retaining qualified management, nurses and other medical personnel. Our healthcare facilities are experiencing the effects of a nationwide staffing shortage, which has caused and may continue to cause an increase in salaries, wages and benefits expense in excess of the inflation rate. In addition, there are requirements to maintain specified nurse-staffing levels. To the extent we cannot meet those levels, we may be required to limit the healthcare services provided, which would have a corresponding adverse effect on our net operating revenues.

Although most of our revenue is provided by bodily injury insurance policies, general liability policies, and personal injury protection policies, our ability to negotiate favorable service contracts with purchasers of group healthcare services also affects our competitive position and significantly affects the revenues and operating results of our facilities. Managed care plans attempt to direct and control the use of services and to demand that we accept lower rates of payment. In addition, employers and traditional health insurers are increasingly interested in containing costs through negotiations with facilities for managed care programs and discounts from established charges. In return, facilities secure commitments for a larger number of potential patients. Generally, facilities compete for service contracts with group healthcare service purchasers on the basis of price, market reputation, geographic location, quality and range of services, quality of the medical staff and convenience. The importance of obtaining contracts with managed care organizations varies from market to market depending on the market strength of such organizations.

A key element of our growth strategy is expansion through opening additional locations and the acquisition of additional facilities in select markets. The competition to acquire healthcare facilities is significant. We compete for acquisitions with other for-profit healthcare companies, private equity and venture capital firms, as well as not-for-profit entities. Some of our competitors have greater resources than we do. We intend to selectively seek opportunities to expand our base of operations by adhering to our disciplined program of rational growth but may not be successful in accomplishing acquisitions on favorable terms.

Competitive Strengths

We believe that we have several competitive advantages, including the following:

•	Broad array of services focusing on plaintiff-related care. We provide a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves with a focus on plaintiff-related care. From sports injuries, to sprains, strains, and fractures, orthopedic and pain procedure services include hip and knee replacement, shoulder reconstruction, fracture care and hand surgery, as well as spinal surgery. Our service model is designed to promote referral relationships, facilitate patient access, and coordinate administration among our company, as a medical provider, personal injury attorneys, and chiropractors. As a result, our revenue is primarily provided by bodily injury insurance policies, general liability policies, and personal injury protection policies, which partially insulates our business from the declining reimbursement programs paid from or correlated to Medicare/ Medicaid and traditional health insurance companies.

•	Opportunities for accelerated growth. We have a track record of delivering strong growth through a combination of organic growth, new contract additions and selective acquisitions. Organic growth has historically been supported by consistent underlying market volume trends, stable pricing and a diversified payor mix. We believe that our networks of high-quality providers position us to take advantage of these trends. We have successfully executed on new contract growth by providing a set of differentiated services and delivering integrated, efficient, high-quality care, which has helped us expand our relationships with our existing customers and compete effectively in the bidding process for new contracts. Additionally, we believe we will have opportunities to expand our services through acquisitions, as discussed in more detail below.

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•	Focus on clinical excellence. We are focused on achieving the best clinical outcomes for our patients through the application of rigorous recruiting and credentialing standards, the promotion of a physician-led leadership culture and the monitoring of our clinical quality measures. Through extensive clinical and leadership development programs, we train our healthcare professionals to continually enhance their skills and deliver innovative and patient-focused experiences and outcomes. We provide internally developed continuing medical education accredited courses to our healthcare professionals, including instructor-led and on-line education sessions. We have developed and implemented quality measurement systems that track multiple key indicators, which assist our professionals in systematically monitoring, examining and analyzing outcomes and processes. These quality measurement systems are supplemented by our active peer review infrastructure designed to ensure the development and implementation of actionable items that will improve patient outcomes. Our ability to deliver high levels of customer service and patient care is a direct result of this focus, which helps us to differentiate our services, and to attract and retain providers.

•	Ability to attract and retain high-quality providers. Through our processes, we are able to identify and target high-quality providers to match the needs of our customers. We believe that our operating infrastructure enables us to provide attractive opportunities for our providers to enhance their skills through extensive clinical and leadership development programs. We believe that our differentiated recruiting, training and development programs strengthen our customer and provider relationships, enhance our contract and clinician retention rates and allow us to efficiently recruit providers to support our new contract pipeline.

Growth Strategies

The key elements of our strategy to grow our business include:

•	Capitalize on organic growth opportunities. As noted above, management estimates that our eleven facilities are operating at 35% capacity as of December 31, 2025. Accordingly, we believe that we have an opportunity for organic growth at our existing facilities. We also believe our physician-led, patient-focused culture and approach to clinical solutions will allow us to continue to successfully recruit and retain clinical professionals.

•	Supplement organic growth with strategic acquisitions. The market in which we compete is highly fragmented, presenting significant opportunities for additional acquisitions. We will continue to follow a disciplined strategy in exploring future acquisitions by analyzing the strategic rationale, financial impact and organic growth profile of each potential opportunity. Our current focus for future acquisitions is outpatient Orthopedic Surgery Centers and related Clinics. We have been in discussions with several privately owned Surgery Centers and Clinics. Key targets are strategically located within eighteen states that we have identified to have a combination of favorable dynamics.

•	Enhance operational efficiencies and productivity. We believe there are significant opportunities to continue to build upon our success in improving our productivity and profitability. We continue to focus on initiatives to improve productivity, including more efficient scheduling, continued use of mid-level providers, enhancing our leadership training programs, improving and realigning compensation programs. We believe that our processes related to managed care contracting, billing, coding, collection and compliance have driven a strong track record of efficient revenue cycle management. We have made significant investments in infrastructure, including management information systems that we believe will continue to enable us to improve clinical results and key client metrics while reducing the cost of providing patient care. We have dedicated teams with business and clinical expertise that are responsible for implementing best practices. Furthermore, we will continue to utilize risk mitigation programs for loss prevention and early intervention. We believe that our significant investments in scalable technology systems will facilitate additional cost reductions and efficiencies.

Intellectual Property

Our healthcare business does not own any intellectual property.

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Employees and Medical Staff

As of December 31, 2025, Nova had 13 employees. Our facilities are staffed by licensed physicians who have been admitted to the medical staff of individual facilities. Members of the medical staff of our facilities also serve on the medical staffs of facilities not owned by us and may terminate their affiliation with our facilities at any time. Each of our facilities is managed on a day-to-day basis by a managing director. In addition, a Board of Governors, including members of the facility’s medical staff, governs the medical, professional and ethical practices at each facility.

None of our employees are represented by labor unions, and we believe that we have an excellent relationship with our employees.

Regulation

The healthcare industry is subject to numerous laws, regulations and rules including, among others, those related to government healthcare participation requirements, various licensure and accreditations, reimbursement for patient services, health information privacy and security rules, and Medicare and Medicaid fraud and abuse provisions (including, but not limited to, federal statutes and regulations prohibiting kickbacks and other illegal inducements to potential referral sources, false claims submitted to federal or state healthcare programs and self-referrals by physicians). Providers that are found to have violated any of these laws and regulations may be excluded from participating in government healthcare programs, subjected to significant fines or penalties and/or required to repay amounts received from the government for previously billed patient services. Although we believe our policies, procedures and practices comply with governmental regulations, no assurance can be given that we will not be subjected to additional governmental inquiries or actions, or that we would not be faced with sanctions, fines or penalties if so subjected. Even if we were to ultimately prevail, a significant governmental inquiry or action under one of the above laws, regulations or rules could have a material adverse impact on us.

Licensing, Certification and Accreditation: All of our facilities are subject to compliance with various federal, state and local statutes and regulations and receive periodic inspection by state licensing agencies to review standards of medical care, equipment and cleanliness. Our facilities must also comply with the conditions of participation and licensing requirements of federal, state and local health agencies, as well as the requirements of municipal building codes, health codes and local fire departments. Various other licenses and permits are also required in order to dispense narcotics, operate pharmacies, handle radioactive materials and operate certain equipment. All of our eligible hospitals have been accredited by The Joint Commission. All of our facilities are certified as providers of Medicare and Medicaid services by the appropriate governmental authorities. If any of our facilities were to lose its Joint Commission accreditation or otherwise lose its certification under the Medicare and Medicaid programs, the facility may be unable to receive reimbursement from the Medicare and Medicaid programs and other payers. We believe our facilities are in substantial compliance with current applicable federal, state, local and independent review body regulations and standards. The requirements for licensure, certification and accreditation are subject to change and, in order to remain qualified, it may become necessary for us to make changes in our facilities, equipment, personnel and services in the future, which could have a material adverse impact on operations.

Certificates of Need: Many states, including Florida, have enacted CON laws as a condition prior to capital expenditures, construction, expansion, modernization or initiation of major new services. Failure to obtain necessary state approval can result in our inability to complete an acquisition, expansion or replacement, the imposition of civil or, in some cases, criminal sanctions, the inability to receive Medicare or Medicaid reimbursement or the revocation of a facility’s license, which could harm our business. In addition, significant CON reforms have been proposed in a number of states that would increase the capital spending thresholds and provide exemptions of various services from review requirements. In the past, we have not experienced any material adverse effects from those requirements, but we cannot predict the impact of these changes upon our operations.

Conversion Legislation: Many states have enacted or are considering enacting laws affecting the conversion or sale of not-for-profit healthcare facilities to for-profit entities. These laws generally require prior approval from the attorney general, advance notification and community involvement. In addition, attorneys general in states without specific conversion legislation may exercise discretionary authority over these transactions. Although the level of government involvement varies from state to state, the trend is to provide for increased governmental review and, in some cases, approval of a transaction in which a not-for-profit entity sells a healthcare facility to a for-profit entity. The adoption of new or expanded conversion legislation and the increased review of not-for-profit conversions may limit our ability to grow through acquisitions of not-for-profit facilities.

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Utilization Review: Federal regulations require that admissions and utilization of facilities by Medicare and Medicaid patients must be reviewed in order to ensure efficient utilization of facilities and services. The law and regulations require Peer Review Organizations, or PROs, to review the appropriateness of Medicare and Medicaid patient admissions and discharges, the quality of care provided, the validity of diagnosis related group classifications and the appropriateness of cases of extraordinary length of stay. PROs may deny payment for services provided, assess fines and also have the authority to recommend to the Department of Health and Human Services, or HHS, that a provider that is in substantial non-compliance with the standards of the PRO be excluded from participating in the Medicare program. We have contracted with PROs to perform the required reviews.

Audits: Most healthcare facilities are subject to federal audits to validate the accuracy of Medicare and Medicaid program submitted claims. If these audits identify overpayments, we could be required to pay a substantial rebate of prior years’ payments subject to various administrative appeal rights. The federal government contracts with third-party “recovery audit contractors” and “Medicaid integrity contractors,” on a contingent fee basis, to audit the propriety of payments to Medicare and Medicaid providers. Similarly, Medicare zone program integrity contractors target claims for potential fraud and abuse. Additionally, Medicare administrative contractors must ensure they pay the right amount for covered and correctly coded services rendered to eligible beneficiaries by legitimate providers. The Centers for Medicare and Medicaid Services announced its intent to consolidate many of these Medicare and Medicaid program integrity functions into new unified program integrity contractors, though it remains unclear what effect, if any, this consolidation may have. We have undergone claims audits related to our receipt of federal healthcare payments during the last three years, the results of which have not required material adjustments to our consolidated results of operations. However, potential liability from future federal or state audits could ultimately exceed established reserves, and any excess could potentially be substantial. Further, Medicare and Medicaid regulations also provide for withholding Medicare and Medicaid overpayments in certain circumstances, which could adversely affect our cash flow.

The Stark Law: The Social Security Act includes a provision commonly known as the “Stark Law.” This law prohibits physicians from referring Medicare and Medicaid patients to entities with which they or any of their immediate family members have a financial relationship unless an exception is met. These types of referrals are known as “self-referrals.” Sanctions for violating the Stark Law include civil penalties up to $26,125 for each violation, and up to $174,172 for sham arrangements. There are a number of exceptions to the self-referral prohibition, including an exception for a physician’s ownership interest in an entire facility as opposed to an ownership interest in a facility department unit, service or subpart. However, federal laws and regulations now limit the ability of facilities relying on this exception to expand aggregate physician ownership interest or to expand certain facilities. This regulation also places a number of compliance requirements on physician-owned facilities related to reporting of ownership interest. There are also exceptions for many of the customary financial arrangements between physicians and providers, including employment contracts, leases and recruitment agreements that adhere to certain enumerated requirements. The CMS issued a final rule in 2020 that created a new Stark exception for value-based models. Although the final regulations provide exceptions to the Stark Law, there may remain regulatory risks for participating hospitals, as well as financial and operational risks. We monitor all aspects of our business and have developed a comprehensive ethics and compliance program that is designed to meet or exceed applicable federal guidelines and industry standards. Nonetheless, because the law in this area is complex and constantly evolving, there can be no assurance that federal regulatory authorities will not determine that any of our arrangements with physicians violate the Stark Law.

Anti-kickback Statute: A provision of the Social Security Act known as the “anti-kickback statute” prohibits healthcare providers and others from directly or indirectly soliciting, receiving, offering or paying money or other remuneration to other individuals and entities in return for using, referring, ordering, recommending or arranging for such referrals or orders of services or other items covered by a federal or state healthcare program. However, changes to the anti-kickback statute have reduced the intent required for violation; one is no longer required to have actual knowledge or specific intent to commit a violation of the anti-kickback statute in order to be found in violation of such law. The anti-kickback statute contains certain exceptions, and the Office of the Inspector General of the Department of Health and Human Services, or the OIG, has issued regulations that provide for “safe harbors,” from the federal anti-kickback statute for various activities. These activities, which must meet certain requirements, include (but are not limited to) the following: investment interests, space rental, equipment rental, practitioner recruitment, personnel services and management contracts, sale of practice, referral services, warranties, discounts, employees, group purchasing organizations, waiver of beneficiary coinsurance and deductible amounts, managed care arrangements, obstetrical malpractice insurance subsidies, investments in group practices, freestanding surgery centers, donation of technology for electronic health records and referral agreements for specialty services. In 2020, the OIG issued a final rule that established an anti-kickback statute safe harbor for value based models. Although the final regulations provide safe harbors, there may remain regulatory risks for participating facilities, as well as financial and operational risks.  The fact that conduct or a business arrangement does not fall within a safe harbor or exception does not automatically render the conduct or business arrangement illegal under the anti-kickback statute. However, such conduct and business arrangements may lead to increased scrutiny by government enforcement authorities. Although we believe that our arrangements with physicians and other referral sources have been structured to comply with current law and available interpretations, there can be no assurance that all arrangements comply with an available safe harbor or that regulatory authorities enforcing these laws will determine these financial arrangements do not violate the anti-kickback statute or other applicable laws. Violations of the anti-kickback statute may be punished by a criminal fine of up to $100,000 for each violation or imprisonment, however, under 18 U.S.C. Section 3571, this fine may be increased to $250,000 for individuals and $500,000 for organizations. Civil money penalties may include fines of up to $105,563 per violation and damages of up to three times the total amount of the remuneration and/or exclusion from participation in Medicare and Medicaid.

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Similar State Laws: Many states, including Florida, have adopted laws that prohibit payments to physicians in exchange for referrals similar to the anti-kickback statute and the Stark Law, some of which apply regardless of the source of payment for care. These statutes typically provide criminal and civil penalties as well as loss of licensure. In many instances, the state statutes provide that any arrangement falling in a federal safe harbor will be immune from scrutiny under the state statutes. However, in most cases, little precedent exists for the interpretation or enforcement of these state laws. These laws and regulations are extremely complex and, in many cases, we do not have the benefit of regulatory or judicial interpretation. It is possible that different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses. A determination that we have violated one or more of these laws, or the public announcement that we are being investigated for possible violations of one or more of these laws, could have a material adverse effect on our business, financial condition or results of operations and our business reputation could suffer significantly. In addition, we cannot predict whether other legislation or regulations at the federal or state level will be adopted, what form such legislation or regulations may take or what their impact on us may be. If we are deemed to have failed to comply with the anti-kickback statute, the Stark Law or other applicable laws and regulations, we could be subjected to liabilities, including criminal penalties, civil penalties (including the loss of our licenses to operate one or more facilities), and exclusion of one or more facilities from participation in the Medicare, Medicaid and other federal and state healthcare programs. The imposition of such penalties could have a material adverse effect on our business, financial condition or results of operations.

Federal False Claims Act and Similar State Regulations: A current trend affecting the healthcare industry is the increased use of the federal False Claims Act, and, in particular, actions being brought by individuals on the government’s behalf under the False Claims Act’s qui tam, or whistleblower, provisions. Whistleblower provisions allow private individuals to bring actions on behalf of the government by alleging that the defendant has defrauded the Federal government. When a defendant is determined by a court of law to have violated the False Claims Act, the defendant may be liable for up to three times the actual damages sustained by the government, plus mandatory civil penalties of between $12,537 to $25,076 for each separate false claim. There are many potential bases for liability under the False Claims Act. Liability often arises when an entity knowingly submits a false claim for reimbursement to the federal government. The Fraud Enforcement and Recovery Act of 2009, or FERA, amended and expanded the number of actions for which liability may attach under the False Claims Act, eliminating requirements that false claims be presented to federal officials or directly involve federal funds. FERA also clarifies that a false claim violation occurs upon the knowing retention, as well as the receipt, of overpayments. In addition, recent changes to the anti-kickback statute have made violations of that law punishable under the civil False Claims Act. Further, a number of states have adopted their own false claims provisions as well as their own whistleblower provisions whereby a private party may file a civil lawsuit on behalf of the state in state court. The False Claims Act requires that federal healthcare program overpayments be returned within 60 days from the date the overpayment was identified, or by the date any corresponding cost report was due, whichever is later. Failure to return an overpayment within this period may result in additional civil False Claims Act liability.

Other Fraud and Abuse Provisions: The Social Security Act also imposes criminal and civil penalties for submitting false claims to Medicare and Medicaid. False claims include, but are not limited to, billing for services not rendered, billing for services without prescribed documentation, misrepresenting actual services rendered in order to obtain higher reimbursement and cost report fraud. Like the anti-kickback statute, these provisions are very broad. Further, HIPAA broadened the scope of the fraud and abuse laws by adding several criminal provisions for healthcare fraud offenses that apply to all health benefit programs, whether or not payments under such programs are paid pursuant to federal programs. HIPAA also introduced enforcement mechanisms to prevent fraud and abuse in Medicare. There are civil penalties for prohibited conduct, including, but not limited to billing for medically unnecessary products or services.

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HIPAA Administrative Simplification and Privacy Requirements: The administrative simplification provisions of HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, require the use of uniform electronic data transmission standards for healthcare claims and payment transactions submitted or received electronically. These provisions are intended to encourage electronic commerce in the healthcare industry. HIPAA also established federal rules protecting the privacy and security of personal health information. The privacy and security regulations address the use and disclosure of individual healthcare information and the rights of patients to understand and control how such information is used and disclosed. Violations of HIPAA can result in both criminal and civil fines and penalties. We believe that we are in material compliance with the privacy regulations of HIPAA, as we continue to develop training and revise procedures to address ongoing compliance. The HIPAA security regulations require healthcare providers to implement administrative, physical and technical safeguards to protect the confidentiality, integrity and availability of patient information. HITECH has since strengthened certain HIPAA rules regarding the use and disclosure of protected health information, extended certain HIPAA provisions to business associates, and created new security breach notification requirements. HITECH has also extended the ability to impose civil money penalties on providers not knowing that a HIPAA violation has occurred. We believe that we have been in substantial compliance with HIPAA and HITECH requirements to date. Recent changes to the HIPAA regulations may result in greater compliance requirements for healthcare providers, including expanded obligations to report breaches of unsecured patient data, as well as create new liabilities for the actions of parties acting as business associates on our behalf.

Red Flags Rule: In addition, the Federal Trade Commission, or the FTC, Red Flags Rule requires financial institutions and businesses maintaining accounts to address the risk of identity theft. The Red Flag Program Clarification Act of 2010, signed on December 18, 2010, appears to exclude certain healthcare providers from the Red Flags Rule, but permits the FTC or relevant agencies to designate additional creditors subject to the Red Flags Rule through future rulemaking if the agencies determine that the person in question maintains accounts subject to foreseeable risk of identity theft. Compliance with any such future rulemaking may require additional expenditures in the future.

Patient Safety and Quality Improvement Act of 2005: On July 29, 2005, the Patient Safety and Quality Improvement Act of 2005 was enacted, which has the goal of reducing medical errors and increasing patient safety. This legislation establishes a confidential reporting structure in which providers can voluntarily report patient safety work product, or PSWP, to patient safety organizations, or PSOs. Under the system, PSWP is made privileged, confidential and legally protected from disclosure. PSWP does not include medical, discharge or billing records or any other original patient or provider records but does include information gathered specifically in connection with the reporting of medical errors and improving patient safety. This legislation does not preempt state or federal mandatory disclosure laws concerning information that does not constitute PSWP. PSOs are certified by the Secretary of the HHS for three-year periods and analyze PSWP, provide feedback to providers and may report non-identifiable PSWP to a database. In addition, PSOs are expected to generate patient safety improvement strategies.

Environmental Regulations: Our healthcare operations generate medical waste that must be disposed of in compliance with federal, state and local environmental laws, rules and regulations. Infectious waste generators, including healthcare facilities, face substantial penalties for improper disposal of medical waste, including civil penalties of up to $25,000 per day of noncompliance, criminal penalties of up to $50,000 per day, imprisonment, and remedial costs. In addition, our operations, as well as our purchases and sales of facilities are subject to various other environmental laws, rules and regulations. We believe that our disposal of such waste is in material compliance with all state and federal laws.

Corporate Practice of Medicine: Several states, including Florida, have laws and/or regulations that prohibit corporations and other entities from employing physicians and practicing medicine for a profit or that prohibit certain direct and indirect payments or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, particular providers for medical products and services. Possible sanctions for violation of these restrictions include loss of license and civil and criminal penalties. In addition, agreements between the corporation and the physician may be considered void and unenforceable. These statutes and/or regulations vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. We do not expect these state corporate practice of medicine proscriptions to significantly affect our operations. Many states have laws and regulations which prohibit payments for referral of patients and fee-splitting with physicians. We do not make any such payments or have any such arrangements.

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Health Care Industry Investigations: We are subject to claims and suits in the ordinary course of business, including those arising from care and treatment afforded by our facilities and are party to various government investigations and litigation. In addition, currently, and from time to time, some of our facilities are subjected to inquiries and/or actions and receive notices of potential non-compliance of laws and regulations from various federal and state agencies. Providers that are found to have violated these laws and regulations may be excluded from participating in government healthcare programs, subjected to potential licensure, certification, and/or accreditation revocation, subjected to fines or penalties or required to repay amounts received from the government for previously billed patient services. We monitor all aspects of our business and have developed a comprehensive ethics and compliance program that is designed to meet or exceed applicable federal guidelines and industry standards. Because the law in this area is complex and constantly evolving, governmental investigation or litigation may result in interpretations that are inconsistent with industry practices, including ours. Although we believe our policies, procedures and practices comply with governmental regulations, no assurance can be given that we will not be subjected to inquiries or actions, or that we will not be faced with sanctions, fines or penalties in connection with the investigations. Even if we were to ultimately prevail, the government’s inquiry and/or action in connection with these matters could have a material adverse effect on our future operating results. It is possible that governmental entities could initiate additional investigations or litigation in the future and that such matters could result in significant penalties as well as adverse publicity. It is also possible that our executives and/or managers could be included as targets or witnesses in governmental investigations or litigation and/or named as defendants in private litigation.

Medical Malpractice Tort Law Reform: Medical malpractice tort law has historically been maintained at the state level. All states have laws governing medical liability lawsuits. Over half of the states have limits on damages awards. Almost all states have eliminated joint and several liability in malpractice lawsuits, and many states have established limits on attorney fees. Many states had bills introduced in their legislative sessions to address medical malpractice tort reform. Proposed solutions include enacting limits on non-economic damages, malpractice insurance reform, and gathering lawsuit claims data from malpractice insurance companies and the courts for the purpose of assessing the connection between malpractice settlements and premium rates. Reform legislation has also been proposed, but not adopted, at the federal level that could preempt additional state legislation in this area.

Real Estate Business

Our real estate business is operated by Edge View, which we acquired on July 16, 2014. Except in connection with the sale of three parcels of land in 2021, this business has not generated any revenues to date.

Property

We own five (5) acres zoned medium density residential (MDR) with 12 lots already platted; six (6) acres zoned high-density residential (HDR) that can be platted in various configurations to meet current housing needs; and twelve (12) acres zoned in Lemhi County as Agriculture that is available for further annexation into the City of Salmon for development, as well as a common area for landowners to view wildlife, provide access to the Salmon River and fishing in a two (2) acre pond.  Salmon is known as Idaho’s premier whitewater destination as well as one of the easier accesses to the Frank Church Wilderness Area - the largest wilderness in the lower 48 states. Salmon’s airport has service to Boise, Idaho and serves as a hub to access whitewater rafting start points and wilderness landing strips. Management does not currently have any plans to develop this property and expects to eventually sell the property.

Intellectual Property

Edge View does not own any intellectual property.

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Employees

Edge View does not have any employees.

Regulation

Federal, State and/or Local Regulatory Compliance: We are subject to a variety of Federal, state, and/or local statutes, ordinances, rules, and regulations covering the purchase, development, construction and operation of real estate assets. These regulatory requirements include zoning and land use, building design, construction, worksite safety, traffic, and other matters, such as local rules that may impose restrictive zoning and developmental requirements. We are subject to various licensing, registration, and filing requirements in connection with our real estate assets. Finally, state and/or local governments retain certain rights with respect to eminent domain which could enable them to restrict or alter the use of our property. These requirements may lead to increases in our overall costs. The need to comply with these requirements may significantly delay development and/or construction with regard to our properties or lead us to alter our plans regarding our real estate assets.

Environmental Regulatory Compliance: Under various Federal, state and/or local laws, ordinances and regulations, a current or previous owner or operator of a property may be required to investigate and/or clean-up hazardous or toxic substances released at that property. That owner or operator also may be held liable to third parties for bodily injury or property damage (investigation and/or clean-up costs) incurred by those parties in connection with the contamination at that site. These laws often impose liability without regard to whether the owner or operator knew of or otherwise caused the release of the hazardous or toxic substances. In addition, persons who arrange for the disposal or treatment of hazardous substances or other regulated materials also may be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such persons.

The costs of remediation or removal of hazardous or toxic substances can be substantial, and the presence of contamination, or the failure to remediate contamination discovered, at a property we own or operate may adversely affect our ability to develop, construct on, sell, lease, or borrow upon that property.

In addition, our properties may be exposed to a risk of contamination originating from other sources. While a property owner generally is not responsible for remediating contamination that has migrated on-site from an off-site source, the contaminant’s presence could have adverse effects on our ability to develop, construct on, operate, sell, lease, or borrow upon that property. Certain environmental laws may create a lien on a contaminated site in favor of the government for damages and costs the government may incur to remediate that contamination. Moreover, if contamination is discovered on a property, environmental laws may impose restrictions on the manner in which that property may be used, or how businesses may be operated on that property, thus reducing our ability to maximize our investment in that property. Our properties have been subjected to varying degrees of environmental assessment at various times; however, the identification of new areas of contamination, a change in the extent or known scope of contamination, or changes in environmental regulatory standards and/or cleanup requirements could result in significant costs to us.

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MANAGEMENT

Directors and Executive Officers

Set forth below is information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Alex Cunningham	70	Chairman, Chief Executive Officer and President
Matthew T. Shafer	55	Senior Vice President and Chief Financial Officer
Gillard B. Johnson, III	78	Director
Cathy Pennington	68	Director
L. Jack Staley	79	Director

Alex Cunningham. Mr. Cunningham has been our Chief Executive Officer and President and has served on our board of directors since June 2015 and was appointed as Chairman in December 2025. Prior to joining us, Mr. Cunningham founded Francnsult, Inc., a business development company representing franchise operations, where he was in charge of identifying prospects for franchising, mergers, and acquisitions, and was the managing partner at AH Cunningham & Associates, LLC, a firm which provided financial and operational consulting services to owners of small and medium-sized businesses, EB-5 immigrant investors, passive investment, franchise owners, and franchisors. Prior to his employment at Francnsult, Inc. and AH Cunningham & Associates, Mr. Cunningham was the president and chief executive officer of Profit Management Consulting, a management consulting company that assisted in the management of private and closely held middle-market companies, from 1996 to 2005. From 1991 to 1996, Mr. Cunningham was a partner at London Capital Corporation, a company which provides merger and acquisition services to small and medium-sized businesses. Mr. Cunningham received a BBA-Finance and Administration at the University of Kentucky and an MBA from Rollins College. We believe Cunningham is well suited to serve as a director because of his previous business management, financial, and merger and acquisition experience.

Matthew T. Shafer. Mr. Shafer has been our Senior Vice President and Chief Financial Officer since January 2024. Prior to joining us, Mr. Shafer served as strategic executive engagement consultant and advisor for the chief financial officer and chief accounting officer capacities during rapid growth, change and transitions at Proterra, a publicly traded manufacturer of electric vehicles and provider of related SaaS services, since March 2023. Prior to that, he served as vice president of finance at Aspire Technology Partners, a privately owned technology provider delivering custom digital infrastructures, SaaS solutions and professional services, from May 2022 to February 2023. From October 2021 to April 2022, he served as a strategic chief financial officer of Tatum, an interim executive consultancy practice of Randstad USA, and from September 2016 to September 2021, he held the positions of senior vice president, chief financial officer and treasurer of Ocean Power Technologies, Inc., a publicly traded green technology company providing cost-effective renewable ocean energy solutions. Earlier in his career, Mr. Shafer held senior finance positions at numerous privately owned and publicly traded companies, including, among others, business unit chief financial officer – for the Dentistry (OraPharma) division at Bauch Health Companies, a global publicly traded pharmaceutical company, and numerous executive level positions at Johnson Controls International plc (formerly Tyco International), a large publicly traded multinational manufacturing company. Mr. Shafer is a certified public accountant with a foundation in Big Four public accounting, beginning his career at Arthur Andersen LLP. He received his Bachelor of Science degree in accounting from W. Paul Stillman School of Business at Seton Hall University and has an MBA in finance from The Rutgers Business School at Rutgers University.

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Gillard B. Johnson, III. Mr. Johnson has served as a member of our board of directors since April 2024. Mr. Johnson has more than 47 years of experience in experience in public financings as a bond counsel, underwriter’s counsel, issuer’s counsel, and trustee’s counsel, as well as mergers, acquisitions, tax-free reorganizations, commercial/corporate litigation. Since 1978, Mr. Johnson has practiced law as a member of several firms. Since 2007, he has been the managing member and owner of GBJ & Associates, PLLC, where he provides legal services to Kentucky’s counties, cities, taxing districts, and not-for-profit organizations in public and private financing of public and economic development projects. He previously worked at McBrayer, McGinnis, Leslie & Kirkland, Bowling, Johnson & Lycan (where he was Managing Member), Steptoe & Johnson PLLC and McNair Law Firm PA. Mr. Johnson was a law clerk for Chief Judge William Drennon from 1972 to 1973 with U.S. Tax Court and served as tax attorney with Ashland Oil, Inc. from 1973 to 1979. Mr. Johnson is a licensed member of the Kentucky Bar Association, Supreme Court of United States of America, U.S. Second, Sixth, and Ninth Circuit Court of Appeal, U.S. District Court for the Eastern and Western Districts of Kentucky, U.S. Bankruptcy Court for the Eastern District of Kentucky, U.S. Tax Court, and a Member National Association of Bond Lawyers. Mr. Johnson is a graduate of Western Kentucky University, where he is a former member of the Board of Regents from 2013-2019, serving as the Board’s Chair, Vice-Chair, and Chair of the University’s Finance and Budget Committee. Mr. Johnson is a graduate of the University of Louisville Brandis School of Law earning a J.D., cum laude degree. We believe Mr. Johnson is well suited to serve as a director because of his extensive experience working with public companies and assisting with their financings.

Cathy Pennington. Ms. Pennington has served as a member of our board of directors since April 2024. Ms. Pennington has more than 30 years of experience in human resources, sales and executive management, mergers and acquisitions, and team leadership for both national and international based public companies. Since February 2019, she has been the HR leader at Hyster-Yale Group, which designs, engineers, manufactures, sells, and services a comprehensive line of lift trucks and aftermarket parts marketed globally. From March of 2013 to June 2018, Ms. Pennington served as senior director at Galls, LLC the largest public safety uniform and equipment distributor in the United States, where she led a national team responsible for development and execution of all human resource, training, and payroll services. She has also served as vice president of human resources for Verst Group Logistics from 2008 to 2015. Ms. Pennington served as global business manager in sales management for Lexmark International from 1999 to 2006. She also previously served in human resource management for Valvoline Corporate and Valvoline Instant Oil Change for Ashland, Inc. and worked for the Marathon-Ashland joint venture. Ms. Pennington received her BA Degree concentration in Human Resource Management from the University of Kentucky. We believe Ms. Pennington is well suited to serve as a director because of her global business management experience and experience in human resources and acquisitions.

L. Jack Staley. Mr. Staley has served as a member of our board of directors since April 2024. Mr. Staley has more than 35 years of experience in the banking, financial services, and investment banking industries, leveraging extensive global experience with banking regulators in international companies. Since May 2020, he has been the board chairman and capital acquisition advisor at AlgiSys, LLC, an ESG company working on the production of fish oil without using fish. He also serves as an independent consultant to the chief executive officers of ClearIt, an early-stage medical device company in Boston, and Tolomeo Bank, a bank located in Puerto Rico focused exclusively on private banking for international clients. Since January 2020, Mr. Staley has also consulted with Axial Family Advisors and Maclendon Wealth Management regarding potential acquisitions. He serves as a board member of Tufts Medical Center, Prescribers Choice, vice chairman of The Children’s Diagnostic and Treatment Center, a private equity board member of two companies, and other charity boards. Prior to his current corporate roles, Mr. Staley served as chairman of SGS AG Wealth Management Company, Zurich, a financial planning and wealth management group comprised of professional financial consultants. Mr. Staley has also served as executive director of Prudential Financial and Dryden Wealth Management, Zurich and London and Asia, general manager of Bankers Trust New York Corporation, Zurich, The Boston Company in Boston and London and Chase-Lincoln First Bank. Mr. Staley holds an MBA in Finance from Wharton School, University of Pennsylvania and a BA in Economics and Political Science from Gettysburg College. Mr. Staley holds professional including US securities licenses 3, 7, 63, 7,8, (now the 24). We believe Mr. Staley is well suited to serve as a director because of his previous experience as business executive and a board member and in banking, financial services, investment banking and medical industries.

Our directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the board of directors. There is no arrangement or understanding between any director or executive officer and any other person pursuant to which he was or is to be selected as a director, nominee or officer.

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Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Governance Structure

Currently, our Chief Executive Officer is also our Chairman of the Board. Our board believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for our company. In making this determination, the board considered, among other matters, Mr. Cunningham’s experience and tenure with our company and believed that Mr. Cunningham is highly qualified to act as both Chairman and Chief Executive Officer due to his experience, knowledge, and personality. Among the benefits of a combined Chairman/Chief Executive Officer considered by the board is that such structure promotes clearer leadership and direction for us and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board’s Role in Risk Oversight

The board of directors oversees that the assets of our company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the board’s oversight of the various risks facing our company. In this regard, our board seeks to understand and oversee critical business risks. Our board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful, and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives.

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While the board oversees risk management, company management is charged with managing risk. Management communicates routinely with the board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration; however, much of the work is delegated to committees, which will meet regularly and report back to the full board. We have established a standing audit committee, compensation committee and nominating and corporate governance committee of our board of directors. The audit committee will oversee risks related to our financial statements, the financial reporting process, accounting and legal matters, the compensation committee will evaluate the risks and rewards associated with our compensation philosophy and programs, and the nominating and corporate governance committee will evaluate risks associated with management decisions and strategic direction.

Independent Directors

Nasdaq’s rules generally require that a majority of an issuer’s board of directors must consist of independent directors. Our board of directors has determined that all of our directors, other than Mr. Cunningham, qualify as “independent” directors in accordance with the rules and regulations of Nasdaq.

Committees of the Board of Directors

We have established a standing audit committee, compensation committee and nominating and corporate governance committee of our board of directors, each with its own charter approved by the board. Upon completion of this offering, we intend to make each committee’s charter available on our website at www.cardifflexington.com.

In addition, our board of directors may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to it by our board of directors.

Audit Committee

Gillard B. Johnson, III, Cathy Pennington and L. Jack Staley, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Nasdaq’s rules, have been appointed to serve on our audit committee, with Mr. Johnson serving as the chair. Mr. Johnson qualifies as “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company.

The audit committee is responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; (viii) reviewing and approving related party transactions; (ix) evaluating enterprise risk issues, including those related to cybersecurity, and (x) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

Compensation Committee

Gillard B. Johnson, III, Cathy Pennington and L. Jack Staley, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Nasdaq’s rules, have been appointed to serve on our compensation committee, with Mr. Staley serving as the chair. The members of the compensation committee will also be “non-employee directors” within the meaning of Section 16 of the Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers.

The compensation committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) determining the compensation of our independent directors; (iii) making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter.

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Nominating and Corporate Governance Committee

Gillard B. Johnson, III, Cathy Pennington and L. Jack Staley, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Nasdaq’s rules, have been appointed to serve on our nominating and corporate governance committee, with Ms. Pennington serving as the chair. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

The nominating and corporate governance committee is responsible for, among other things: (i) recommending the number of directors to comprise our board; (ii) identifying and evaluating individuals qualified to become members of the board and soliciting recommendations for director nominees from our Chief Executive Officer and Board Chair; (iii) recommending to the board the director nominees for each annual stockholders’ meeting; (iv) recommending to the board the candidates for filling vacancies that may occur between annual stockholders’ meetings; (v) reviewing independent director compensation and board processes, self-evaluations and policies; (vi) overseeing compliance with our code of ethics; and (vii) monitoring developments in the law and practice of corporate governance.

The nominating and corporate governance committee’s methods for identifying candidates for election to our board of directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources - members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other board members; (iii) the extent to which the candidate would be a desirable addition to the board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

A stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice and information provisions contained in our amended and restated bylaws. Such notice must be in writing to our company not less than 90 days and not more than 120 days prior to the anniversary date of the preceding year’s annual meeting of stockholders or as otherwise required by requirements of the Exchange Act. In addition, stockholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of stockholders entitled to vote at such meeting.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

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EXECUTIVE COMPENSATION

Summary Compensation Table - Years Ended December 31, 2025 and 2024

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by, or paid to the named persons for services rendered in all capacities during the noted periods.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Total ($)
Alex Cunningham,	2025	885,000	250,000	242,760	1,377,760
Chief Executive Officer(2)	2024	360,000	200,000	280,000	840,000
Daniel Thompson,	2025	700,000	250,000	242,760	1,192,760
former Chairman of the Board(3)	2024	360,000	200,000	280,000	840,000
Matthew T. Shafer,	2025	250,800	62,700	264,667	578,167
Chief Financial Officer(4)	2024	228,000	57,000	22,400	307,400

(1)	The amount is equal to the aggregate grant-date fair value with respect to the awards, computed in accordance with ASC Topic 718.

(2)	For the year ended December 31, 2025, Mr. Cunningham was paid salary of $737,500, with the remaining salary and bonus amounts accrued, and for the year ended December 31, 2024, Mr. Cunningham was paid salary of $360,000, with the remaining salary and bonus amounts accrued. As of December 31, 2025, the total outstanding accrued compensation owed to Mr. Cunningham was $2,163,000. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Related Party Loans” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Conversion of Deferred Compensation.”

(3)	Mr. Thompson served as our Chairman from May 2024 to December 2025. For the year ended December 31, 2025, Mr. Thompson was paid salary of $583,333, with the remaining salary and bonus amounts accrued, and for the year ended December 31, 2024, Mr. Thompson was paid salary of $240,000, with the remaining salary and bonus amounts accrued. As of December 31, 2025, the total outstanding accrued compensation owed to Mr. Thompson was $2,237,167. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Related Party Loans,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Conversion of Deferred Compensation” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Compensation Resolution Agreement.”

(4)	For the year ended December 31, 2025, Mr. Shafer was paid salary of $250,800, with the bonus amounts accrued, and for the year ended December 31, 2024, Mr. Shafer was paid salary of $228,000, with the bonus amounts accrued. As of December 31, 2025, the total outstanding accrued bonus and stock compensation owed to Mr. Shafer was $406,767. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Related Party Loans.”

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Employment Agreements

Effective January 1, 2025, we entered into an employment agreement with Alex Cunningham, pursuant to which Mr. Cunningham agreed to serve as President and Chief Executive Officer. Pursuant to the employment agreement, Mr. Cunningham is entitled to an initial base salary of $885,000 per year and is eligible for an annual bonus. The base salary shall be increased by a minimum of 10% per year beginning on January 1, 2026. Mr. Cunningham’s base salary shall be automatically and permanently increased by $100,000 upon the successful acquisition of certain companies in 2025. His base salary will also be automatically and permanently increased by $100,000 following our successful listing on Nasdaq and a corresponding $4 million dollar capital raise beginning the month after the uplisting and commensurate close of the equity raise. Mr. Cunningham is entitled to a one-time performance bonus of $100,000 following our successful listing on Nasdaq with a corresponding $4 million dollar capital raise. Mr. Cunningham shall also earn a one-time performance bonus of $100,000 following each future successful acquisition. In the event that we are unable to pay his base salary or bonus in dollars, a portion of, or all compensation due to Mr. Cunningham, may be converted to a promissory note bearing an annual interest rate of 5.00% with interest to be paid quarterly. In addition, effective as of January 1, 2025, all past due amounts owed to Mr. Cunningham shall earn interest at a rate of 5% with interest paid quarterly. Mr. Cunningham is eligible to participate in and receive equity incentive compensation as may be granted by the board pursuant to our equity incentive plans. The term of the employment agreement is from January 1, 2025 to December 31, 2029 with automatic extensions for additional successive one (1) year renewals terms unless terminated by us or Mr. Cunningham upon at least three (3) months’ notice. The employment agreement may be terminated by us immediately for cause (as such term is defined in the employment agreement), in which case Mr. Cunningham would be entitled to receive payment of any accrued payments due and outstanding. The employment agreement may also be terminated by us without cause or by Mr. Cunningham for good reason (as defined in the employment agreement) upon ninety (90) days’ notice, in which case Mr. Cunningham would be entitled to (i) all accrued payments outstanding, (ii) a separation allowance equal to three (3) times the sum of the base salary and the target bonus (as defined in the employment agreement), payable in equal installments over a twelve (12) month period, (iii) any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date, (iv) a pro rata annual incentive bonus if termination occurs prior to the end of any fiscal year, (v) payment of benefits until the earlier of twelve (12) months after termination or receipt of comparable benefits from subsequent employment, and (vi) all then-outstanding equity awards in any equity incentive plans. Mr. Cunningham will also be entitled to the compensation described in the preceding sentence in the event of termination of employment without cause or for good reason following a change-in-control of our company (as defined in the employment agreement); provided that the payment of benefits in this case shall be until the earlier of twenty-four (24) months after termination or receipt of comparable benefits from subsequent employment. The employment agreement contains customary confidentiality provisions and also provides that Mr. Cunningham may not compete against us for a period of twelve (12) months after termination of his employment for any reason or solicit employees or customers from us for a period of twenty-four (24) months after termination of his employment for any reason.

Effective July 15, 2020, we entered into an employment agreement with Daniel Thompson, which was amended January 1, 2025, pursuant to which Mr. Thompson agreed to serve as Chairman of the Board. Pursuant to the employment agreement, Mr. Thompson is entitled to a base salary of $360,000 per year through 2024 and $700,000 for calendar year 2025. Mr. Thompson is eligible for an incentive annual bonus, for a one-time performance bonus of $200,000 following our successful listing on Nasdaq with a corresponding $4 million dollar capital raise and for a one-time performance bonus of $250,000 upon the successful closing of any acquisition in 2025. Through calendar year 2024, Mr. Thompson was also eligible to receive compensation in shares of preferred stock in the event that we were unable to pay his base salary in dollars. For calendar year 2025, in the event that we are unable to pay his base salary or bonus in dollars, a portion of, or all compensation due to Mr. Thompson may be converted to a promissory note bearing an annual interest rate of 5.00% with interest to be paid quarterly. In addition, effective as of January 1, 2025, all past due amounts owed to Mr. Thompson shall earn interest at a rate of 5% with interest paid quarterly. The term of the employment agreement is from July 15, 2020 to December 31, 2025, which is the expected retirement date for Mr. Thompson. Following his retirement Mr. Thompson is eligible to receive annual compensation to be paid in accordance with our normal payroll practices over a three (3) year term as follows: $700,000 for 2026; $400,000 for 2024; and $250,000 for 2028. The employment agreement may be terminated immediately for cause (as such term is defined in the employment agreement), which would cause no severance payment obligations to Mr. Thompson. In the event of termination without cause or for good reason, we must provide Mr. Thompson with thirty (30) days prior written notice and would be required to pay all accrued payments, base salary and $200,000, Mr. Thompson’s maximum target bonus amount for the twelve months after the termination. In the event of termination of employment without cause or for good reason following a change-in-control of our company, Mr. Thompson would be entitled to all accrued payments, a lump sum separation allowance equal to two times the sum of his then base salary and then target bonus, any annual incentive bonuses, payment of benefits until the earlier of twenty-four (24) months after termination or receipt of comparable benefits from subsequent employment and all then-outstanding equity awards under any equity plan will vest in full. The employment agreement also provides that Mr. Thompson may not compete against us for a period of twelve (12) months after termination of his employment for any reason or solicit employees or customers from us for a period of twenty-four (24) months after termination of his employment for any reason.

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On January 2, 2024, we entered into an employment agreement with Mr. Shafer setting forth the terms of his employment as Chief Financial Officer. Pursuant to the employment agreement, Mr. Shafer is entitled to an annual base salary of $228,000 and a signing bonus of 5,000 shares of our series I preferred stock. He is also eligible for consideration for a one-time achievement bonus equal to 35% of base salary within sixty (60) days upon our company uplisting to a national securities exchange. In addition, he is also eligible for an annual target bonus equal to 25% of base salary based on the achievement of certain performance goals and annual stock option grants. Mr. Shafer is also eligible to participate in all employee benefit plans, including health insurance, commensurate with his position. The term of the employment agreement is for one (1) year with automatic extensions for additional successive one (1) year renewal terms unless terminated by either party no later than thirty (30) days prior to the renewal date. The employment agreement may be terminated immediately by us with or without cause (as such term is defined in the employment agreement) or in the event of Mr. Shafer’s death or disability and may be terminated immediately by Mr. Shafer upon his voluntary resignation or other voluntary termination of employment. In the event of termination by us without cause, Mr. Shafer is entitled to the compensation and benefits described above for a period of three (3) months following termination. In the event of termination by Mr. Shafer for good reason (as defined in the employment agreement) or because Mr. Shafer cannot perform his services as result of physical or mental incapacitation, he will be eligible to receive three (3) months of base salary and medical and dental benefits under our medical and dental plans then in effect. Mr. Shafer is not entitled to receive any additional compensation upon termination by us for cause or upon a voluntary termination by Mr. Shafer. The employment agreement also contains customary confidentiality provisions and restrictive covenants prohibiting Mr. Shafer from owning or operating a business that competes with our company or soliciting our employees during the term of his employment and for a period of twelve months following the termination of his employment.

Retirement and Healthcare Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or a nonqualified deferred compensation plan. During 2024, we established a tax qualified 401(k) plan for our employees, including the named executive officers. We currently do not contribute to this plan.

Our named executive officers are eligible to participate in the same medical, life and disability insurance programs and other welfare plans as the rest of our employees.

Potential Payments Upon Termination or Change in Control

As described under “—Employment Agreements” above, Messrs. Cunningham and Shafer are entitled severance if their employment is terminated without cause or for good reason.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options and unvested shares of restricted stock previously awarded to the executive officers named above at the fiscal year ended December 31, 2025.

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Matthew T. Shafer (1)	8,334	$43,228.46	–	–

(1)	On December 11, 2025, Mr. Shafer was granted a restricted stock award for 8,334 shares of common stock, which shall vest in full on December 11, 2026.

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Director Compensation

The table below sets forth the compensation paid to our independent directors during the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Gillard B. Johnson, III	42,500	15,300	85,786	143,586
Cathy Pennington	42,500	15,300	85,786	143,586
L. Jack Staley	42,500	15,300	85,786	143,586

(1)	On September 26, 2025, we granted to each independent director (i) a restricted stock award for 1,667 shares of common stock, which vested in full on the date of grant (as compensation for service in 2024) and (ii) a restricted stock award for 1,667 shares of common stock, with 556 shares vesting immediately and the remaining shares vesting in three (3) quarterly installments commencing on October 1, 2025. The amount is equal to the aggregate grant-date fair value with respect to the awards, computed in accordance with ASC Topic 718.

(2)	On December 11, 2025, we granted to each independent director a stock option for the purchase of 16,667 shares of common stock at an exercise price of $5.187, which vests quarterly over one year commencing on January 1, 2026. The amount is equal to the aggregate grant-date fair value with respect to the awards, computed in accordance with ASC Topic 718.

Effective as of April 1, 2024, we entered into independent director agreements with each of our independent directors, Gillard B. Johnson, III, Cathy Pennington and L. Jack Staley, pursuant to which we agreed to pay to each independent director (i) an annual fee of $20,000 for the first year of service, which increased to $40,000 commencing in the second year of service, which annual fee will be paid quarterly, and (ii) an attendance fee of $2,500 for each in person board meeting attended and $1,000 for each virtual board meeting attended. Upon appointment, we also issued 3,334 shares of common stock to each independent director and we have also agreed to grant to each independent director 1,667 shares of restricted stock under our 2024 Equity Incentive Plan for the first year of service and each subsequent year of service, which shares will vest in four (4) quarterly installments, subject to the director’s continuing service on the board. To the extent services require out-of-town travel, we have agreed to reimburse each independent director up to $1,000 per trip. We also agreed to reimburse each independent director for pre-approved reasonable business-related expenses incurred in good faith in connection with the performance of the director’s duties.

2024 Equity Incentive Plan

On January 31, 2024, our board of directors and stockholders adopted the Cardiff Lexington Corporation 2024 Equity Incentive Plan, or the Plan. The following is a summary which describes the principal features of the Plan, but it is qualified in its entirety by reference to the full text of the Plan.

Purposes. The purpose of this Plan is to provide a means whereby employees, directors, consultants of our company and its affiliates develop a sense of proprietorship and personal involvement in the development and financial success of our company, and to encourage them to devote their best efforts to the business of our company, thereby advancing the interests of our company and its stockholders. A further purpose of this Plan is to provide a means through which we may attract able individuals to provide services to or for the benefit of our company and to provide a means for such individuals to acquire and maintain share ownership in our company, thereby strengthening their concern for the welfare of our company.

Types of Awards. Awards that may be granted include incentive stock options, non-qualified stock options, stock appreciation rights, restricted awards, performance share awards, and performance compensation awards. These awards offer our officers, employees, consultants, and directors the possibility of future value, depending on the long-term price appreciation of our common stock and the award holder’s continuing service with our company.

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Eligible Recipients. Persons eligible to receive awards under the Plan will be those officers, employees, directors and consultants of our company and its subsidiaries who are selected by the administrator.

Administration. The Plan is administered by our board of directors; provided that if and when we establish a compensation committee, the compensation committee will administer the Plan. Among other things, the administrator has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, performance criteria, restrictions, and other provisions of awards. The administrator has authority to establish, amend and rescind rules and regulations relating to the Plan.

Shares Available. As of December 31, 2025, pursuant to the Plan, the maximum number of shares of our common stock that could be issued to participants under the Plan was 921,675 (subject to adjustment for certain corporate changes affecting the common stock, such as stock splits); provided that the number of shares of common stock available for issuance under the Plan will automatically increase on January 1 of each calendar year during the term of the Plan by an amount equal five percent (5%) of the total number of shares of common stock issued and outstanding on December 31 of the immediately preceding calendar year. Shares subject to an award under the Plan for which the award is canceled, forfeited or expires again become available for grants under the Plan. Shares subject to an award that is settled in cash will not again be made available for grants under the Plan. On January 1, 2026, the number of shares increased to 1,606,718.

Stock Options.

General. Share options give the option holder the right to acquire from us a designated number of common stock at a purchase price that is fixed upon the grant of the option. Stock options granted may be either tax-qualified stock options (so-called “incentive stock options”) or non-qualified stock options. Subject to the provisions of the Plan, the administrator has the authority to determine all grants of stock options. That determination will include: the number of stock subject to any option; the exercise price per stock; the expiration date of the option; the manner, time, and date of permitted exercise; other restrictions, if any, on the option or the stock underlying the option; and any other terms and conditions as the administrator may determine.

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of grant. As a matter of tax law, the exercise price for any incentive share option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive stock option grants to any person owning more than 10% of our voting power must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the administrator at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made either: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired stock having an aggregate fair market value at the time of exercise equal to the exercise price; (iii) a cashless exercise (broker-assisted exercise) through a “same day sale” commitment; (iv) by a combination of (i), (ii), and (iii); or (v) any other method approved or accepted by the administrator in its sole discretion.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the administrator at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our voting power, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with our company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability, or retirement, with the precise period during which the option may be exercised to be established by the administrator and reflected in the grant evidencing the award.

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Incentive and Non-Qualified Options. As described elsewhere in this summary, an incentive share option is an option that is intended to qualify under certain provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, for more favorable tax treatment than applies to non-qualified share options. Any option that does not qualify as an incentive share option will be a non-qualified share option. Under the Code, certain restrictions apply to incentive stock options. For example, the exercise price for incentive stock options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an incentive stock option may not be transferred, other than by will or the laws of descent and distribution and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive stock options may be granted to a holder that is first exercisable in a single year if that option, together with all incentive stock options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate fair market value in excess of $100,000, measured at the grant date.

Stock Appreciation Rights. Stock appreciation rights, or SARs, which may be granted alone or in tandem with options, have an economic value similar to that of options. When an SAR for a particular number of stock is exercised, the holder receives a payment equal to the difference between the market price of the stock on the date of exercise and the exercise price of the stock under the SAR. Again, the exercise price for SARs normally is the market price of the shares on the date the SAR is granted. Under the Plan, holders of SARs may receive this payment - the appreciation value - either in cash or shares valued at the fair market value on the date of exercise. The form of payment will be determined by us.

Restricted Awards. Restricted awards are shares awarded to participants at no cost. Restricted awards can take the form of awards of restricted stock, which represent issued and outstanding shares subject to vesting criteria, or restricted share units, which represent the right to receive shares subject to satisfaction of the vesting criteria. Restricted stock awards are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded. These awards will be subject to such conditions, restrictions and contingencies as the administrator shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals.

Performance Criteria. Under the Plan, one or more performance criteria will be used by the administrator in establishing performance goals. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of our company, as the administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the administrator deems appropriate.

Other Material Provisions. Awards will be evidenced by a written agreement, in such form as may be approved by the administrator. In the event of various changes to the capitalization of our company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the administrator to the number of shares covered by outstanding awards or to the exercise price of such awards. The administrator is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of our company, including acceleration of vesting. Except as otherwise determined by the administrator at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, we are permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our board also has the authority, at any time, to discontinue the granting of awards. The board also has the authority to alter or amend the Plan or any outstanding award or may terminate the Plan as to further grants, provided that no amendment will, without the approval of our stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the Plan, change the persons eligible for awards under the Plan, extend the time within which awards may be made, or amend the provisions of the Plan related to amendments. No amendment that would adversely affect any outstanding award made under the Plan can be made without the consent of the holder of such award.

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CURRENT RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since the beginning of our 2024 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Related Party Loans” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Conversion of Deferred Compensation.”

We have obtained short-term advances from Daniel Thompson, our former Chairman of the Board, that are non-interest bearing and due on demand. As of December 31, 2023, we owed Mr. Thompson $120,997, which was repaid in full during the year ended December 31, 2024.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our voting stock as of March 12, 2026 for (i) each of our executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding voting stock. The following table assumes that the underwriters have not exercised the over-allotment option.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days of March 12, 2026. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of March 12, 2026 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person. The share ownership numbers after the offering for the beneficial owners indicated below exclude any potential purchases that may be made by such persons in this offering.

The percentages below represent total ownership with respect to all shares of our voting stock, which prior to this offering includes our common stock, series A preferred stock and series L preferred stock, voting as a single class. As noted elsewhere in this prospectus, all shares of series L preferred stock will automatically convert into shares of common stock effective automatically on the date on which our common stock begins trading on Nasdaq. Accordingly, our voting stock following this offering will include our common stock and series A preferred stock. Each share of series A preferred stock is entitled to a number of votes at any time equal to 25% of the number of votes then held or entitled to be made by all other equity securities of our company, plus one. Each share of series L preferred stock is entitled to one (1) vote per share.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, 710 East Main Street, Lexington, KY 40502.

	Common Stock Beneficially Owned Prior to this Offering(1)		Common Stock Beneficially Owned After this Offering(2)
Name of Beneficial Owner	Shares	%	Shares	%
Alex Cunningham, Chairman and Chief Executive Officer(3)	8,673,353	37.36%	9,239,946	34.71%
Matthew T. Shafer, Chief Financial Officer	74,168	*	74,168	*
Gillard B. Johnson, III, Director(4)	15,002	*	15,002	*
Cathy Pennington, Director(5)	15,002	*	15,002	*
L. Jack Staley, Director(6)	15,002	*	15,002	*
All executive officers and directors (5 persons above)	8,792,527	37.86%	9,359,120	35.17%
Daniel Thompson(7)	8,415,954	36.25%	8,982,547	33.75%

* Less than 1%

(1)	Based on 15,159,403 shares of common stock, 2 shares of series A preferred stock (entitled to an estimated 7,739,450 votes) and 319,493 shares of series L preferred stock issued and outstanding as of March 12, 2026.

(2)	Based on 17,745,269 shares of common stock and 2 shares of series A preferred stock (entitled to an estimated 8,872,636 votes) issued and outstanding after this offering.

(3)	Includes (i) 3,914,230 shares of common stock held directly, (ii) 889,398 shares of common stock held by Alexander Hunt Cunningham, Sr. Revocable Trust and (iii) 1 share of series A preferred stock held directly (entitled to an estimated 3,869,725 votes pre-offering and 4,436,318 votes post-offering). Mr. Cunningham is the Trustee of Alexander Hunt Cunningham, Sr. Revocable Trust and has voting and dispositive power over the shares held by it.

(4)	Includes 6,668 shares of common stock and 8,334 shares of common stock which Mr. Johnson has the right to acquire within 60 days through the exercise of vested stock options.

(5)	Includes 6,668 shares of common stock and 8,334 shares of common stock which Ms. Pennington has the right to acquire within 60 days through the exercise of vested stock options.

(6)	Includes 6,668 shares of common stock and 8,334 shares of common stock which Mr. Staley has the right to acquire within 60 days through the exercise of vested stock options.

(7)	Includes (i) 4,477,063 shares of common stock held directly, (ii) 69,166 shares of common stock held by the 2007 Thompson Family Trust and (iii) 1 share of series A preferred stock held directly (entitled to an estimated 3,869,725 votes pre-offering and 4,436,318 votes post-offering). Mr. Thompson is the Trustee of the 2007 Thompson Family Trust and has voting and dispositive power over the shares held by it.

We do not currently have any arrangements which if consummated may result in a change of control of our company.

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DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes important terms of the classes of our capital stock. The following are summaries of material provisions of our amended and restated articles of incorporation, our amended and restated bylaws, and the certificates of designation for our various series of preferred stock, insofar as they relate to the material terms of our capital stock.

The following is a description of the material terms of our capital stock and is not intended to be a complete summary of the rights and preferences of our capital stock. For more detailed information, please see our amended and restated articles of incorporation, our amended and restated bylaws and the certificates of designation relating to our preferred stock, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock currently consists of 300,000,000 shares of common stock, $0.001 par value, and 50,000,000 shares of preferred stock, $0.001 par value, of which 2 shares have been designated as series A preferred stock, 50,000 shares have been designated as series F-1 preferred stock, 400,000 shares have been designated as series L preferred stock, 3,000,000 shares have been designated as series N senior convertible preferred stock, 5,000,000 shares have been designated as series X senior convertible preferred stock and 1,500,000 shares have been designated as series Y senior convertible preferred stock.

As of March 12, 2026, there were issued and outstanding 15,159,403 shares of common stock, 2 shares of series A preferred stock, 3,875 shares of series F-1 preferred stock, 319,493 shares of series L preferred stock, 1,037,311 shares of series N senior convertible preferred stock, 438,388 shares of series X senior convertible preferred stock and 1,067,878 shares of series Y senior convertible preferred stock.

Common Stock

The holders of our common stock are entitled to one (1) vote for each share held of record on all matters submitted to a vote of the stockholders. Under our amended and restated articles of incorporation and amended and restated bylaws, any corporate action to be taken by vote of stockholders other than for election of directors shall be authorized by the affirmative vote of the majority of votes cast. Directors are elected by a plurality of votes. Stockholders do not have cumulative voting rights.

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Preferred Stock

Our amended and restated articles of incorporation authorize our board to issue up to 50,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

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As noted above, we have designated multiple series of preferred stock. The terms of series F-1 preferred stock and series L preferred stock provide that all outstanding shares of preferred stock shall automatically be converted into shares of common stock, at the then effective conversion rate, upon the earlier to occur of (a) the closing of the sale of shares of common stock to the public at a price of at least $3.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the common stock) in a public offering pursuant to an effective registration statement or offering statement under the Securities Act resulting in at least $3,000,000 of gross proceeds to us, (b) the date on which the shares of common stock are listed on a national stock exchange, including without limitation, the New York Stock Exchange, NYSE American or the Nasdaq Stock Market, or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a two-thirds of the then outstanding shares of such series of preferred stock. Accordingly, all shares of these series of preferred stock will automatically convert into shares of common stock on the date on which our common stock begins trading on Nasdaq. Each share of series F-1 preferred stock and series L preferred stock is convertible into such number of shares of common stock as is determined as follows: (i) if the closing market price of the common stock on the principal trading market on which the common stock is then traded or quoted is less than $4.00 per share, then each share shall be convertible into a number of shares of common stock equal to two (2) times the stated value ($4.00 per share), divided by such closing market price on the date of conversion; or (ii) if such closing market price is equal to or greater than $4.00 per share, then each share shall be convertible into two (2) shares of common stock.

The following is a description of the rights and preferences of each series of preferred stock that will remain outstanding following this offering, including the series A preferred stock, series N senior convertible preferred stock, series X senior convertible preferred stock and series Y senior convertible preferred stock.

Series A Preferred Stock

Ranking. The series A preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock and each other class or series that is not expressly made senior to or on parity with the series A preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series A preferred stock; and (iii) junior to the series F-1 preferred stock, series L preferred stock, series N senior convertible preferred stock, series X senior convertible preferred stock, series Y senior convertible preferred stock and each other series of preferred stock and each class or series that is expressly made senior to the series A preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company.

Dividend Rights. The series A preferred stock is not entitled to participate in any distributions or payments to the holders of common stock or any other class of stock and shall have no economic interest in our company.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of our company, either voluntarily or involuntarily, a merger or consolidation of our company wherein our company is not the surviving entity, or a sale of all or substantially all of the assets of our company, the holder of each share of series A preferred stock shall be entitled to receive from any distribution of any of the assets or surplus funds of our company, before and in preference of any holder of shares of common stock, an amount equal to the stated value of $250. Once the holders receive the foregoing from any such liquidation, dissolution or winding up, the holders shall not participate with the common stock or any other class of stock.

Voting Rights. Each share of series A preferred stock shall have a number of votes at any time equal to (i) 25% of the number of votes then held or entitled to be made by all other equity securities of our company, including, without limitation, the common stock, plus (ii) one (1). The series A preferred stock shall vote on any matter submitted to the holders of the common stock, or any other class of voting securities, for a vote, and shall vote together with the common stock, or any class of voting securities, as applicable, on such matter for as long as the shares of series A preferred stock are issued and outstanding. Notwithstanding the foregoing, the series A preferred stock shall not have the right to vote on any matter as to which solely another series of preferred stock is entitled to vote pursuant to our amended and restated articles of incorporation or a certificate of designation of such other series of preferred stock.

Transfer. Upon transfer of any share of series A preferred stock, except for a transfer by the holder to an affiliate, whether such transfer is voluntary or involuntary, such share of series A preferred stock shall automatically, and without any action being required by us or the holder, be converted into one (1) share of common stock.

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Other Rights. Holders of series A preferred stock do not have any conversion (except as set forth above) or redemption rights.

Series N Senior Convertible Preferred Stock

Ranking. The series N senior convertible preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common stock and each other class or series that is not expressly made senior to or on parity with the series N senior convertible preferred stock, which includes all existing series of our preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series N senior convertible preferred stock; and (iii) junior to our series Y senior convertible preferred stock and to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company and each class or series that is expressly made senior to the series N senior convertible preferred stock.

Dividend Rights. Holders of series N senior convertible preferred stock are entitled to dividends at a rate per annum of 12.0% of the stated value ($4.00 per share); provided that upon an event of default (as defined in the certificate of designation for the series N senior convertible preferred stock), such rate shall increase by 8% per annum. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date in cash or common stock at our discretion. Dividends payable in common stock shall be calculated based on a price equal to eighty percent (80%) of the volume weighted average price for the common stock on our principal trading market, or the VWAP, during the five (5) trading days immediately prior to the applicable dividend payment date.

Liquidation Rights. Subject to the rights of creditors and the holders of any senior securities or parity securities (in each case, as defined in the certificate of designation), upon any liquidation of our company or its subsidiaries, before any payment or distribution of the assets of our company (whether capital or surplus) shall be made to or set apart for the holders of junior securities (as defined in the certificate of designation), including our common stock, each holder of outstanding series N senior convertible preferred stock shall be entitled to receive an amount of cash equal to 115% of the stated value of $4.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders.

Voting Rights. Holders of series N senior convertible preferred stock do not have any voting rights; provided that, so long as any shares of series N senior convertible preferred stock are outstanding, the affirmative vote of holders of a majority of the series N senior convertible preferred stock, which majority must include SILAC Insurance Company so long as it holds any shares of series N senior convertible preferred stock, voting as a separate class, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the certificate of designation or prior to our company’s (or Nova’s) creation or issuance of any parity securities or new indebtedness (as defined in the certificate of designation); provided that the foregoing shall not apply to any financing transaction the use of proceeds of which will be used to redeem the series N senior convertible preferred stock and the warrants issued in connection therewith. In addition, the affirmative vote of holders of 66% of the series N senior convertible preferred stock, voting as a separate class, is required prior to our company’s (or Nova’s) creation or issuance of any senior securities.

Conversion Rights. Each share of series N senior convertible preferred stock, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of shares of common stock determined by dividing the stated value ($4.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by a conversion price of $2,700 per share (subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all assets, mergers, consolidations or similar transactions); provided that in no event shall the holder of any series N senior convertible preferred stock be entitled to convert any number of shares that upon conversion the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates and (ii) the number of shares of common stock issuable upon the conversion of the series N senior convertible preferred stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common stock. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to us.

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Series X Senior Convertible Preferred Stock

Ranking. The series X senior convertible preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common stock, each series of preferred stock other than the series N senior convertible preferred stock, and to each other class or series that is not expressly made senior to or on parity with the series X senior convertible preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series X senior convertible preferred stock; and (iii) junior to the series N senior convertible preferred stock, series Y senior convertible preferred stock and all indebtedness and other liabilities with respect to assets available to satisfy claims against our company and each class or series that is expressly made senior to the series X senior convertible preferred stock.

Dividend Rights. Holders of series X senior convertible preferred stock are entitled to dividends at a rate per annum of 10.0% of the stated value ($4.00 per share); provided that upon an event of default (as defined in the certificate of designation for the series X senior convertible preferred stock), such rate shall increase by 5% per annum. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date.

Liquidation Rights. Subject to the rights of creditors and the holders of any senior securities or parity securities (in each case, as defined in the certificate of designation), upon any liquidation of our company or its subsidiaries, before any payment or distribution of the assets of our company (whether capital or surplus) shall be made to or set apart for the holders of junior securities (as defined in the certificate of designation), including our common stock, each holder of outstanding series X senior convertible preferred stock shall be entitled to receive an amount of cash equal to 100% of the stated value of $4.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders.

Voting Rights. Holders of series X senior convertible preferred stock do not have any voting rights; provided that, so long as any shares of series X senior convertible preferred stock are outstanding, the affirmative vote of holders of a majority of the series X senior convertible preferred stock, which majority must include Leonite so long as it holds any shares of series X senior convertible preferred stock, voting as a separate class, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the certificate of designation or prior to the creation or issuance of any parity securities or new indebtedness (as defined in the certificate of designation); provided that the foregoing shall not apply to any financing transaction the use of proceeds of which will be used to redeem the series X senior convertible preferred stock and the warrants issued in connection therewith. In addition, the affirmative vote of holders of 66% of the series X senior convertible preferred stock, voting as a separate class, is required prior to the creation or issuance of any senior securities.

Conversion Rights. Each shares of series X senior convertible preferred stock, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock determined by dividing the stated value ($4.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by a conversion price equal to the lower of (i) the lowest VWAP during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing, or the Fixed Price. The Fixed Price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all assets, mergers, consolidations or similar transactions, as well as a price based antidilution adjustment, pursuant to which, subject to certain exceptions, if we issue common stock at a price lower than the Fixed Price, the Fixed Price shall decrease to such lower price. Accordingly, upon completion of this offering, the Fixed Price shall be reset to the price per share paid in this offering. Notwithstanding the foregoing, in no event shall the holder of any series X senior convertible preferred stock be entitled to convert any number of shares that upon conversion the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates and (ii) the number of shares of common stock issuable upon the conversion of the series X senior convertible preferred stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common stock. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to us.

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Redemption Rights. Commencing on September 22, 2023, any holder may require us to redeem its shares by the payment in cash therefore of a sum equal to 100% of the stated value of $4.00 per share, plus the amount of accrued and unpaid dividends and any other amounts due pursuant to the terms of the certificate of designation; provided however, that in the event that we complete a public offering prior to the redemption date, then any holder may only cause us to redeem any outstanding series X senior convertible preferred stock by paying such redemption price in twelve (12) equal monthly installments with the first such payment due on the date that is six (6) months following the date that we complete such public offering.

Series Y Senior Convertible Preferred Stock

Ranking. The series Y senior convertible preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common stock and each series of preferred stock, and to each other class or series that is not expressly made senior to or on parity with the series Y senior convertible preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series Y senior convertible preferred stock; and (iii) junior to each class or series that is expressly made senior to the series Y senior convertible preferred stock.

Dividend Rights. Holders of series Y senior convertible preferred stock are entitled to dividends at a rate per annum of 10.0% of the stated value ($4.00 per share); provided that upon an event of default (as defined in the certificate of designation for the series Y senior convertible preferred stock), such rate shall increase by 5% per annum. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date and may be paid in cash or common stock at our discretion; provided that we may only pay dividends in common stock if such common stock is free-trading, freely transferable, and does not contain a legend (or be subject to stop transfer or similar instructions) restricting the resale or transferability thereof. Dividends payable in common stock shall be calculated based on a price equal to eighty percent (80%) of the VWAP during the five (5) trading days immediately prior to the applicable payment date.

Liquidation Rights. Subject to the rights of creditors and the holders of any senior securities or parity securities (in each case, as defined in the certificate of designation), upon any liquidation event (as defined in the certificate of designation), before any payment or distribution of the assets of our company (whether capital or surplus) shall be made to or set apart for the holders of junior securities (as defined in the certificate of designation), including our common stock, each holder of outstanding series Y senior convertible preferred stock shall be entitled to receive an amount of cash equal to the greater of (i) 100% of the stated value of $4.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders or (ii) such amount per share as would have been payable had all shares of series Y senior convertible preferred stock been converted into common stock immediately prior to such liquidation event.

Voting Rights. Holders of series Y senior convertible preferred stock do not have any voting rights; provided that, so long as any shares of series Y senior convertible preferred stock are outstanding, the affirmative vote of holders of a majority of the series Y senior convertible preferred stock, which majority must include Leonite so long as it holds any shares of series Y senior convertible preferred stock, voting as a separate class, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the certificate of designation, prior to our issuance of additional shares of series Y senior convertible preferred stock or prior to the creation or issuance of any securities that are not subordinate to the series Y senior convertible preferred stock or new indebtedness (as defined in the certificate of designation); provided that the foregoing shall not apply to any financing transaction the use of proceeds of which will be used to redeem the series Y senior convertible preferred stock in full.

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Conversion Rights. Commencing on the first anniversary of the date on which our common stock begins trading on Nasdaq, each share of series Y senior convertible preferred stock, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock determined by dividing the stated value ($4.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by a conversion price equal to the lowest VWAP during the five (5) trading days immediately prior to the applicable conversion date. Such conversion price is subject to adjustment if we issue common stock at a price lower than such conversion price, subject to certain exceptions. Notwithstanding the foregoing, in no event shall the holder of any series Y senior convertible preferred stock be entitled to convert any number of shares that upon conversion the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates and (ii) the number of shares of common stock issuable upon the conversion of the series Y senior convertible preferred stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common stock. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to us.

Warrants

We have issued warrants for the purchase of 241,048 shares of common stock at a weighted average exercise price of $21.55 per share.

Stock Options

We have issued stock options for the purchase of 90,002 shares of common stock at a weighted average exercise price of $5.19 per share.

Representative’s Warrants

Upon the closing of this offering, there will be up to 86,957 shares of common stock issuable upon exercise of the representative’s warrants (or up to 100,000 shares if the underwriters exercise the over-allotment option in full). See “Underwriting—Representative’s Warrants” below for a description of the representative’s warrants.

Convertible Promissory Notes

On January 24, 2017, we issued a convertible promissory note in the principal amount of up to $250,000 to Greentree. On February 10, 2023, we executed a second tranche under this note in the principal amount of $50,000, on March 30, 2023, we executed a third tranche under this note in the principal amount of $25,000 and on August 11, 2023, we executed a fourth tranche under this note in the principal amount of $25,000. The aggregate principal amount remaining is $50,000. Each advance matures one year from the date of issuance and bears interest at a rate of 15% per annum; provided that upon an event of default (as defined in the note), such rate increases to 20%. The holder of the note may, in its sole discretion, elect to convert any outstanding principal and accrued but unpaid interest into our common stock at a conversion price equal to the lower of $0.25 or 50% of the lowest closing price of our common stock for the ten (10) trading days immediately prior to such conversion date.

In December 2025, we issued convertible promissory notes in the aggregate principal amount of $200,000. These notes accrue interest at a rate of twelve percent (12%) per annum, payable in shares of common stock, cash or a combination thereof at our option quarterly commencing on April 1, 2026, with all principal and accrued interest being due and payable one (1) year after issuance. These notes are convertible into shares of common stock at a conversion price of $3.00 (subject to standard adjustments in the event of any stock splits, stock combinations, dividends paid in common stock, stock reclassifications or similar transactions).

In January 2026, we issued convertible promissory notes in the aggregate principal amount of $80,000, which also provide for a second tranche of up to an additional $80,000 upon the mutual agreement of the parties. These notes accrue interest at a rate of twelve percent (12%) per annum, payable in shares of common stock, cash or a combination thereof at our option quarterly commencing on April 1, 2026, with all principal and accrued interest being due and payable five (5) years after issuance. These notes are convertible into shares of common stock at a conversion price of $0.825 (subject to standard adjustments in the event of any stock splits, stock combinations, dividends paid in common stock, stock reclassifications or similar transactions). In addition, these notes provide that if the closing price of our common stock on the sixth (6th) month anniversary of the issuance date is less than the conversion price then in effect, then the conversion price shall be adjusted to such lower price, and also provide that if we issue any shares of common stock, or securities convertible into common stock, at a price that is less than the conversion price then in effect, then the conversion price shall be adjusted to such lower price, subject to certain exceptions.

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All of the convertible promissory notes contain ownership limitations, which provide that we shall not effect any conversion, and a holder shall not have the right to convert any portion of a note, to the extent that after giving effect to the issuance of common stock upon such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of common stock upon such conversion. This limitation may be waived, up to a maximum of 9.99%, by a holder upon not less than sixty-one (61) days’ prior notice to us.

Anti-Takeover Provisions

Provisions of the Nevada Revised Statutes, our amended and restated articles of incorporation and our amended and restated bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of the Nevada Revised Statutes, our amended and restated articles of incorporation and our amended and restated bylaws are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval, subject to Nasdaq’s rules. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of our company by means of a proxy context, tender offer, merger or other transaction since our board of directors can issue large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our amended and restated articles of incorporation 50,000,000 shares of preferred stock. Our board acting alone and without approval of our stockholders, subject to Nasdaq’s rules, can designate and issue one or more series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, that could be utilized as part of a defense to a take-over challenge.

Bylaws

In addition, various provisions of our amended and restated bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our amended and restated bylaws may be adopted, amended or repealed only by our board of directors. Our amended and restated bylaws also contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Additionally, our amended and restated bylaws also provide that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal. Our amended and restated bylaws also permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Our amended and restated bylaws also establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given us timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

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Cumulative Voting

Furthermore, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing its board of directors.

Nevada Anti-Takeover Statutes

Business Combination Statute

We are subject to the “business combination” provisions of Sections 78.411 to 78.444 of the Nevada Revised Statutes. In general, such provisions prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the combination is later approved by a majority of the voting power held by disinterested stockholders; or (d) if the consideration to be paid by the interested stockholder is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, or (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” or any affiliate or associate of an interested stockholder having: (a) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation, and (c) more than 10% of the earning power or net income of the corporation.

An “interested stockholder” is generally defined to mean a beneficial owner of at least 10% of the outstanding voting power or an affiliate or associate of the corporation that has been a 10% beneficial owner within the preceding 2 years. The statutes could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Acquisition of Controlling Interest Statute

Nevada’s Acquisition of Controlling Interest Statute (NRS Sections 78.378-78.3793) applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, which conduct business directly or indirectly in Nevada and whose articles of incorporation or bylaws in effect 10 days following the acquisition of a controlling interest by an acquiror do not prohibit its application. As of the date of this prospectus, we do not believe we have 100 stockholders of record who are residents of Nevada, although there can be no assurance that in the future the acquisition of controlling interest statutes will not apply to us.

Nevada’s Acquisition of Controlling Interest Statute, prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. The statute specifies three thresholds that constitute a controlling interest: (a) at least one-fifth but less than one-third; (b) at least one-third but less than a majority; and (c) a majority or more, of the outstanding voting power. Once an acquiror crosses one of these thresholds, shares which it acquired in the transaction exceeding the threshold (or within ninety days preceding the date thereof) become “control shares” which could be deprived of the right to vote until a majority of the disinterested stockholders restore that right.

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A special stockholders meeting may be called at the request of the acquiror to consider the voting rights of the acquiror’s shares. If the acquiror requests a special meeting and gives an undertaking to pay the expenses of said meeting, then the meeting must take place no earlier than 30 days (unless the acquiror requests that the meeting be held sooner) and no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition.

If no such request for a stockholders meeting is made, consideration of the voting rights of the acquiror’s shares must be taken at the next special or annual stockholders meeting. If the stockholders fail to restore voting rights to the acquiror, or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles of incorporation or bylaws, call certain of the acquiror’s shares for redemption at the average price paid for the control shares by the acquiror.

In the event the stockholders restore full voting rights to a holder of control shares that owns a majority of the voting stock, then all other stockholders who do not vote in favor of restoring voting rights to the control shares may demand payment for the “fair value” of their shares as determined by a court in dissenters rights proceeding pursuant to Chapter 92A of the Nevada Revised Statutes.

Transfer Agent and Registrar

The transfer agent for our common stock is Transfer Online, Inc. The transfer agent’s address is 512 SE Salmon Street, Portland, Oregon 97214 and its telephone number is 503-227-2950.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, only a limited public market for our common stock existed on the OTCQB Market. Future sales of substantial amounts of shares of our common stock, including shares issued upon the conversion of convertible notes and the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

Immediately following the closing of this offering, we will have 17,745,269 shares of common stock issued and outstanding. In the event the underwriters exercise the over-allotment option in full, we will have 18,006,139 shares of common stock issued and outstanding. The common stock sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

Previously issued shares of common stock held by our executive officers, directors and the holders of 10% of our outstanding common stock, as well as shares issuable upon the exercise of warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our common stock for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our common stock then outstanding; or

•	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

Lock-Up Agreements

We and our directors, officers, and stockholders holding more than 5% of our common stock (on a fully diluted basis) as of the effective date of this prospectus have agreed not to sell, transfer or dispose of any common stock for a period of six (6) months from the completion of this offering, subject to certain exceptions. See “Underwriting” for more information.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

This summary is based on provisions of the Code, applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the IRS will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the United States federal income tax consequences of the ownership or disposition of our common stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an entity or arrangement treated as a partnership;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of our common stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder, including the impact of the net investment income tax and the alternative minimum tax, and does not address any special tax rules that may apply to particular Non-U.S. Holders, including, without limitation:

•	a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in stocks or securities, foreign currency dealer, U.S. covered expatriate, controlled foreign corporation or passive foreign investment company;

•	a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

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•	a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

•	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income tax consequences for beneficial owners of a Non-U.S. Holder, including stockholders of a controlled foreign corporation or passive foreign investment company that holds our common stock. This summary also does not address the effects of other U.S. federal tax laws, such as estate and gift tax laws.

Each Non-U.S. Holder should consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

Distributions

We do not currently expect to pay any cash dividends on our common stock. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in its common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in “—Dispositions of Our Common Stock.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate).

Distributions on our common stock that are treated as dividends and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons. An exception may apply if the Non-U.S. Holder is eligible for, and properly claims, the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In such case, the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to U.S. withholding tax if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate (unless the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

The IRS Forms and other certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS in the form of a U.S. tax return. Non-U.S. Holders should consult their tax advisors regarding their eligibility for benefits under any relevant income tax treaty and the manner of claiming such benefits.

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The foregoing discussion is subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding.”

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including U.S. withholding tax) on gain recognized on any sale or other disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses (provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses), generally will be subject to a flat 30% U.S. federal income tax, even if the Non-U.S. Holder is not treated as a resident of the United States under the Code; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. The Nasdaq Capital Market is an “established securities market” for this purpose. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding.”

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person or is otherwise entitled to an exemption. However, the applicable withholding agent generally will be required to report to the IRS (and to such Non-U.S. Holder) payments of distributions on our common stock and the amount of U.S. federal income tax, if any, withheld from those payments, regardless of whether such distributions constitute dividends. In accordance with applicable treaties or agreements, the IRS may provide copies of such information returns to the tax authorities in the country in which the Non-U.S. Holder resides.

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The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a disposition of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related U.S. Treasury guidance (commonly referred to as FATCA) impose U.S. federal withholding tax at a rate of 30% on payments to foreign financial entities and certain non-financial foreign entities of (i) U.S. source dividends (including dividends paid on our common stock) and (ii) subject to the proposed Treasury Regulations discussed below, the gross proceeds from the sale or other disposition of property that produces U.S. source dividends (including sales or other dispositions of our common stock). This withholding tax applies to applicable foreign entities, whether acting as a beneficial owner or an intermediary, unless such applicable foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations applicable to certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its common stock will affect the determination of whether FATCA withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable U.S. Treasury Regulations and administrative guidance, withholding under FATCA generally will apply to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on these proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.

Non-U.S. Holders are encouraged to consult their own tax advisors regarding the potential application of FATCA to their particular circumstances.

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UNDERWRITING

We are offering the common stock described in this prospectus through the underwriters listed below. R.F. Lafferty & Co., Inc, or the representative, is acting as representative of the underwriters and book-running manager. We will enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares listed next to its name in the following table.

Underwriter	Number of Shares
R.F. Lafferty & Co., Inc.

Total

The underwriting agreement provides that the obligation of the underwriters to purchase all of the shares of common stock being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriters are committed to purchase all the shares of common stock offered by this prospectus if they purchase any shares pursuant to the underwriting agreement. The underwriters are not obligated to purchase the shares covered by the underwriter’s over-allotment option as described below.

The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part. We have been advised by the representative that the underwriters intend to make a market in the common stock but that they are not obligated to do so and may discontinue making a market at any time without notice. In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 45 days after the closing date of this offering, to purchase up to 260,870 additional shares of common stock (equal to 15% of the number of shares of common stock sold in this offering) at a price per share equal to the public offering price, less the underwriting discount. The underwriters may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional shares of common stock are purchased pursuant to the over-allotment option, the underwriters will offer these shares of common stock on the same terms as those on which the other securities are being offered hereby.

Underwriting Commissions and Discounts; Expenses

The following table shows the price per share and total public offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	Per Share	Without Over-Allotment Option	With Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions (8%)
Non-accountable expense allowance (1%)
Proceeds to us, before other expenses	$	$	$

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We have agreed to reimburse the representative for reasonable out-of-pocket expenses incurred by it in connection with this offering in an amount of up to $175,000, or $50,000 in the event that this offering is not completed. The out-of-pocket expenses include, but are not limited to: (i) road show expenses, (ii) fees and expenses of the representatives’ legal counsel, (iii) the cost of background check on our officers and directors and (iv) due diligence expenses. We have agreed to pay an expense advance of $35,000 to the representative, with $10,000 due upon the signing of the engagement letter and $25,000 due upon the initial filing of the registration statement of which this prospectus forms a part. Any expense deposits will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). In addition, we also agreed to pay the representative 1.0% of the gross proceeds of this offering for non-accountable expenses.

We estimate that our total expenses of this offering, exclusive of the underwriting discounts and commissions and the non-accountable expense allowance, will be approximately $600,000.

The underwriters propose to offer the shares of our common stock being offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares of common stock to other securities dealers at such price less a concession of $ per share. After the initial offering, the public offering price and concession to dealers may be changed.

Representatives’ Warrants

In addition, we have agreed to issue warrants to the representative or its designees to purchase a number of shares of common stock equal to 5.0% of the total number of shares of common stock sold in this offering (including any shares sold in the offering to cover over-allotments) at an exercise price equal to 120% of the offering price of the common stock sold in this offering. The warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months after the date of the commencement of the sales of the public securities in this offering. The warrants are not redeemable by us. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The representative (or permitted assignees) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days after the date of the commencement of sales in this offering. The warrants and the shares of common stock underlying the warrants are being registered as a part of the registration statement of which this prospectus forms a part and will be freely tradable upon the declaration of the effectiveness of such registration statement by the SEC.

The warrants will provide for cashless exercise, registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for stock dividends, splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganization, mergers and similar events). The duration of the demand registration right will not be greater than five years from the commencement of sales in this offering in compliance with FINRA Rule 5110(g)(8)(C). The duration of the piggyback registration rights will not be greater than seven years from the commencement of sales in this offering in compliance with FINRA Rule 5110(g)(8)(D).

Right of First Refusal

We have agreed to grant the representative a right of first refusal to act as sole managing underwriter and dealer manager, book runner or sole placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings, except for certain permitted offerings, for a period of twelve (12) months from the closing of this offering. Such right of first refusal is subject to FINRA Rule 5110(g)(5), which grants us a right of termination for cause, which includes that we may terminate the representative’s engagement upon the representative’s material failure to provide the underwriting services required by the underwriting agreement. Our exercise of the right of termination for cause will eliminate any obligations with respect to the right of first refusal set forth above.

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Tail Financing

If within twelve (12) months from the later of (i) the effective date of termination or expiration of our engagement letter with the representative, dated November 25, 2025, or (ii) the closing of this offering, we complete a public or private offering of our securities with investors that were introduced to us by the representative, then we shall pay the representative a tail fee equal eight percent (8%) of the proceeds of such offering. The above right is also subject to FINRA Rule 5110(g)(5), which grants us a right of termination for cause, which includes that we may terminate the representative’s engagement upon the representative’s material failure to provide the underwriting services required in the engagement letter.

Lock-Up Agreements

We have agreed that, subject to certain exceptions, we will not, without the prior written consent of the representative, for a period of six (6) months after the completion of this offering (i) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock.

In addition, for a period of six (6) months after completion of this offering, our directors, executive officers, and any holders of 5% or more of the outstanding shares of common stock (on a fully diluted basis) as of the effective date of the registration statement of which this prospectus is a part have agreed, without the prior written consent of the representative, subject to limited exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common stock or any securities convertible into or exercisable or exchangeable for common stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and it should not be relied upon by investors.

Pricing of this Offering

Our common stock is currently quoted on the OTCQB Market under the symbol “CDIX.” In connection with this offering, we have applied for the listing of our common stock on The Nasdaq Capital Market under the symbol “CDIX.” The closing of this offering is contingent upon our uplisting to The Nasdaq Capital Market.

The public offering price for the common stock will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development, and other factors deemed relevant. The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock sold in the public offering. The values of such shares of common stock are subject to change as a result of market conditions and other factors. We offer no assurances that the offering price will correspond to the price at which our shares of common stock will trade in the public market subsequent to this offering or that an active trading market for our shares will develop and continue after this offering.

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Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of shares of common stock during and after this offering, including:

•	stabilizing transactions;

•	short sales;

•	purchases to cover positions created by short sales;

•	imposition of penalty bids; and

•	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of shares of common stock while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering and purchasing shares of common stock on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result of these activities, the price of our shares of common stock may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

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Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Except for the services provided in connection with this offering and or as otherwise described herein, the representative has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), Maxim is not required to comply with the disclosure requirements of NI 33-105 regarding its conflicts of interest (if any) in connection with this offering.

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European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each of which is referred to as a Relevant Member State) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of Maxim for any such offer; or

•	In any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or Maxim of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom. The representative has represented and agreed that:

•	It has communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA, received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

99

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or the SFO, and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

People’s Republic of China. This prospectus may not be circulated or distributed in the People’s Republic of China, or the PRC, and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

100

LEGAL MATTERS

Bevilacqua PLLC has acted as our counsel in connection with the preparation of this prospectus. The validity of the shares of common stock covered by this prospectus will be passed upon by Fennemore Craig P.C. The underwriters have been represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

As partial compensation for its services, we have issued 13,761 shares of common stock to Bevilacqua PLLC.

EXPERTS

Our financial statements as of December 31, 2025 and 2024 and for the years then ended included in this prospectus have been so included in reliance on the report of GBQ Partners LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding our company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with the registration statement. For further information pertaining to us and the securities to be sold in this offering, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents.

We are subject to the information and periodic requirements of the Exchange Act and, in accordance therewith, file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov. We also maintain a website at www.cardifflexington.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

101

FINANCIAL STATEMENTS

F-1

CARDIFF LEXINGTON CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

Cardiff Lexington Corporation

Lexington, Kentucky

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Cardiff Lexington Corporation (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Continuation as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the consolidated financial statements, the Company has experienced recurring losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in the notes. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

F-3

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Estimates of Variable Consideration Related to Healthcare Revenue

Description of the Matter

As described in the notes to the consolidated financial statements, the Company recognizes revenue, net that includes estimates of variable consideration. For the year ended December 31, 2025, the Company recorded healthcare revenue, net of $11.5 million. The components of variable consideration include (a) settlement discounts relative to gross billings for procedures performed, and (b) price concessions to generate settlements and cash inflows. These estimates take into consideration established billing rates (gross charges); historical collection rates, including established charges per procedure with guidance from the annually updated Current Procedural Terminology (“CPT”) guidelines that designates relative value units and a suggested range of charges for each procedure which is then assigned a CPT code, modifiers recognized by each insurance carrier for services, less deductible, co-pay, and contractual adjustments, as well as current settlement realization rates with payors based on discussions with doctors and attorneys and the third-party medical billing company vendor.

Auditing management's estimates for variable consideration required subjective auditor judgment and evaluation of the reasonableness of significant assumptions used in developing the estimates as detailed above, as well as the inputs and related calculations related to current contracts.

How We Addressed the Matter in Our Audit

We obtained an understanding and evaluated the design of internal controls over the Company's calculations to estimate variable consideration, including management's assessment of the assumptions and data underlying the reserve calculation.

Our substantive audit procedures included, among others, (i) testing management’s process for developing the estimates of variable consideration, (ii) testing the completeness and accuracy of underlying data used in the method on a sample basis, and (iii) evaluating the reasonableness of management’s significant assumption related to the period of historical experience. Evaluating the reasonableness of the assumption related to the period of historical experience involved considering the historical relationships of revenue recognized and subsequently collected, and whether this assumption was consistent with evidence obtained in other areas of the audit. Further, we evaluated the appropriateness of classification and disclosure of the Company’s reserves for variable consideration in the consolidated financial statements.

/s/ GBQ Partners, LLC

We have served as the Company's auditor since 2024.

Columbus, Ohio

March 10, 2026

F-4

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2025 AND 2024

	December 31,
	2025	2024
ASSETS
Current assets
Cash	$318,535	$1,188,185
Accounts receivable, net	22,070,954	15,934,490
Prepaid and other current assets	203,876	89,901
Total current assets	22,593,365	17,212,576

Property and equipment, net	2,953	21,198
Land	540,000	540,000
Goodwill	5,666,608	5,666,608
Right of use – assets, net	214,858	406,950
Due from related party	4,979	4,979
Other assets	64,182	73,368
Total assets	$29,086,945	$23,925,679

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' (DEFICIT)/EQUITY
Current liabilities
Accounts payable and accrued expense	$1,760,765	$1,379,760
Accrued expenses - related parties	4,645,826	4,553,057
Accrued interest	707,574	429,200
Right of use – operating lease liabilities	178,524	223,330
Notes payable – current portion	125,774	312,180
Notes payable related parties	1,085,703	–
Line of credit	17,209,908	8,645,991
Convertible notes payable, net of debt discounts of $131,705 and $0, respectively	118,295	105,000
Net liabilities of discontinued operations	–	238,285
Total current liabilities	25,832,369	15,886,803

Other liabilities
Notes payable	138,773	251,725
Operating lease liability – long term	42,976	185,877
Total liabilities	26,014,118	16,324,405

Mezzanine equity
Redeemable Series N Senior Convertible Preferred Stock - 3,000,000 shares authorized, $0.001 par value, stated value $4.00, 1,037,311 and 921,636 shares issued and outstanding at December 31, 2025 and 2024, respectively	3,802,010	3,339,317
Redeemable Series X Senior Convertible Preferred Stock - 5,000,000 shares authorized, $0.001 par value, stated value of $4.00 par value; 438,388 and 397,464 shares issued and outstanding at December 31, 2025 and 2024, respectively	1,740,478	1,576,788
Total Mezzanine Equity	5,542,488	4,916,105

Stockholders' (deficit)/equity
Series B Preferred Stock - 3,000,000 shares authorized, $0.001 par value, stated value of $4.00, 0 and 1,279,867 shares issued and outstanding at December 31, 2025 and 2024, respectively	–	5,119,468
Series C Preferred Stock - 500 shares authorized, $0.001 par value, stated value of $4.00, 0 and 74 shares issued and outstanding at December 31, 2025 and 2024, respectively	–	296
Series E Preferred Stock - 1,000,000 shares authorized, $0.001 par value, stated value $4.00, 0 and 175,375 shares issued and outstanding at December 31, 2025 and 2024, respectively	–	701,500
Series F-1 Preferred Stock - 50,000 shares authorized, $0.001 par value, stated value $4.00, 3,875 shares issued and outstanding at December 31, 2025 and 2024	15,500	15,500
Series I Preferred Stock - 15,000,000 shares authorized, $0.001 par value, stated value $4.00, 0 and 10,469,092 issued and outstanding at December 31, 2025 and 2024, respectively	–	41,876,368
Series L Preferred Stock - 400,000 shares authorized, $0.001 par value, stated value $4.00, 319,493 shares issued and outstanding at December 31, 2025 and 2024	1,277,972	1,277,972
Series Y Senior Convertible Preferred Stock – 1,500,000 shares authorized, $0.001 par value, stated value $4.00, 1,067,878 and 979,125 shares issued and outstanding at December 31, 2025 and 2024, respectively	4,271,512	3,916,500
Common Stock; 300,000,000 shares authorized, $0.001 par value; 13,701,698 and 5,100,971 shares issued and outstanding at December 31, 2025 and 2024, respectively	13,702	5,101
Additional paid-in capital	72,021,848	22,721,549
Unearned stock-based compensation	(579,215)	–
Accumulated deficit	(79,490,980)	(72,949,085)
Total stockholders' (deficit)/equity	(2,469,661)	2,685,169
Total liabilities, mezzanine equity and stockholders' (deficit)/equity	$29,086,945	$23,925,679

The accompanying notes are an integral part of these consolidated financial statements

F-5

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	December 31,
	2025	2024
REVENUE	$11,535,577	$8,270,126
COST OF SALES	4,329,330	3,841,628
GROSS PROFIT	7,206,247	4,428,498

OPERATING EXPENSES
Depreciation expense	5,652	13,461
Loss on disposal of fixed assets	12,593	–
Share based compensation	754,475	544,725
Selling, general and administrative	5,332,941	4,063,816
Total operating expenses	6,105,661	4,622,002

INCOME (LOSS) FROM CONTINUING OPERATIONS	1,100,586	(193,504)

OTHER (EXPENSE) INCOME
Other expense	(22,147)	(5,362)
Gain on debt refinance and forgiveness	–	78,834
Penalties and fees	(1,500)	(1,330)
Interest expense	(6,822,816)	(3,045,504)
Amortization of notes payable discount	–	(24,821)
Total other expenses	(6,846,463)	(2,998,183)

NET LOSS BEFORE DISCONTINUED OPERATIONS	(5,745,877)	(3,191,687)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	238,285	(111,312)
NET LOSS FOR THE YEAR	$(5,507,592)	$(3,302,999)

PREFERRED STOCK DIVIDENDS	(1,034,303)	(962,169)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(6,541,895)	$(4,265,168)

BASIC (LOSS) EARNINGS PER SHARE
CONTINUING OPERATIONS	$(0.98)	$(1.09)
DISCONTINUED OPERATIONS	$0.03	$(0.03)

DILUTED (LOSS) EARNINGS PER SHARE
CONTINUING OPERATIONS	$(0.98)	$(1.09)
DISCONTINUED OPERATIONS	$0.03	$(0.03)

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC *	6,928,357	3,815,067
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED *	8,499,307	3,815,067

*	Shares outstanding have been restated for the 1-for-3 reverse stock split effective January 12, 2026. See Note 1. Summary of Significant Accounting Policies.

The accompanying notes are an integral part of these consolidated financial statements

F-6

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY *

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	Preferred Stock Series A, I and Y		Preferred Stock Series B, E, F-1, J and L		Preferred Stock Series C
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2023 (restated)	14,885,002	$59,540,000	4,364,057	$17,456,228	123	$492
Conversion of convertible notes payable	–	–	–	–	–	–
Conversion of series B preferred stock	–	–	(1,609,611)	(6,438,444)	–	–
Conversion of series C preferred stock	–	–	–	–	(96)	(384)
Conversion of series E preferred stock	–	–	(80,375)	(321,500)	–	–
Conversion of series F-1 preferred stock	–	–	(31,877)	(127,508)	–	–
Conversion of series I preferred stock	(3,527,000)	(14,108,000)	–	–	–	–
Conversion of series J preferred stock	–	–	(1,713,584)	(6,854,336)	–	–
Issuance of series I preferred stock to officers	132,500	530,000	–	–	–	–
Issuance of series Y preferred stock	979,125	3,916,500	–	–	–	–
Exchange of series I for series B, C and E	(1,021,408)	(4,085,632)	850,000	3,400,000	49	196
Cancellation of series C preferred stock	–	–	–	–	(2)	(8)
Common stock issued for services	–	–	–	–	–	–
Common stock issued to board members	–	–	–	–	–	–
Common stock issued in Red Rock settlement	–	–	–	–	–	–
Common stock issued in legal settlement	–	–	–	–	–	–
Preferred stock Dividends	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance, December 31, 2024	11,448,219	$45,792,868	1,778,610	$7,114,440	74	$296
Conversion of convertible notes payable	–	–	–	–	–	–
Conversion of series B preferred stock	–	–	(1,579,867)	(6,319,468)	–	–
Conversion of series C preferred stock	–	–	–	–	(80)	(320)
Conversion of series E preferred stock	–	–	(229,375)	(917,500)	–	–
Conversion of series I preferred stock	(10,077,592)	(40,310,368)	–	–	–	–
Issuance of series Y preferred stock	88,753	355,012	–	–	–	–
Issuance of B, C and E preferred stock in exchange for series I preferred stock	(391,500)	(1,566,000)	354,000	1,416,000	6	24
Issuance of common stock to correct series I surrender	–	–	–	–	–	–
Issuance of common shares related to bridge loans	–	–	–	–	–	–
Common stock issued for services	–	–	–	–	–	–
Common stock cancelled for legal settlement	–	–	–	–	–	–
Stock compensation expense	–	–	–	–	–	–
Preferred stock dividends	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance, December 31, 2025	1,067,880	$4,271,512	323,368	$1,293,472	–	$–

(Continued)

F-7

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY *

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024 (Continued)

	Common Stock		Additional Paid-In	Unearned Stock-Based	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Compensation	Deficit	Equity
Balance, December 31, 2023 (restated)	9,067	$9	$(7,581,196)	$–	$(68,684,115)	$731,418
Conversion of convertible notes payable	408	1	1,679	–	–	1,680
Conversion of series B preferred stock	1,073,105	1,073	6,437,371	–	–	–
Conversion of series C preferred stock	320,062	320	64	–	–	–
Conversion of series E preferred stock	53,584	54	321,446	–	–	–
Conversion of series F-1 preferred stock	21,256	21	127,487	–	–	–
Conversion of series I preferred stock	2,351,347	2,351	14,105,649	–	–	–
Conversion of series J preferred stock	1,142,391	1,143	6,853,193	–	–	–
Issuance of series I preferred stock to officers	–	–	63,600	–	–	593,600
Issuance of series Y preferred stock	–	–	–	–	–	3,916,500
Exchange of series I for series B, C and E	–	–	685,436	–	–	–
Cancellation of series C preferred stock	–	–	8	–	–	–
Common stock issued for services	4,334	4	28,121	–	–	28,125
Common stock issued to board members	10,002	10	194,990	–	–	195,000
Common stock issued in Red Rock settlement	12,370	12	111,300	–	–	111,312
Common stock issued in legal settlement	24,742	25	(25)	–	–	–
Preferred stock Dividends	78,303	78	1,372,426	–	(961,971)	410,533
Net loss	–	–	–	–	(3,302,999)	(3,302,999)
Balance, December 31, 2024	5,100,971	$5,101	$22,721,549	$–	$(72,949,085)	$2,685,169
Conversion of convertible notes payable	64,165	64	145,807	–	–	145,871
Conversion of series B preferred stock	1,053,248	1,053	6,318,415	–	–	–
Conversion of series C preferred stock	266,668	267	53	–	–	–
Conversion of series E preferred stock	152,917	153	917,347	–	–	–
Conversion of series I preferred stock	6,718,395	6,718	40,303,650	–	–	–
Issuance of series Y preferred stock	–	–	–	–	–	355,012
Issuance of B, C and E preferred stock in exchange for series I preferred stock	–	–	149,976	–	–	–
Issuance of common stock to correct series I surrender	114,240	114	(114)	–	–	–
Issuance of common shares related to bridge loans	6,667	7	131,699	–	–	131,706
Common stock issued for services	244,177	245	1,176,158	(579,215)	–	597,188
Common stock cancelled for legal settlement	(19,750)	(20)	20	–	–	–
Stock compensation expense	–	–	157,288	–	–	157,288
Preferred stock dividends	–	–	–	–	(1,034,303)	(1,034,303)
Net loss	–	–	–	–	(5,507,592)	(5,507,592)
Balance, December 31, 2025	13,701,698	$13,702	$72,021,848	$(579,215)	$(79,490,980)	$(2,469,661)

*Shares outstanding have been restated for the 1-for-3 reverse stock split effective January 12, 2026. See Note 1. Summary of Significant Accounting Policies.

The accompanying notes are an integral part of these consolidated financial statements

F-8

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from operations	$(5,507,592)	$(3,302,999)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,652	13,461
Credit losses	262,928	266,000
Change in estimate for settlement realization rate	–	1,650,474
Amortization of debt discount	–	24,821
Gain on resolution and disposition of discontinued operations claims	(238,285)	–
Conversion and note issuance cost	1,500	1,000
Loss on disposal of assets	12,593	–
Interest included in line of credit	6,421,521	3,092,350
Share issuance and compensation expense	754,475	544,725
Bonus expense settled with promissory notes	593,450	–
Gain on settlement or forgiveness of debt	–	(78,834)
(Increase) decrease in:
Accounts receivable	(6,399,392)	(4,545,068)
Right of use – assets	275,761	(117,888)
Prepaids and other current assets	(104,789)	(124,964)
Increase (decrease) in:
Accounts payable and accrued expense	459,766	(699,559)
Accrued officers compensation	512,769	92,000
Accrued interest	367,745	286,202
Right of use – liabilities	(271,376)	132,482
Net cash used in operating activities	(2,853,274)	(2,765,797)

Net cash provided by Discontinued Operations – Operating	–	111,312

FINANCING ACTIVITIES
Payments to director	–	(120,997)
Proceeds from convertible notes payable	200,000	–
Payments on convertible notes payable	–	(105,079)
Repayment on SBA loans	(8,772)	(6,739)
Payments on note payable	(300,000)	(125,000)
Net proceeds from line of credit	2,142,396	3,433,542
Payment of dividends on preferred stock	(50,000)	(100,000)
Net cash provided by financing activities	1,983,624	2,975,727

NET (DECREASE) INCREASE IN CASH	(869,650)	321,242
CASH, BEGINNING OF YEAR	1,188,185	866,943
CASH, END OF YEAR	$318,535	$1,188,185

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$9,414	$126,732

NON-CASH INVESTING AND FINANCING ACTIVITIES*:
Common stock issued upon conversion of notes payable	$145,871	$1,680
Common stock issued upon conversion of preferred stock	$8,191	$4,963
Series Y preferred stock issued in exchange of convertible notes payable	$–	$3,755,632
Dividends on preferred stock, including accrued dividends on preferred stock	$1,129,763	$1,016,264
Promissory note payable issued in settlement agreement	$–	$535,000
Promissory notes payable issued in settlement of bonuses	$1,085,703	$–
Discount on convertible notes payable	$131,705	$–
Unearned compensation on restricted common stock grant	$579,215	$–

*For the year ended December 31, 2025 and 2024, lease modifications recorded increased right of use assets and right of use liabilities by $83,669 and $139,232, respectively. For the year ended December 31, 2024, two new leases recorded during the period increased right of use assets and right of use liabilities by a total of $224,179.

The accompanying notes are an integral part of these consolidated financial statements

F-9

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Cardiff Lexington Corporation (“Cardiff”) was originally incorporated on September 3, 1986 in Colorado as Cardiff International Inc. On November 10, 2005, Cardiff merged with Legacy Card Company, LLC and changed its name to Cardiff Lexington Corporation. On August 27, 2014, Cardiff redomiciled and became a corporation under the laws of Florida. On April 13, 2021, Cardiff redomiciled and became a corporation under the laws of Nevada.

Cardiff is an acquisition holding company focused on locating undervalued and undercapitalized companies, primarily in the healthcare industry, and providing them capitalization and leadership to maximize the value and potential of their private enterprises while also providing diversification and risk mitigation for stockholders. All of Cardiff’s operations are predominantly conducted through, and its income derived from, its Nova Ortho and Spine, LLC (“Nova”) subsidiary. Its subsidiaries include:

•	Nova, which was acquired on May 31, 2021; and

•	Edge View Properties, Inc. (“Edge View”), which was acquired on July 16, 2014.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of Cardiff and its wholly owned subsidiaries, Nova and Edge View (collectively, the “Company”). All significant intercompany accounts and transactions are eliminated in consolidation. The income from discontinued operations presented in the consolidated statement of operations for the year ended December 31, 2025 is the release of residual obligations which were reported as net liabilities from discontinued operations on the consolidated balance sheet as of December 31, 2024, related to the sale of Platinum Tax Defenders (“Platinum Tax”), a business previously owned by the Company, which was sold in November 2023. The loss from discontinued operations presented in the consolidated statement of operations for year ended December 31, 2024 is a part of the execution of a settlement that was previously reached in July 2022 with six previous owners of Red Rock Travel Group, LLC (“Red Rock”), an entity that was discontinued by the Company in May 2019. Please refer to Note 11. Discontinued Operations for further detail.

Reverse Stock Splits

On January 12, 2026, we implemented a 1-for-3 reverse split of our outstanding shares of common stock. All share and per share data throughout these consolidated financial statements have been retroactively adjusted to reflect the reverse stock split. The total number of authorized shares of common stock did not change. As a result of the reverse stock split, an amount equal to the decreased value of the common stock was reclassified from “common stock” to “additional paid-in capital.” In addition, the conversion prices of the outstanding convertible notes and certain series of preferred stock were adjusted to reflect a proportional decrease in the number of shares of common stock to be issued upon conversion. All fractional shares were rounded up.

F-10

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Management uses its historical records and knowledge of its business in making estimates. Accordingly, actual results could differ from those estimates.

Accounts Receivable

In the normal course of business, the Company is in the lien based medical industry providing orthopedic healthcare servicing an uninsured market insulated by a letter of protection which insulates the Company and insures payment in full from insurance settlements. Accounts receivable consists of amounts due from attorneys and insurance providers for services provided to patients under the letter of protection. Accounts receivable are recorded at the expected settlement realization amount, which is less contractual adjustments and an allowance for credit losses. The Company recognizes an allowance for credit losses for its accounts receivable to present the net amount expected to be collected as of the balance sheet date. This allowance is determined based on the history of net settlements received, where the net settlement amount is not collected. No collection can happen if no settlement is reached with the defendant’s insurance company and the plaintiff (the patient) loses the case at trial, or the case is abandoned, then the Company will not be able to collect on its letter of protection and its receivable will not be collected. The Company monitors outstanding cases as they develop through ongoing discussions with attorneys, doctors and third-party medical billing company and additionally monitors settlement realization rates over time. Additionally, the Company considers economic factors and events or trends expected to affect future collections experience. The no collection history of the Company’s customers is considered in future assessments of collectability as these patterns are established over a longer period. The Company uses the term collection and collection rate in its disclosures to describe the historical less than 1.0% occurrence of not collecting under a contract, which aligns with the Company’s credit loss accounting under ASC 326.

The Company does not have a significant exposure to credit losses as it has historically had a less than 1.0% loss rate where the Company received no settlement amount for its outstanding accounts receivable. Although possible, claims resulting in zero collection upon settlement are rare based on the Company’s historical experience and has historically been less than 1.0% of its outstanding accounts receivable, thereby resulting in a collection rate of 99%. The Company uses the loss rate method to record its allowance for credit losses. The Company applies the loss rate method by reviewing its zero collection history on a quarterly basis and updating its estimates of credit losses to adjust for changes in loss data. The Company typically collects on its accounts receivable between twelve and twenty-four months after recording. The Company does not record an allowance for credit losses based on an aging of its accounts receivable as the aging of the Company’s receivables do not influence the credit loss rate due to the nature of its business and the letter of protection. The Company does not adjust its receivables for the effects of a significant financing component at contract inception as the timing of variable consideration is determined by the settlement, which is outside of the Company’s control. As of December 31, 2025 and 2024, the Company’s allowance for credit losses was $400,000 and $255,215, respectively. The Company recognized $262,928 and $266,000 of credit loss expense during the years ended December 31, 2025 and 2024, respectively, which is included in selling, general and administrative expenses in the consolidated statement of operations. The balance of accounts receivable, net as of January 1, 2024 was $13,305,254. The balance of the allowance for credit losses was $122,190 as of January 1, 2024.

The following table shows the allowance for credit losses activity:
	2025	2024
Balance at January 1	$(255,215)	$(122,190)
Current period provision	(262,928)	(266,000)
Write off charged against the allowance	118,143	132,975
Balance at December 31	$(400,000)	$(255,215)

F-11

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Property and Equipment

Property and equipment are carried at cost. Expenditures for renewals and betterments that extend the useful lives of property, equipment or leasehold improvements are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method for financial reporting purposes based on the following estimated useful lives:

Classification	Useful Life
Equipment, furniture, and fixtures	5 - 7 years
Medical equipment	10 years
Leasehold improvements	10 years or lease term, if shorter

Goodwill

Goodwill is not amortized but is evaluated for impairment annually or when indicators of a potential impairment are present. The Company reviews goodwill for impairment on a reporting unit basis annually and whenever events or changes in circumstances indicate the carrying value of goodwill may not be recoverable. Goodwill is tested first for impairment based on qualitative factors on an annual basis or in between if an event occurs or circumstances change that indicate the fair value may be below its carrying amount, otherwise known as a ‘triggering event’. An assessment is made of these qualitative factors to determine whether it is more likely than not the fair value is less than the carry amount, including goodwill. The annual evaluation for impairment of Goodwill is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans. The Company believes such assumptions are also comparable to those that would be used by other marketplace participants. For the years ended December 31, 2025 and 2024, the Company determined there to be no impairment and noted no triggering events. The Company based this decision on impairment testing of the underlying assets, expected cash flows, decreased asset value and other factors.

Valuation of Long-lived Assets

In accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 360-10-35, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Revenue Recognition

The Company’s primary source of revenue is its healthcare subsidiary, which records revenues from providing licensed and/or certified orthopedic procedures. Revenue is recognized at a point in time in accordance with ASC 606 and at an estimated net settlement realization rate based on gross billed charges. The Company’s healthcare subsidiary does not have contract liabilities or deferred revenue as there are no amounts prepaid for services. The Company applies the following five-step ASC 606 model to determine revenue recognition:

•	Identification of a contract with a customer

•	Identification of the performance obligations in the contract

F-12

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

•	Determination of the transaction price

•	Allocation of the transaction price to the separate performance obligations

•	Recognition of revenue when performance obligations are satisfied.

At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses services promised within each contract and determines those that are a performance obligation and assesses whether each promised service is distinct.

The Company’s contracts contain a single performance obligation (providing orthopedic services), as the promise to transfer the individual services is not separately identifiable from other promises in the contracts and, therefore, not distinct, as a result, the entire transaction price is allocated to this single performance obligation.

Accordingly, the Company recognizes net revenue when the patient receives orthopedic care services. The Company’s patient service contracts generally have performance obligations which are satisfied at a point in time. The performance obligation is for onsite or off-site care provided. Patient service contracts are generally fixed-price, and the transaction price is in the contract.

In determining net revenue to record under ASC 606, the Company must estimate the transaction price, including estimates of variable consideration in the contract at inception. In order to estimate variable consideration, the Company uses established billings rates (also described as “gross charges”) for the procedures being performed, however, the billing rates are not the same as actual amounts recovered for the Company’s healthcare subsidiary. They generally do not reflect what the Company is ultimately paid by the customer, insurance carriers and other payors, and therefore are not reported in the consolidated financial statements at that rate. The Company is typically paid amounts based on established charges per procedure with guidance from the annually updated Current Procedural Terminology (“CPT”) guidelines that designates relative value units and a suggested range of charges for each procedure which is then assigned a CPT code. This gross charge is discounted to reflect the percentage paid to the Company using a modifier recognized by each insurance carrier for services, less deductible, co-pay, and contractual adjustments which are deducted from the calculated fee. These adjustments are considered variable consideration under ASC 606 and are deducted from the calculated fee to arrive at the net transaction price. The Company also estimates changes in the contract price as a result of price concessions, changes to deductibles, co-pays and other contractual adjustments to determine the eventual settlement amount the Company expects to receive. The Company uses the term settlement realization in its disclosures to describe the amount of cash the Company expects to receive based on its estimate of the transaction price under the expected value method of ASC 606.

Where appropriate, the Company utilizes the expected value method to determine the appropriate amount for estimates of variable consideration, which has been based on a historical lookback of its actual settlement realization rates. The estimates of reserves established for variable consideration reflect current contractual requirements, the Company’s historical experience, specific known market events and trends, industry data and forecasted patient data and settlement patterns. Settlement realization patterns are assessed based on actual settlements and based on expected settlement realization trends obtained from discussions with attorneys, doctors and our third-party medical billing company. Settlement amounts are negotiated, and prolonged settlement negotiations are not indicative of a greater likelihood of reduced settlement realization or zero settlement.

The Company may accept a lower settlement realization rate in order to receive faster payment. The Company obtains information about expected settlement realization trends from discussions with doctors and attorneys and its third-party medical billing company vendor, which handles settlement claims and negotiations. Settlement amounts are presented to the Company’s third-party medical billing company vendor.

F-13

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Settlement rates of 49% or higher based on gross billed amounts are typically accepted without further negotiation. Proposed settlement rates below 49% are negotiated when possible and longer negotiations typically result in higher settlement rates. If the Company accepts a lower settlement realization rate in order to receive payments more quickly, the Company considers that a price concession and estimates these concessions at contract inception. The various forms of variable consideration described above included in the transaction price may be constrained and are included in net revenue only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue recognized will not occur in a future period. The Company has not constrained any of its estimates of variable consideration for any of the periods presented.

Service Fees – Net (PIP)

The Company generates services fees from performing various procedures on the date the services are performed. These services primarily include slip and falls as well as smaller nominal Non Personal Injury Protection (“PIP”) services. As described above, these revenues are based on established insurance billing rates, less allowances for contractual adjustments and uncollectible amounts. These contractual adjustments vary by insurance company and self-pay patients. The Company computes these contractual and other adjustments based on its historical settlement realization experience. Completing the paperwork for each case and preparing it for billing takes approximately ten business days after a procedure is performed. The majority of claims are then filed electronically except for those remaining insurance carriers requiring paper filing. An initial response is usually received within four weeks from electronic filing and up to six weeks from paper filing. Responses may be a payment, a denial, or a request for additional information. The Company’s healthcare revenues are generated from professional medical billings including facility and anesthesia services. With respect to facility and anesthesia services, the Company is the primary obligor as the facility and anesthesia services are considered part of one integrated performance obligation.

The Company satisfies performance obligations as services are performed and then billed to the patient. Payment in most cases is made by an attorney for such services to our patients which are due upon final settlement of patients’ claims. During the claims process, legal counsel warranties such claim through the letter of protection, which is sent to the Company, as a medical provider, on behalf of the client patient. This letter states that the attorney is responsible for paying the client’s medical bills when the case is fully developed and settles. The medical professional agrees to provide treatment to the injured person and refrain from attempting to collect payment as it is developing and until the case is resolved. Once the personal injury case is finalized with the insurance company, the attorney pays the outstanding medical bills from the settlement.

Settlement Rates

Prior to fiscal year 2024, the Company historically realized a 49% settlement rate from total gross billed charges. Accordingly, the Company had historically recognized net healthcare service revenue as 49% of gross billed amounts. During the year ended December 31, 2024, the Company underwent efforts to accelerate cash settlement of its accounts receivable to generate cash flow for operations. The Company did this by shortening settlement negotiations with insurance companies and accepting lower settlement amounts. Additionally, during 2024, the Company completed a thorough review of its third-party billing data, including reviewing historical reports and new reporting methods as a part of the updated analysis. Based upon this review, it was determined that a lookback period should be used in the analysis of the Company’s historical settlement realization rates. As a result of the new efforts to accelerate cash settlement, and establishing a periodic lookback analysis, during the year ended December 31, 2024, the Company realized a 44% average settlement rate of its gross billed charges during this time frame, which were historically recorded in revenue at 49% of gross billings. The Company continues to periodically evaluate this estimated settlement realization rate in accordance with ASC 606. This includes a monthly review of historical data and settlement realization rates, along with estimates of current and pending settlements through ongoing discussions with attorneys, doctors and third-party medical billing company in order to determine the variable consideration under ASC 606 and the net transaction price. During 2025, the Company continued expanding the historical lookback period to 36 months based on the ongoing expanding data history and the timeframe in which collections have recently been occurring. The Company updates the settlement realization rate estimate used in determining revenue periodically based on these reviews. As of December 31, 2025, the settlement realization rate at which revenue is recorded was at 41%.

F-14

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Contract Fees (Non-PIP)

The Company has contract fees for amounts earned from its Non PIP related procedures, typically car accidents, and are settled on a contingency basis. Prior to April 2023, these cases were sold to a factor who bears the risk of economic benefit or loss. Generally, the sale of these cases to a third-party factor resulted in an approximate 54% reduction from the accounts receivables amounts. After selling patient cases to the factor, any additional funds settled by the Company were remitted to the factor. The Company evaluated the factored adjustments considering the actual factored amounts per patient on a quarterly interval, and the reductions from accounts receivable that were factored were recorded in finance charges as other expenses on the consolidated statement of operations. As a result of the Company’s twelve to twenty-four month settlement realization timeframe, the Company has an accrued liability resulting from the settlement of receivables sold to the third-party factors which fluctuates as settlements are made and remitted to those third-party factors. These accounts receivables sold to these third-party factors are not included in the Company’s financial statements accounts receivable balance once sold and therefore are not part of the assessment of the net realizable value of accounts receivable. The Company ceased factoring of accounts receivable in the first quarter of 2023.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of cost of sales in the consolidated statements of operations. The Company recognized advertising and marketing expense of $370,330 and $366,637 for the years ended December 31, 2025 and 2024, respectively.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs), and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level 2	Inputs, other than quoted prices included in Level 1, which are observable for the asset or liability through corroboration with market data at the measurement date.

Level 3	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

Distinguishing Liabilities from Equity

The Company accounts for its series N senior convertible preferred stock and series X senior convertible preferred stock subject to possible redemption in accordance with ASC 480, “Distinguishing Liabilities from Equity”. Conditionally redeemable preferred shares are classified as temporary equity within the Company’s consolidated balance sheet.

F-15

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Stock-Based Compensation

The Company accounts for its stock-based compensation in which the Company obtains employee/non-employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB ASC. Pursuant to paragraph 718-10-30-6 of the FASB ASC, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of equity-classified awards is the grant date, which is the date on which the Company and the grantee reach a mutual understanding of the award’s key terms and conditions. Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest. The Company has elected to account for forfeitures as they occur and expense is recognized over the requisite service period.

The expense resulting from share-based payments is recorded in general and administrative expense in the consolidated statements of operations.

Income Taxes

Income taxes are determined in accordance with ASC Topic 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company evaluates both positive and negative evidence in assessing the realizability of its net deferred tax assets and records a valuation allowance when it is more likely than not that some or all of the deferred tax assets will not be realized. The One Big Beautiful Bill Act (the “OBBBA”), which was enacted on July 4, 2025, makes numerous tax changes. The tax provisions of the OBBBA did not have a material impact on the Company’s effective tax rate and it also did not impact the Company’s net deferred tax assets, as the Company continues to maintain a full valuation allowance against that balance.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2025 and 2024, the Company did not have any interest and penalties associated with tax positions and did not have any significant unrecognized uncertain tax positions.

Income (Loss) per Share

FASB ASC Subtopic 260, Earnings Per Share, provides for the calculation of “Basic” and “Diluted” earnings per share. Basic earnings per common share is computed by dividing income available to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common stockholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Income available to common stockholders consists of net (loss) income less any preferred stock dividends. Potentially dilutive securities include outstanding stock options, warrants, and debts convertible into common stock. The dilutive effect of stock options and warrants are reflected in diluted earnings per common share by application of the treasury stock method. Under the treasury stock method, an increase in the fair market value of the Company’s common stock can result in a greater dilutive effect from potentially dilutive securities. The diluted effect of debt convertibles is reflected utilizing the if converted method.

F-16

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Going Concern

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The Company had previously sustained operating losses since its inception and has an accumulated deficit of $79,490,980 and $72,949,085 as of December 31, 2025 and 2024, respectively. The Company has a stockholders’ deficit of $2,469,661 and stockholders’ equity of $2,685,169 as of December 31, 2025 and 2024, respectively. The Company had negative cash flow from operations of $2,853,274 and $2,765,797 during the years ended December 31, 2025 and 2024, respectively. These factors raise a substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern and the appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusions. Management has prospective investors and believes the raising of capital will allow the Company to fund its cash flow shortfalls and pursue new acquisitions. There can be no assurance that the Company will be able to obtain sufficient capital from debt or equity transactions or from operations in the necessary time frame or on terms acceptable to it. Should the Company be unable to raise sufficient funds, it may be required to curtail its operating plans. In addition, increases in expenses may require cost reductions. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future. Should the Company not be able to raise sufficient funds, it may cause cessation of operations.

Recently Issued Accounting Standards

The FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” in November 2024. The amendments are effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027, with early adoption permitted. The amendments require disclosure in the notes to financial statements of specified information about certain costs and expenses related to selling expenses and in annual reporting periods, an entity’s definition of selling expenses, among other qualitative descriptions of relevant expense captions that are not separately disaggregated quantitatively. The Company is analyzing the impact that ASU 2024-03 will have on the Company’s required disclosures but does not expect any material impacts.

The FASB issued ASU 2025-11, “Interim Reporting (Topic 270): Narrow Scope Improvements” in December 2025. The amendments are effective for interim reporting periods within annual reporting periods beginning after December 15, 2027, for public business entities. The amendments can be applied either prospectively or retrospectively to any or all prior periods presented in the financial statements. The amendments in this update clarify interim disclosure requirements and the applicability of Topic 270 and result in a comprehensive list of interim disclosures that are required by GAAP. The amendments in this update also include a disclosure principle that requires entities to disclose events since the end of the last annual reporting period that have a material impact on the entity. The Company will review the clarifications in the update around the Topic 270 disclosures but do not expect this update to have a material impact on our financial statements.

F-17

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Recently Adopted Accounting Standards

The FASB issued ASU 2025-05, “Financial Instruments – Credit Losses (Topic 326); Measurement of Credit Losses for Accounts Receivable and Contract Assets” in July 2025. The amendments are effective for annual reporting periods beginning after December 15, 2025, and interim periods within those annual reporting periods, with early adoption permitted. The amendments will be applied prospectively. The amendments in this update provide (1) all entities with a practical expedient wherein as part of developing reasonable and supportable forecasts when estimating expected credit losses, all entities may elect a practical expedient that assumes that current conditions as of the balance sheet date do not change for the remaining life of the asset, and (2) entities other than public business entities are now allowed an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606 to consider collection activity after the balance sheet date when estimating expected credit losses. The were no material impacts to the Company’s consolidated financial statements at adoption.

The FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” in December 2023. The amendments are effective for annual periods beginning after December 15, 2024 with early adoption permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this update require that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income (or loss) by the applicable statutory income tax rate). The amendments in this update also require that all entities disclose on an annual basis certain information about income taxes paid as well as information related to domestic and foreign income. The Company adopted this standard prospectively. The adoption did not have any impact on the consolidated financial statements or results of operations, focusing instead on enhanced disclosures.

2.	REVISED AND RESTATED FINANCIAL STATEMENTS

During the second quarter of 2025, as part of the Company’s ongoing enhancements to internal controls over financial reporting, a detailed review of its interest expense-related cash flow classification was performed. As a result, the Company restated certain amounts within the condensed consolidated statement of cash flows for the year ended December 31, 2024. This reclassification corrects the presentation of $3,092,350 of non-cash interest accrual adjustments related to the Company’s line of credit as of December 31, 2024. These amounts, previously presented within net proceeds from the line of credit in financing activities, are now presented within operating activities. This change in presentation has no impact on the Company’s condensed consolidated balance sheets, condensed consolidated statements of operations, or total cash flows for any related period.

The following table summarizes the impact of the correction on the Company’s condensed consolidated statement of cash flows for the period ending December 31, 2024.

	Impact of correction of error
Twelve months ended December 31, 2024	As previously reported	Adjustments	As restated
Net cash used in operating activities of continuing operations	$(5,858,147)	$3,092,350	$(2,765,797)
Net cash provided by financing activities of continuing operations	$6,068,077	$(3,092,350)	$2,975,727

F-18

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

3.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31,
	2025	2024
Accounts payable	$1,091,113	$684,324
Accrued credit cards	12,206	14,322
Accrued liability for settlement of previously factored receivables	221,441	242,292
Accrued income and property taxes	3,687	3,317
Accrued professional fees	99,114	29,122
Accrued board fees	–	15,000
Accrued expense - dividend payable	35,108	32,190
Accrued public company fees	5,000	5,000
Accrued payroll and bonuses	268,346	346,347
Accrued expense - other	24,750	7,846
Total	$1,760,765	$1,379,760

4.	PLANT AND EQUIPMENT, NET

Property and equipment as of December 31, 2025 and 2024 is as follows:

	December 31,
	2025	2024
Medical equipment	$23,640	$96,532
Computer equipment	9,189	9,189
Furniture, fixtures and equipment	15,079	15,079
Leasehold improvement	15,950	15,950
Total	63,858	136,750
Less: accumulated depreciation	(60,905)	(115,552)
Property and equipment, net	$2,953	$21,198

For the years ended December 31, 2025 and 2024, depreciation expense was $5,652 and $13,461, respectively. During the first quarter of 2025, the Company identified assets that were no longer functional in its medical facilities. As such, the Company has recorded a reduction in medical equipment and the related depreciation which resulted in a loss from the disposal of $12,593 in the condensed consolidated statement of operations for year ended December 31, 2025.

F-19

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

5.	LAND

As of December 31, 2025 and 2024, the Company had 27 acres of land of approximately $540,000. The land is currently vacant and management does not currently have any plans to develop this property and expects to eventually sell the property.

6.	RELATED PARTY TRANSACTIONS

On December 21, 2025, in connection with bonuses earned by certain employees, the Company issued promissory notes in the aggregate principal amount of $1,085,703 (representing bonuses earned of $593,450 and $492,253 for the years ended December 31, 2025 and 2024, respectively), in lieu of cash payment, including a promissory note in the principal amount of $460,000 to Alex Cunningham, the Company’s Chairman and Chief Executive Officer, a promissory note in the principal amount of $122,550 to Matthew T. Shafer, the Company’s Chief Financial Officer, and a promissory note in the principal amount of $460,000 to Daniel Thompson, the Company’s Chairman at such time. These notes bear interest of 5% per annum and mature on June 30, 2026. The bonus expense was recognized in the period earned, and the issuance of the notes was accounted for as a non-cash financing activity. See also Note 7. Notes And Loans Payable.

In connection with the acquisition of Edge View on July 16, 2014, the Company assumed amounts due to previous owners who are current managers of Edge View. These amounts are due on demand and do not bear interest. The balance of these amounts are $4,979 due from the previous owners as of December 31, 2025 and 2024.

The Company previously obtained $120,997 in short-term advances from the former Chairman of the Board that were non-interest bearing and due on demand. During the year ended December 31, 2024, the Company fully repaid the $120,997 owed to the former Chairman.

See also Note 8. Convertible Notes Payable and the disclosure regarding the note issued to the Chief Executive Officer on August 25, 2023.

See also Note 13. Commitments and Contingencies for compensation paid to employees of the Company.

7.	NOTES AND LOANS PAYABLE

Notes payable at December 31, 2025 and 2024, respectively, are summarized as follows:

	December 31,
	2025	2024
Notes payable – unrelated parties	$17,474,455	$9,209,896
Note payable – related parties	1,085,703	–
Less current portion	(18,421,385)	(8,958,171)
Long-term portion	$138,773	$251,725

F-20

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Long-term debt matures as follows:

Amount
2026	$18,421,385
2027	4,785
2028	4,785
2029	4,785
2030	4,785
Thereafter	119,633
Total	$18,560,158

Promissory Note – Settlement Agreement

On June 11, 2024, the Company entered into a settlement agreement and release of claims with the holder of 165 shares of series R convertible preferred stock and certain convertible promissory notes (see also Note 8. Convertible Notes Payable). Pursuant to the settlement agreement and release of claims, the holder agreed to cancel its shares of series R convertible preferred stock and convertible promissory notes in exchange for a new fixed amount settlement promissory note in the principal amount of $535,000.

The note does not bear interest and requires fixed payments as follows: (i) if the Company raises at least $5 million but less than $6 million in its planned underwritten public offering (the “Offering”), then it must pay $250,000 on the closing date of the Offering, with payments of $125,000, $125,000 and $35,000 to follow on the 90th, 180th, and 240th days following the closing of the Offering, respectively; (ii) if the Company raises at least $6 million but less than $7 million in the Offering, then it must pay $390,000 on the closing date of the Offering and $145,000 on the 90th day following the closing of the Offering; and (iii) if the Company raises at least $7 million in the Offering, then it must repay the entire principal amount on the closing date of the Offering. If the Offering is not completed by August 15, 2024, then the Company is required to pay $25,000 on such date and to continue making payments of $25,000 on each monthly anniversary thereof until the entire principal amount is repaid in full. Notwithstanding the foregoing, if the Company abandons the Offering and conducts a new public offering thereafter, then the Company is required to make a payment of $100,000 on the closing date of such other public offering, a second payment of $100,000 on the 90th day following the closing of such offering and $35,000 each month thereafter until the entire principal amount is repaid in full. If any portion of the principal amount remains unpaid on the second (2nd) anniversary of the date of the note, it shall become immediately due and payable on such date. The Company may prepay the entire principal amount at any time without penalty. The note is unsecured and contains customary events of default for a loan of this type. Upon an event of default, interest would automatically begin to accrue at a simple interest rate of ten percent per annum. This transaction was accounted for as a debt extinguishment and a gain on settlement of $78,834 was recorded to the consolidated statement of operations for the year ended December 31, 2024, in accordance with FASB Topic 470 Borrower’s Accounting for Debt Modifications. During the years ended December 31, 2025 and 2024, the Company paid $300,000 and $125,000, respectively, against the outstanding principal balance. At December 31, 2025 and 2024, the remaining principal balance was $110,000 and $410,000, respectively.

Loans and Notes Payable

On March 12, 2009, the Company issued a debenture in the principal amount of $20,000. The debenture bore interest at 12% per year and matured on September 12, 2009. The balance of the debenture was $10,989 at December 31, 2025 and 2024. The accrued interest of the debenture was $10,188 and $8,869 at December 31, 2025 and 2024, respectively. The Company assigned all of its receivables from consumer activations of the rewards program as collateral on this debenture.

F-21

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Loans and Notes Payable – Related Parties

As of December 31, 2025, the outstanding principal on the related party notes was $1,085,703. Accrued interest outstanding on the related party notes was $1,636. See also Note 6. Related Party Transactions.

Small Business Administration (“SBA”) Loans

On June 2, 2020, the Company obtained an SBA loan in the principal amount of $150,000 with an interest rate of 3.75% and a maturity date of June 2, 2050. The principal balance and accrued interest at December 31, 2025 was $143,558 and $0, respectively, and principal and accrued interest at December 31, 2024 was $142,916 and $0, respectively.

Line of Credit

On September 29, 2023, the Company and Nova entered into a two-year revolving purchase and security agreement with DML HC Series, LLC (“DML”) which was automatically renewed for a term of one year on September 29, 2025. Effective October 22, 2025, the Company entered into amendment No. 5 with DML, which extends the term of the revolving purchase and security agreement through September 28, 2028. This revolving and purchase security agreement is structured as a secured borrowing, under which accounts receivable are pledged as collateral to secure advances under our line of credit. The related accounts receivable remain recorded as assets on our balance sheet, and the amounts drawn are recorded as a liability under ‘Line of Credit’ until repaid. Under the terms of the facility, the Company may request advances up to 70% of eligible receivables, with the remaining balance held as a reserve. The Company is required to repurchase or replace certain ineligible or uncollected receivables. All collections on pledged receivables are remitted directly to the lender and applied to the outstanding borrowing. The lender has recourse to the Company for uncollected balances and maintains the right to enforce its security interest upon default. Initially, accounts receivables pledged for this revolving and purchase security agreement for up to a maximum advance amount of $4.5 million. A review is performed on a quarterly basis to assess the adequacy of the maximum amount. If mutually agreed upon by the Company and DML, the maximum amount may be increased. On April 24, 2024, the Company and Nova entered into amendment No. 1 with DML which increased the maximum advance amount to $8,000,000 and defined the discount fee equal to 2.25% per purchase and claims balance forward on new purchases with a minimum fee to now be $10,000. On June 11, 2024, the Company and Nova entered into amendment No. 2 with DML which further increased the maximum advance amount to $11,000,000. On December 27, 2024, the Company and Nova entered into amendment No. 3 with DML which further increased the maximum advance amount to $15,000,000. On October 1, 2025, the Company and Nova entered into amendment No. 4 with DML which further increased the maximum advance amount to $23,000,000.

Under the terms of the facility, collections from these receivables are used to repay advances outstanding, which are recognized as secured borrowings totaling $17,209,908 and $8,645,991 as of December 31, 2025 and December 31, 2024, respectively. The unused line of credit balance as of December 31, 2025 and 2024 was $5,790,092 and $6,354,009, respectively. The accrued interest related to the line of credit was $673,267 and $315,031 as of December 31, 2025 and December 31, 2024, respectively. The revolving purchase and security agreement includes discounts recorded as interest expense on each funding and matures on September 28, 2028. The facility is subject to customary recourse and repurchase provisions, and includes certain covenants and restrictions on further pledge or sale of receivables.

F-22

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

8.	CONVERTIBLE NOTES PAYABLE

As of December 31, 2025 and December 31, 2024, the Company had convertible debt outstanding, net of amortized debt discount, of $118,295 and $105,000, respectively. Debt discounts associated with the convertible debt at December 31, 2025 were $131,705 and there was no debt discounts associated with the convertible debt at December 31, 2024. Due to the short time period between issuance and December 31, 2025, $0 amortization of debt discounts was recorded for the year ended December 31, 2025. For the year ended December 31, 2024, the Company recorded amortization of debt discounts of $24,821.

During the year ended December 31, 2025, the Company received $200,000 in proceeds from convertible notes and no interest was repaid. During the year ended December 31, 2025, the Company converted $154,049 in principal and accrued interest and $1,500 in conversion cost into 64,165 shares of common stock. The Company recognized $145,871 of additional paid-in capital to adjust the fair value for the debt settlement during the year ended December 31, 2025.

During the year ended December 31, 2024, the Company made payments on outstanding principal and interest of $105,080 and $122,780, respectively. During the year ended December 31, 2024, the Company converted $680 in accrued interest and $1,000 in conversion cost into 1,222 shares of common stock. The Company recognized $1,679 of additional paid-in capital to adjust fair value for the debt settlement during the year ended December 31, 2024.

On June 11, 2024, the Company entered into a settlement agreement and release of claims with the holder of certain notes (see below and also Note 7. Notes and Loans Payable for further details). Pursuant to the settlement agreement and release of claims, the holder agreed to cancel these notes in exchange for a new fixed amount settlement promissory note in the principal amount of $535,000. Additionally, during the year ended December 31, 2024, the Company exchanged certain notes for the issuance of 938,908 shares of series Y senior convertible preferred stock to the noteholder. See also Note 9. Capital Stock.

Convertible notes as of December 31, 2025 and 2024 are summarized as follows:

	December 31,
	2025	2024
Convertible notes payable	$250,000	$105,000
Discounts on convertible notes payable	(131,705)	–
Total convertible debt less debt discount	118,295	105,000
Current portion	118,295	105,000
Long-term portion	$–	$–

On September 12, 2016, the Company issued a convertible promissory note in the principal of $80,000 for services rendered, which matured on September 12, 2017. In May of 2024, the $58,846 total outstanding principal and interest was paid in full.

On January 24, 2017, the Company issued a convertible promissory note in the principal amount of $80,000 for services rendered, which matured on January 24, 2018. On August 26, 2025, the total outstanding principal and accrued interest of $154,049 of this tranche was converted into 64,165 shares of the Company’s common stock. On February 10, 2023, the Company executed a second tranche under this note in the principal amount of $50,000. In May of 2024, $63,513 of outstanding principal and interest on this tranche was paid in full. On March 30, 2023, the Company executed a third tranche under this note in the principal amount of $25,000. On August 11, 2023, the Company executed a fourth tranche under this note in the principal amount of $25,000. As of December 31, 2025, the outstanding principal amount is $50,000 and accrued interest is $23,370. This note is currently in default and accrues interest at a default interest rate of 20% per annum. At the sole option of the holder, the holder may convert the outstanding principal amount, or any portion of the principal amount, and any accrued interest, in whole or in part, into shares of the Company’s common stock. The conversion price is $0.25 per share or 50% of the lowest closing price on the primary trading market on which the Company’s common stock is quoted for the last ten trading days immediately prior to but not including the conversion date, whichever is lower.

F-23

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

On May 10, 2019, the Company issued a convertible promissory note in the principal amount of $150,000. On November 8, 2019, this note was purchased by and assigned to an unrelated party. The amount assigned was the existing principal amount of $150,000 and accrued interest of $5,918, which was issued as a new note, plus a new convertible promissory note in the principal amount of $62,367. On September 3, 2020, the Company issued a convertible promissory note in the principal amount of $200,000 to the same holder, with an original issue discount of $50,000, which could be drawn in several tranches. On September 3, 2020, the Company executed the first tranche in the principal amount of $67,000, less an original issue discount of $17,000, which matured on June 30, 2021. On November 2, 2020, the Company executed the second tranche in the principal amount of $66,500, less an original issue discount of $16,500, which matured on August 31, 2021. On December 29, 2020, the Company executed the third tranche in the principal amount of $66,500, less an original issue discount of $16,500, which matured on September 30, 2021. On June 11, 2024, the Company entered into a settlement agreement and release of claims with the holder. Pursuant to the settlement agreement and release of claims, the holder agreed to cancel these notes, along with the cancellation of their shares of series R preferred stock, in exchange for a new fixed amount settlement promissory note in the principal amount of $535,000. See Note 7. Notes and Loans Payable for further details.

On September 22, 2022, the Company issued a convertible promissory note in the principal amount of $2,600,000 in exchange for a total of $4,791,099 of defaulted promissory notes balances. On November 4, 2022, the Company executed a second tranche under this note in the principal amount of $68,667, less an original issue discount and fee of $18,667. On November 28, 2022, the Company executed the third tranche under this note in the principal amount of $68,667, less an original issue discount and fee of $18,667. On December 21, 2022, the Company executed a fourth tranche under this note in the principal amount of $68,667, less an original issue discount and fee of $18,667. On January 24, 2023, the Company executed a fifth tranche under this note in the principal amount of $90,166, less an original issue discount and fee of $25,166. On March 21, 2023, the Company executed a sixth tranche under this note in the principal amount of $136,666, less an original issue discount and fee of $39,166. On June 5, 2023, the Company executed a seventh tranche under this note in the principal amount of $136,667, less original issue discount and fee of $39,167. On June 13, 2023, the Company executed an eighth tranche under this note in the principal amount of $21,167, less original issue discount and fee of $5,167. On July 19, 2023, the Company executed a ninth tranche under this note in the principal amount of $35,500, less an original issue discount and fee of $8,875. On July 24, 2023, the Company executed a tenth tranche under this note in the principal amount of $14,000, less an original issue discount and fee of $3,500. On December 1, 2023, the Company executed an amendment to extend the maturity date to September 20, 2024. All of the tranches matured in one year from the note issuance date and accrued interest at a rate of 10% per annum. On April 11, 2024, the Company issued 938,908 shares of series Y senior convertible preferred stock in exchange for the settlement of the principal and interest in full on these notes. See also Note 9. Capital Stock.

On August 25, 2023, the Company issued a twelve-month convertible promissory note in the principal amount of $5,000 to the Company’s Chief Executive Officer for the Company’s operating expenses. The rate of interest is 10% per annum. In August of 2024, the remaining outstanding principal and interest of $5,501 was paid in full.

In December 2025, the Company entered into loan agreements with two accredited investors, pursuant to which the Company issued to such investors (i) convertible promissory notes in the aggregate principal amount of $200,000, (ii) warrants for the purchase of an aggregate of 66,667 shares of common stock and (iii) 6,667 shares of common stock for total gross and net proceeds of $200,000. The Company concluded that the notes, warrants and common shares represent freestanding financial instruments issued as a single financing unit and, accordingly, allocated the total transaction proceeds to each instrument based on their relative fair values. The fair value of the warrants was estimated using the Black-Scholes option pricing model, and the fair value of the common shares was based on the quoted market price on the issuance date. The aggregate amount allocated to the warrants and common shares was recorded as a debt discount and is being amortized to interest expense over the contractual term of the notes. These notes accrue interest at a rate of twelve percent (12%) per annum, payable in shares of common stock, cash or a combination thereof at our option quarterly commencing on April 1, 2026, with all principal and accrued interest being due and payable one (1) year after issuance. The Company may prepay the principal and accrued interest at any time without penalty upon fifteen (15) days’ notice. These notes are unsecured and contain customary events of default for a loan of this type. These notes are convertible into shares of common stock at a conversion price of $3.00 (subject to standard adjustments in the event of any stock splits, stock combinations, dividends paid in common stock, stock reclassifications or similar transactions). As of December 31, 2025, the outstanding balance of these notes is $200,000 and they have accrued interest of $499. See also Note 9. Capital Stock and Note 10. Warrants.

F-24

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

9.	CAPITAL STOCK

The Company is authorized to issue 350,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, $0.001 par value, and 50,000,000 shares of preferred stock, $0.001 par value per share.

Preferred Stock

The Company has designated multiple series of preferred stock, including 2 shares of series A preferred stock, 3,000,000 shares of series B preferred stock, 500 shares of series C preferred stock, 1,000,000 shares of series E preferred stock, 50,000 shares of series F-1 preferred stock, 15,000,000 shares of series I preferred stock, 2,000,000 shares of series J preferred stock, 400,000 shares of series L preferred stock, 3,000,000 shares of series N senior convertible preferred stock, 5,000 shares of series R convertible preferred stock, 5,000,000 shares of series X senior convertible preferred stock and 1,500,000 shares of series Y senior convertible preferred stock.

The following is a description of the rights and preferences of each series of preferred stock.

Redeemable Preferred Stock

The Company recognizes the series N senior convertible preferred stock and series X senior convertible preferred stock as mezzanine equity in accordance with ASC 480, “Distinguishing Liabilities from Equity”.

Series N Senior Convertible Preferred Stock

As of December 31, 2025 and 2024, there were 1,037,311 and 921,636 shares of series N senior convertible preferred stock issued and outstanding, respectively.

Ranking. The series N senior convertible preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common stock and each other class or series that is not expressly made senior to or on parity with the series N senior convertible preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series N senior convertible preferred stock; and (iii) junior to all indebtedness and other liabilities with respect to assets available to satisfy claims against the Company and each class or series that is expressly made senior to the series N senior convertible preferred stock.

Dividend Rights. Holders of series N senior convertible preferred stock are entitled to dividends at a rate per annum of 12.0% of the stated value ($4.00 per share); provided that upon an event of default (as defined in the certificate of designation for the series N senior convertible preferred stock), such rate would increase by 8% per annum. Dividends accrued from day to day, whether or not declared, and are cumulative. Dividends are payable quarterly in arrears on each dividend payment date in cash or common stock at the Company’s discretion. Dividends payable in common stock are to be calculated based on a price equal to eighty percent (80%) of the volume weighted average price for the common stock on the Company’s principal trading market (the “VWAP”) during the five (5) trading days immediately prior to the applicable dividend payment date. At December 31, 2025 and 2024, cumulative dividends earned on the series N senior convertible preferred stock were $1,783,571 and $1,320,879, respectively. During the year ended December 31, 2025, $462,693 of the cumulative accrued dividends were paid by Company via the issuance of 115,675 shares of series N senior convertible preferred stock. During the year ended December 31, 2024, $1,106,562 of the cumulative accrued dividends were paid by the Company via the issuance of 197,601 shares of common stock and $214,317 of the cumulative accrued dividends were paid by the Company via the issuance of 53,580 shares of series N senior convertible preferred stock.

F-25

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Liquidation Rights. Subject to the rights of creditors and the holders of any senior securities or parity securities (in each case, as defined in the certificate of designation), upon any liquidation of the Company or its subsidiaries, before any payment or distribution of the assets of the Company (whether capital or surplus) are to be made to or set apart for the holders of junior securities (as defined in the certificate of designation), including the common stock, each holder of outstanding series N senior convertible preferred stock is entitled to receive an amount of cash equal to 115% of the stated value of $4.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders.

Voting Rights. Holders of series N senior convertible preferred stock do not have any voting rights; provided that, so long as any shares of series N senior convertible preferred stock are outstanding, the affirmative vote of holders of a majority of the series N senior convertible preferred stock, which majority must include SILAC Insurance Company so long as it holds any shares of series N senior convertible preferred stock, voting as a separate class, is necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the certificate of designation or prior to the Company’s (or Nova’s) creation or issuance of any parity securities or new indebtedness (as defined in the certificate of designation); provided that the foregoing does not apply to any financing transaction the use of proceeds of which would be used to redeem the series N senior convertible preferred stock and the warrants issued in connection therewith. In addition, the affirmative vote of holders of 66% of the series N senior convertible preferred stock, voting as a separate class, is required prior to the Company’s (or Nova’s) creation or issuance of any senior securities.

Conversion Rights. Each share of series N senior convertible preferred stock, plus all accrued and unpaid dividends thereon, are convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock determined by dividing the stated value ($4.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by a conversion price of $2,700 per share (subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all assets, mergers, consolidations or similar transactions); provided that in no event shall the holder of any series N senior convertible preferred stock be entitled to convert any number of shares that upon conversion the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates and (ii) the number of shares of common stock issuable upon the conversion of the series N senior convertible preferred stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common stock. This limitation can be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to the Company.

Redemption Rights. The Company may redeem the series N senior convertible preferred stock at any time by paying in cash therefore a sum equal to 115% of the stated value of $4.00 per share, plus the amount of accrued and unpaid dividends and any other amounts due pursuant to the terms of the certificate of designation. In addition, any holder may require the Company to redeem some or all of its shares of series N senior convertible preferred stock on the same terms after a period of twelve months from the date of issuance; provided, however, that such redemption right shall only be exercisable if the Company raises at least $5,000,000 or the common stock is trading on the Nasdaq Stock Market (“Nasdaq”) or the New York Stock Exchange.

Series R Convertible Preferred Stock

As of December 31, 2025 and December 31, 2024, there were no shares of series R convertible preferred issued and outstanding. The series R convertible preferred stock was cancelled as part of the June 2024 promissory note and settlement agreement. See also Note 7. Notes and Loans Payable and Note 8. Convertible Notes Payable.

F-26

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Series X Senior Convertible Preferred Stock

As of December 31, 2025 and 2024, there were 438,388 and 397,464 shares of series X senior convertible preferred stock issued and outstanding, respectively.

Ranking. The series X senior convertible preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common stock and each other class or series that is not expressly made senior to or on parity with the series X senior convertible preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series X senior convertible preferred stock; and (iii) junior to the series N senior convertible preferred stock, all indebtedness and other liabilities with respect to assets available to satisfy claims against the Company and each class or series that is expressly made senior to the series X senior convertible preferred stock.

Dividend Rights. Holders of series X senior convertible preferred stock are entitled to dividends at a rate per annum of 10.0% of the stated value ($4.00 per share); provided that upon an event of default (as defined in the certificate of designation for the series X senior convertible preferred stock), such rate was to increase by 5% per annum. Dividends accrue from day to day, whether or not declared, and are cumulative. Dividends are payable quarterly in arrears on each dividend payment date. At December 31, 2025 and 2024, cumulative dividends earned on the series X senior convertible preferred stock were $436,749 and $273,058, respectively. During the year ended December 31, 2025, $163,691 of the cumulative accrued dividends were paid by the Company via the issuance of 40,924 shares of common stock. During the year ended December 31, 2024, $183,210 of the cumulative accrued dividends were paid by the Company via the issuance of 25,173 shares of common stock and $76,788 of the cumulative accrued dividends were paid by the Company via the issuance of 22,464 shares of series X senior convertible preferred stock.

Liquidation Rights. Subject to the rights of creditors and the holders of any senior securities, including the series N senior convertible preferred stock, or parity securities (in each case, as defined in the certificate of designation), upon any liquidation of the Company or its subsidiaries, before any payment or distribution of the assets of the Company (whether capital or surplus) are to be made to or set apart for the holders of junior securities (as defined in the certificate of designation), including the common stock, each holder of outstanding series N senior convertible preferred stock is entitled to receive an amount of cash equal to 100% of the stated value of $4.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders.

Voting Rights. Holders of series X senior convertible preferred stock do not have any voting rights; provided that, so long as any shares of series X senior convertible preferred stock are outstanding, the affirmative vote of holders of a majority of the series X senior convertible preferred stock, which majority must include Leonite Capital LLC so long as it holds any shares of series X senior convertible preferred stock, voting as a separate class, is necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the certificate of designation or prior to the creation or issuance of any parity securities or new indebtedness (as defined in the certificate of designation); provided that the foregoing does not apply to any financing transaction the use of proceeds of which were to be used to redeem the series X senior convertible preferred stock and the warrants issued in connection therewith. In addition, the affirmative vote of holders of 66% of the series X senior convertible preferred stock, voting as a separate class, is required prior to the creation or issuance of any senior securities.

Conversion Rights. Each share of series X senior convertible preferred stock, plus all accrued and unpaid dividends thereon, are convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock determined by dividing the stated value ($4.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by a conversion price equal to the lower of (i) the lowest VWAP during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing (the “Fixed Price”). The Fixed Price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all assets, mergers, consolidations or similar transactions, as well as a price based antidilution adjustment, pursuant to which, subject to certain exceptions, if the Company issues common stock at a price lower than the Fixed Price, the Fixed Price shall decrease to such lower price. Notwithstanding the foregoing, in no event shall the holder of any series X senior convertible preferred stock be entitled to convert any number of shares that upon conversion the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates and (ii) the number of shares of common stock issuable upon the conversion of the series X senior convertible preferred stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common stock. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to the Company.

F-27

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Redemption Rights. Commencing on September 22, 2023, any holder may require the Company to redeem its shares by the payment in cash therefore of a sum equal to 100% of the stated value of $4.00 per share, plus the amount of accrued and unpaid dividends and any other amounts due pursuant to the terms of the certificate of designation; provided however, that in the event that the Company completes a public offering prior to the redemption date, then any holder may only cause the Company to redeem any outstanding series X senior convertible preferred stock by paying such redemption price in twelve (12) equal monthly installments with the first such payment due on the date that is six (6) months following the date that the Company completes such public offering.

Non-redeemable Preferred Stock

Series A Preferred Stock

As of December 31, 2025 and 2024, there were 2 shares of series A preferred stock issued and outstanding.

Ranking. The series A preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock and each other class or series that is not expressly made senior to or on parity with the series A preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series A preferred stock; and (iii) junior to the series B preferred stock, series C preferred stock, series E preferred stock, series F-1 preferred stock, series I preferred stock, series J preferred stock, series L preferred stock, series N senior convertible preferred stock, series R convertible preferred stock, series X senior convertible preferred stock and each other series of preferred stock and each class or series that is expressly made senior to the series A preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against the Company.

Dividend Rights. The series A preferred stock is not entitled to participate in any distributions or payments to the holders of common stock or any other class of stock and shall have no economic interest in the Company.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, a merger or consolidation of our company wherein the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, the holders of each share of series A preferred stock shall be entitled to receive from any distribution of any of the assets or surplus funds of the Company, before and in preference of any holder of shares of common stock, an amount equal to the stated value of $250. Once the holders receive the foregoing from any such liquidation, dissolution or winding up, the holders shall not participate with the common stock or any other class of stock.

Voting Rights. Each share of series A preferred stock shall have a number of votes at any time equal to (i) 25% of the number of votes then held or entitled to be made by all other equity securities of the Company, including, without limitation, the common stock, plus (ii) one (1). The series A preferred stock shall vote on any matter submitted to the holders of the common stock, or any other class of voting securities, for a vote, and shall vote together with the common stock, or any class of voting securities, as applicable, on such matter for as long as the shares of series A preferred stock are issued and outstanding. Notwithstanding the foregoing, the series A preferred stock shall not have the right to vote on any matter as to which solely another series of preferred stock is entitled to vote pursuant to the Company’s amended and restated articles of incorporation or a certificate of designation of such other series of preferred stock.

Transfer. Upon transfer of any share of series A preferred stock, except for a transfer by the holder to an affiliate, whether such transfer is voluntary or involuntary, such share of series A preferred stock shall automatically, and without any action being required by the Company or the holder, be converted into one (1) share of common stock.

F-28

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Other Rights. Holders of series A preferred stock do not have any conversion (except as set forth above) or redemption rights.

Series B Preferred Stock

As of December 31, 2025 and 2024, there were 0 and 1,279,867 shares of series B preferred stock issued and outstanding, respectively. During the year ended December 31, 2025, all outstanding shares of series B preferred stock were converted into common stock.

Series C Preferred Stock

As of December 31, 2025 and 2024, there were 0 and 74 shares of series C preferred stock issued and outstanding, respectively. During the year ended December 31, 2025, all outstanding shares of series C preferred stock were converted into common stock.

Series E Preferred Stock

As of December 31, 2025 and 2024, there were 0 and 175,375 shares of series E preferred stock issued and outstanding, respectively. During the year ended December 31, 2025, all outstanding shares of series E preferred stock were converted into common stock.

Series F-1 Preferred Stock

As of December 31, 2025 and 2024, there were 3,875 shares of series F-1 preferred stock issued and outstanding.

Ranking. The series F-1 preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock, series A preferred stock and to each other class or series that is not expressly made senior to or on parity with the series F-1 preferred stock; (ii) on parity with the series B preferred stock, series C preferred stock, series E preferred stock, series J preferred stock, series L preferred stock and each other class or series that is not expressly subordinated or made senior to the series F-1 preferred stock; and (iii) junior to the series I preferred stock, series N senior convertible preferred stock, series R convertible preferred stock, series X senior convertible preferred stock and to each other series of preferred stock and each class or series that is expressly made senior to the series F-1 preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against the Company.

Dividend Rights. The holders of series F-1 preferred stock are entitled to receive dividends equal (on an as converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends shall be paid on shares of series F-1 preferred stock.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of series F-1 preferred stock shall be entitled to receive out of the assets of the Company the same amount that a holder of common stock would receive if the shares of series F-1 preferred stock were fully converted to common stock immediately prior to such liquidation, which amount shall be paid to the holders of series F-1 preferred stock pari passu with all holders of parity securities and in preference to the holders of junior securities.

Voting Rights. Except as provided by law, the holders of series F-1 preferred stock shall have no voting rights. However, as long as any shares of series F-1 preferred stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of outstanding series F-1 preferred stock, (a) alter or change adversely the powers, preferences or rights given to the series F-1 preferred stock or alter or amend the certificate of designation for the series F-1 preferred stock, or (b) amend the Company’s amended and restated articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of series F-1 preferred stock.

F-29

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Conversion Rights. Each share of series F-1 preferred stock is convertible, at any time and from time to time at the option of the holder thereof, into such number of shares of common stock as is determined as follows: (i) if the closing market price of the common stock on the principal trading market on which the common stock is then traded or quoted is less than $4.00 per share, then each share of series F-1 preferred stock shall be convertible into a number of shares of common stock equal to two (2) times the stated value ($4.00 per share), divided by such closing market price on the date of conversion; or (ii) if such closing market price is equal to or greater than $4.00 per share, then each share of series F-1 preferred stock shall be convertible into two (2) shares of common stock. In addition, upon the earlier to occur of: (a) the closing of the sale of shares of common stock to the public at a price of at least $3.00 per share in a public offering pursuant to an effective registration statement or offering statement under the Securities Act resulting in at least $3,000,000 of gross proceeds to the Company, (b) the date on which the shares of common stock of the Company are listed on a national stock exchange, including without limitation the New York Stock Exchange, NYSE American or Nasdaq (any tier), or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 67% of the then outstanding shares of series F-1 preferred stock, voting together as a single class, each share of series F-1 preferred stock shall be automatically converted into such number of shares of common stock as is determined in accordance with the provisions above. Such conversion price is subject to standard adjustments in the event of any stock dividends, stock reclassifications and similar events (but not for reverse stock splits).

Redemption Rights. Holders of series F-1 preferred stock do not have any redemption rights.

Series I Preferred Stock

As of December 31, 2025 and 2024, there were 0 and 10,469,092 shares of series I preferred stock issued and outstanding, respectively. During the year ended December 31, 2025, all outstanding shares of series I preferred stock were converted into common stock.

Series J Preferred Stock

As of December 31, 2025 and 2024, there were no shares of series J preferred stock issued and outstanding. During the year ended December 31, 2024, all outstanding shares of series J preferred stock were converted into common stock.

Series L Preferred Stock

As of December 31, 2025 and 2024, there were 319,493 shares of series L preferred stock issued and outstanding.

Ranking. The series L preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock, series A preferred stock and to each other class or series that is not expressly made senior to or on parity with the series L preferred stock; (ii) on parity with the series B preferred stock, series C preferred stock, series E preferred stock, series F-1 preferred stock, series J preferred stock and each other class or series that is not expressly subordinated or made senior to the series L preferred stock; and (iii) junior to the series I preferred stock, series N senior convertible preferred stock, series R convertible preferred stock, series X senior convertible preferred stock and to each other series of preferred stock and each class or series that is expressly made senior to the series L preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against the Company.

Dividend Rights. The holders of series L preferred stock are entitled to receive dividends equal (on an as converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends shall be paid on shares of series L preferred stock.

F-30

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Liquidation Rights. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of series L preferred stock shall be entitled to receive out of the assets of the Company the same amount that a holder of common stock would receive if the shares of series L preferred stock were fully converted to common stock immediately prior to such liquidation, which amount shall be paid to the holders of series L preferred stock pari passu with all holders of parity securities and in preference to the holders of junior securities.

Voting Rights. On any matter presented to stockholders for their action or consideration, each holder of series L preferred stock shall be entitled to cast one (1) vote per share of series L preferred stock held. Except as provided by law, the holders of series L preferred stock shall vote together with the holders of shares of common stock as a single class. However, as long as any shares of series L preferred stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of outstanding series L preferred stock, (a) alter or change adversely the powers, preferences or rights given to the series L preferred stock or alter or amend the certificate of designation for the series L preferred stock, or (b) amend the Company’s amended and restated articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of series L preferred stock.

Conversion Rights. Each share of series L preferred stock is convertible, at any time and from time to time at the option of the holder thereof, into such number of shares of common stock as is determined as follows: (i) if the closing market price of the common stock on the principal trading market on which the common stock is then traded or quoted is less than $4.00 per share, then each share of series L preferred stock shall be convertible into a number of shares of common stock equal to two (2) times the stated value ($4.00 per share), divided by such closing market price on the date of conversion; or (ii) if such closing market price is equal to or greater than $4.00 per share, then each share of series L preferred stock shall be convertible into two (2) shares of common stock. In addition, upon the earlier to occur of: (a) the closing of the sale of shares of common stock to the public at a price of at least $3.00 per share in a public offering pursuant to an effective registration statement or offering statement under the Securities Act resulting in at least $3,000,000 of gross proceeds to the Company, (b) the date on which the shares of common stock of the Company are listed on a national stock exchange, including without limitation the New York Stock Exchange, NYSE American or Nasdaq (any tier), or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 67% of the then outstanding shares of series L preferred stock, voting together as a single class, each share of series L preferred stock shall be automatically converted into such number of shares of common stock as is determined in accordance with the provisions above. Such conversion price is subject to standard adjustments in the event of any stock dividends, stock reclassifications and similar events (but not for reverse stock splits).

Redemption Rights. Holders of series L preferred stock do not have any redemption rights.

Series Y Senior Preferred Stock

As of December 31, 2025 and 2024, there were 1,067,878 and 979,125 shares of series Y senior convertible preferred stock issued and outstanding, respectively.

Ranking. The series Y senior convertible preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common stock and each series of preferred stock, and to each other class or series that is not expressly made senior to or on parity with the series Y senior convertible preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series Y senior convertible preferred stock; and (iii) junior to each class or series that is expressly made senior to the series Y senior convertible preferred stock.

F-31

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Dividend Rights. Holders of series Y senior convertible preferred stock are entitled to dividends at a rate per annum of 10.0% of the stated value ($4.00 per share); provided that upon an event of default (as defined in the certificate of designation for the series Y senior convertible preferred stock), such rate shall increase by 5% per annum. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date and may be paid in cash or common stock at our discretion; provided that the Company may only pay dividends in common stock if such common stock is free-trading, freely transferable, and does not contain a legend (or be subject to stop transfer or similar instructions) restricting the resale or transferability thereof. Dividends payable in common stock shall be calculated based on a price equal to eighty percent (80%) of the VWAP during the five (5) trading days immediately prior to the applicable payment date. For the year ended December 31, 2025, cumulative dividends earned on the series Y senior convertible preferred stock were $407,923. The cumulative accrued dividends for the year ended December 31, 2025 were paid by the Company via the issuance of 88,753 shares of series Y senior convertible preferred stock and $50,000 in cash. At December 31, 2025, the total dividends payable was $35,108. At December 31, 2024, cumulative dividends earned on the series Y senior convertible preferred stock were $275,789. During the year ended December 31, 2024, $147,555 of the cumulative accrued dividends was paid by the Company via the issuance of 12,135 shares of common stock and 40,217 shares of series Y senior convertible preferred stock. At December 31, 2024, the total dividends payable was $32,190.

Liquidation Rights. Subject to the rights of creditors and the holders of any senior securities or parity securities (in each case, as defined in the certificate of designation), upon any liquidation event (as defined in the certificate of designation), before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of junior securities (as defined in the certificate of designation), including the common stock, each holder of outstanding series Y senior convertible preferred stock shall be entitled to receive an amount of cash equal to the greater of (i) 100% of the stated value of $4.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders or (ii) such amount per share as would have been payable had all shares of series Y senior convertible preferred stock been converted into common stock immediately prior to such liquidation event.

Voting Rights. Holders of series Y senior convertible preferred stock do not have any voting rights; provided that, so long as any shares of series Y senior convertible preferred stock are outstanding, the affirmative vote of holders of a majority of the series Y senior convertible preferred stock, which majority must include Leonite Capital LLC so long as it holds any shares of series Y senior convertible preferred stock, voting as a separate class, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the certificate of designation, prior to the Company’s issuance of additional shares of series Y senior convertible preferred stock or prior to the creation or issuance of any securities that are not subordinate to the series Y senior convertible preferred stock or new indebtedness (as defined in the certificate of designation); provided that the foregoing shall not apply to any financing transaction the use of proceeds of which will be used to redeem the series Y senior convertible preferred stock in full.

Conversion Rights. Commencing on the first anniversary of the date on which the Company’s common stock begins trading on Nasdaq, each share of series Y senior convertible preferred stock, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock determined by dividing the stated value ($4.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by a conversion price equal to the lowest VWAP during the five (5) trading days immediately prior to the applicable conversion date. Such conversion price is subject to adjustment if the Company issues common stock at a price lower than such conversion price, subject to certain exceptions. Notwithstanding the foregoing, in no event shall the holder of any series Y senior convertible preferred stock be entitled to convert any number of shares that upon conversion the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates and (ii) the number of shares of common stock issuable upon the conversion of the series Y senior convertible preferred stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common stock. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to the Company.

F-32

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Preferred Stock Transactions

During the year ended December 31, 2025, the Company executed the following transactions:

•	An aggregate of 300,000 shares of series B preferred stock, 6 shares of series C preferred stock and 54,000 shares of series E preferred stock were issued in exchange for the cancellation of an aggregate of 391,500 shares of series I preferred stock.

•	An aggregate of 1,579,867 shares of series B preferred stock were converted into an aggregate of 1,053,248 shares of common stock.

•	An aggregate of 80 shares of series C preferred stock were converted into an aggregate of 266,668 shares of common stock.

•	An aggregate of 229,375 shares of series E preferred stock were converted into an aggregate of 152,917 shares of common stock.

•	An aggregate of 10,077,592 shares of series I preferred stock were converted into an aggregate of 6,718,395 shares of common stock.

•	An aggregate of 88,753 shares of series Y senior convertible preferred stock were issued with an aggregate value of $355,012.

•	An aggregate of 115,675 shares of series N senior convertible preferred stock were issued with an aggregate value of $462,693.

•	An aggregate of 40,924 shares of series X senior convertible preferred stock were issued with an aggregate value of $163,691.

During the year ended December 31, 2024, the Company executed the following transactions:

•	On January 19, 2024, the Company issued 62,500 shares of series I preferred stock to each of Daniel R. Thompson, the Chairman of the Board, and Alex Cunningham, the Company’s Chief Executive Officer, for $250,000 bonus compensation for the fiscal year of 2023, at the fair value of $4.48 per share.

•	On January 31, 2024, the Company issued 5,000 shares of series I preferred stock to Matthew Shafer, the Company’s Chief Financial Officer, for $20,000, at the fair value of $4.48 per share.

•	On January 31, 2024, the Company issued 2,500 shares of series I preferred stock to Zia Choe, the Company’s Chief Accounting Officer, for $10,000, at the fair value of $4.48 per share.

•	On May 15, 2024, in conjunction with the exchange of certain senior secured convertible promissory notes, 938,908 shares of series Y senior convertible preferred stock were issued with an aggregate value of $3,755,632.

•	An aggregate of 1,609,611 shares of series B preferred stock were converted into an aggregate of 1,073,105 shares of common stock.

F-33

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

•	An aggregate of 96 shares of series C preferred stock were converted into an aggregate of 320,062 shares of common stock.

•	An aggregate of 80,375 shares of series E preferred stock were converted into an aggregate of 53,584 shares of common stock.

•	An aggregate of 31,877 shares of series F-1 preferred stock were converted into an aggregate of 21,256 shares of common stock.

•	An aggregate of 3,527,000 shares of series I preferred stock were converted into an aggregate of 2,351,347 shares of common stock.

•	An aggregate of 1,713,584 shares of series J preferred stock were converted into an aggregate of 1,142,391 shares of common stock.

•	2 shares of series C preferred stock were cancelled, which were issued erroneously.

•	165 shares of series R preferred stock were cancelled as part of the settlement agreement described in Note 7. Notes and Loans Payable.

•	An aggregate of 1,021,408 shares of series I preferred stock were exchanged into an aggregate of 750,000 shares of series B preferred stock, 49 shares of series C preferred stock and 100,000 shares of series E preferred stock.

•	An aggregate 53,580 shares of series N senior convertible preferred stock were issued with an aggregate value of $214,317 as payment of accrued dividends.

•	An aggregate 22,464 shares of series X senior convertible preferred stock were issued with an aggregate value of $89,852 as payment of accrued dividends.

•	An aggregate of 979,125 shares of series Y senior convertible preferred stock were issued with an aggregate value of $3,916,500.

In connection with the aforementioned shares issuances on January 19, 2024 and January 31, 2024, the Company engaged a valuation specialist to perform a business valuation Monte Carlo simulation for the series I preferred stock resulting in those indicated fair values.

Common Stock

In addition to the issuance of common stock from the conversions of preferred stock noted above, during the year ended December 31, 2025, the Company executed the following transactions:

•	On June 5, 2025, as part of a legal settlement, the Company retired 19,750 shares of common stock.

•	On June 30, 2025, the Company issued 5,000 shares of common stock to an investor relation service provider. The Company recognized the fair value for the issuance of the 5,000 shares at $19.50 per share on the closing market price of June 30, 2025, and recorded selling, general and administrative expense of $97,500 in the consolidated statement of operations.

F-34

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

•	On July 31, 2025, the Company issued 834 shares of common stock to an employee for services rendered. The Company recognized the fair value for the issuance of the 834 shares at $14.99 per share on the closing market price of July 30, 2025, and recorded share-based compensation expense of $12,500 in the consolidated statement of operations.

•	On September 2, 2025, the Company issued 64,165 shares of common stock upon conversion of a convertible note.

•	On September 26, 2025, the Company issued an aggregate of 5,001 shares of restricted common stock under the Company’s 2024 Equity Incentive Plan to three board members for their annual retainer grants for the fiscal year 2024, which vested in full on the date of grant. The Company recognized the fair value for the issuance of the shares at $4.59 per share based on the closing market price on the grant date. Share-based compensation expense of $22,950 was recorded in the consolidated statement of operations.

•	On September 26, 2025, the Company also issued an aggregate of 5,001 shares of restricted common stock under the Company’s 2024 Equity Incentive Plan to three board members for their annual retainer grants for the fiscal year 2025, with 1,250 shares vesting on the date of grant and the remaining shares vesting in equal parts over the course of three quarters on October 1, 2025, January 1, 2026 and April 1, 2026. As of December 31, 2025, the Company recognized the fair value for the issuance of the vested shares at $4.59 per share based on the closing market price on the grant date. Share-based compensation expense of $17,213 was recorded in the consolidated statement of operations for the year ended December 31, 2025.

•	On November 3, 2025, the Company issued 16,667 shares of common stock to an investor relation service provider. The Company recognized the fair value for the issuance of the 16,667 shares at $3.03 per share on the closing market price of October 31, 2025, and recorded share-based compensation expense of $50,500 in the consolidated statement of operations.

•	On November 25, 2025, the Company issued 100,000 shares of common stock to a consulting service provider. As the service agreement included a provision that entitles the provider to receive additional shares in the event of a reverse stock split, the Company calculated a weighted-average probability assessment to determine the number of incremental shares that would be required to be issued if the reverse stock split were to occur. These incremental shares were included in the calculation of the fair value of the overall award in accordance with ASC 718 and the Company recognized $408,000 of share-based compensation expense in the consolidated statement of operations for the fair value of the issuance at $2.55 per share based on the closing market price on November 24, 2025.

•	On December 11, 2025, the Company administratively issued an aggregate of 111,674 shares of restricted common stock for restricted stock awards to certain employees for services rendered. Although the shares were issued on December 11, 2025, in accordance with ASC 718, the Company determined that a grant-date did not occur until January 2026. As a result, the Company recorded the administratively issued shares in equity on December 11, 2025, with a corresponding contra-equity unearned compensation balance.

•	On December 22, 2025, the Company issued an aggregate of 114,240 shares of common stock for a correction on the surrender of excess preferred series I shares on November 20, 2024.

•	On December 29, 2025, the Company issued an aggregate of 6,667 shares of common stock in connection with financing transactions that also included the issuance of convertible promissory notes and warrants. As the common stock were freestanding equity instruments issued as part of a single financing unit, the fair value recognized by the Company was measured at its grant date fair value based on the closing market price as of December 29, 2025 of $1.80 per share and then allocated along with the fair values of the promissory notes and the warrants to each instrument in the financing units. The allocated fair value of the shares was then recorded to additional paid-in-capital with a corresponding debt discount recognized in connection with the related promissory note. See also Note 8. Convertible Notes Payable and Note 10. Warrants.

F-35

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

In addition to the issuance of common stock from the conversions of preferred stock noted above, during the year ended December 31, 2024, the Company executed the following transactions:

•	In February 2024, as part of the Red Rock settlement executed in July 2022, the Company issued an aggregate of 12,370 shares of common stock to six previous owners. The Company recognized the fair value for the issuance of 12,370 shares at $9 per share on the closing market price of February 4 through February 6, 2024, and recorded share loss from discontinued operations of $111,312 in the consolidated statement of operations. This loss was also reflected as an addback to net income in the consolidated statement of cash flows.

•	On March 5, 2024, the Company issued 2,500 shares of common stock to an investor relation service provider. The Company recognized the fair value for the issuance of the 2,500 shares at $4.65 per share on the closing market price of March 5, 2024 and recorded selling, general and administrative expense of $11,617 in the consolidated statement of operations.

•	On March 26, 2024, the Company issued an aggregate of 10,002 shares of common stock to three board members. The Company recognized the fair value for the issuance of 10,002 shares at $19.50 per share on the closing market price of March 26, 2024 and recorded share-based compensation expense of $195,000 in the consolidated statement of operations.

•	In September 2024, the Company issued an aggregate of 24,742 shares of common stock as part of a legal settlement.

•	In December 2024, the Company issued 1,834 shares of common stock for services rendered by an employee. The Company recognized the fair value for the issuance of the 1,834 shares at $9.00 per share closing market price of December 5, 2024 and recorded share-based compensation expense of $16,500 in the consolidated statement of operations.

•	The Company issued an aggregate of 78,303 shares of common stock in payment of various accrued dividends on the series N, series X and series Y preferred stock.

•	The Company issued 408 shares of common stock upon conversion of certain convertible notes.

Share-based compensation

On January 31, 2024, the Company’s board of directors and stockholders adopted the Cardiff Lexington Corporation 2024 Equity Incentive Plan (the “Plan”). Awards that may be granted include incentive stock options, non-qualified stock options, stock appreciation rights, restricted awards, performance share awards, and performance compensation awards. As of December 31, 2025, pursuant to the Plan, the maximum number of shares of common stock that could be issued to participants under the Plan was 921,675 (subject to adjustment for certain corporate changes affecting the common stock, such as stock splits); provided that the number of shares of common stock available for issuance under the Plan will automatically increase on January 1 of each calendar year during the term of the Plan by an amount equal five percent (5%) of the total number of shares of common stock issued and outstanding on December 31 of the immediately preceding calendar year. Shares subject to an award under the Plan for which the award is canceled, forfeited or expires again become available for grants under the Plan. Shares subject to an award that is settled in cash will not again be made available for grants under the Plan. On January 1, 2026, the number of shares increased to 1,606,718.

Share-based compensation expense is attributable to restricted common stock awards, stock option awards and preferred stock granted to non-employee independent directors, employees and service providers for services rendered. The Company recognizes expense using a straight-line amortization method as reflected in general and administrative expense in the consolidated statement of operations. Share-based compensation expense for the year ended December 31, 2025 and 2024 was $754,475 and $544,725, respectively.

F-36

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. The Company has elected to account for forfeitures as they occur and expense is recognized over the requisite service period. Grant date fair value of restricted common stock and common stock awards is determined using the Company’s closing share price on the grant date and the grant date fair value of stock options awarded is determined using a Black-Scholes valuation model. Grant date fair value of any preferred stock awards is determined utilizing a third-party valuation.

Non-Vested Common Stock

On September 26, 2025, the Company issued an aggregate of 5,001 shares of restricted common stock under the Plan to three board members for their annual retainer grants for the fiscal year 2024, which vested in full on the date of grant. The Company recognized the fair value for the issuance of the shares at $4.59 per share based on the closing market price on the grant date. Share-based compensation expense of $22,950 was recorded in the consolidated statement of operations. There is no unearned compensation as of December 31, 2025 related to this award.

Also on September 26, 2025, the Company issued an aggregate of 5,001 shares of restricted common stock under the Plan to three board members for their annual retainer grants for the fiscal year 2025, with 1,250 shares vesting on the date of grant and the remaining shares vesting in equal parts over the course of three quarters on October 1, 2025, January 1, 2026 and April 1, 2026. As of December 31, 2025, the Company recognized the fair value for the issuance of the vested shares at $4.59 per share based on the closing market price on the grant date. Share-based compensation expense of $17,213 was recorded in the consolidated statement of operations for the year ended December 31, 2025. As of December 31, 2025, the remaining unearned compensation related to this award is $5,738 with a weighted average amortization period remaining of 0.25 years. These costs will be charged to expense and amortized on a straight-line basis in the first quarter of 2026.

On December 11, 2025, the Company administratively issued an aggregate of 111,674 shares of restricted common stock for restricted stock awards to certain employees for services rendered under the Plan. Although the shares were issued on December 11, 2025, in accordance with ASC 718, the Company determined that a grant-date did not occur until January 2026. As a result, the Company recorded the issued shares in equity on December 11, 2025, with a corresponding contra-equity unearned compensation balance. As of December 31, 2025, unearned stock-based compensation related to this award was $579,215 with a weighted average amortization period remaining of 0.96 years. These costs will be charged to expense and amortized on a straight-line basis from its determined grant date in January 2026 through the remaining vesting periods in 2026.

A summary of non-vested restricted stock activity for the year ended December 31, 2025 is presented as follows:

	Number of Non-vested Restricted Common Shares	Weighted Average Grant Date Fair Value
Balance at January 1, 2025	–	$–
Granted	121,667	5.14
Vested	(8,750)	–
Forfeited	–	–
Balance at December 31, 2025	112,917	$5.14

F-37

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Stock Options

On December 11, 2025, the Company granted stock options to purchase 90,002 shares of its common stock to certain employees and directors under the Plan. The options have an exercise price equal to the fair market value of the Company’s common stock on the grant date of $5.187 per share, vest in equal parts over the course of four quarters beginning January 1, 2026, and expire six years from the grant date.

The Company estimated the grant-date fair value of the options using the Black-Scholes option-pricing model. The weighted-average assumptions used in the valuation were as follows:

•	Expected term: 3.5 years
•	Annualized volatility: 282.72%
•	Risk-free interest rate: 3.60%
•	Dividend yield: 0%

Expected volatility was estimated using a blended approach that incorporates both the Company’s historical volatility and the historical volatilities of a peer group of publicly traded healthcare companies with similar size, stage, and operating characteristics. The Company utilized the simplified method to estimate expected term due to limited historical exercise data.

The weighted-average grant-date fair value of options granted during the period was $5.15 per option, resulting in total grant date fair value of $463,251. Share-based compensation expense is recognized on a straight-line basis over the requisite service period. Total unrecognized compensation cost at December 31, 2025 was $347,439 and the weighted-average remaining amortization period is 0.75 years. Intrinsic value is $0 at grant and will remain $0 until the stock trades above the exercise price.

The table below sets forth the option activity during the year ended December 31, 2025:

	Number of Options	Weighted Average Exercise Price
Outstanding at January 1, 2025	–	$–
Granted	90,002	5.15
Exercised	–	–
Expired/Forfeited	–	–
Outstanding at December 31, 2025	90,002	5.15
Options Vested and Exercisable at December 31, 2025	22,500	$5.15

F-38

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

10.	WARRANTS

On October 31, 2025, the Company issued a three-year warrant to purchase 100,000 shares of common stock at $3.00 per share with an investor relations firm as part of a service agreement. The warrant will vest and become exercisable 30 days prior to the Company’s successful uplisting of its common stock to a national securities exchange. As of December 31, 2025, the uplisting event had not occurred and was not considered probable yet based on the status of the Company’s application and the remaining substantive listing requirements. Accordingly, no fair value has been calculated and no liability or equity instrument has been recognized related to the warrant as of December 31, 2025. If the uplisting occurs in a future period, the Company will recognize the warrant at its fair value on the date the uplist contingency becomes probable or is satisfied with the corresponding impact recorded in equity. See also Note 9. Capital Stock.

On December 22, 2025, the Company entered into a financing arrangement pursuant to which it issued a twelve-month convertible promissory note with a principal amount of $50,000, together with a warrant to purchase 16,667 shares of common stock at $9.00 per share and 1,667 shares of common stock. The Company concluded that the note, warrant and common shares represent freestanding financial instruments issued as a single financing unit and, accordingly, allocated the total transaction proceeds to each instrument based on their relative fair values. The $1.72 per share fair value of the warrant was estimated using a Black-Scholes option pricing model, and the fair value of the common shares was based on the quoted market price on the issuance date. The aggregate amount allocated to the warrant and common shares was recorded as a debt discount and is being amortized to interest expense over the contractual term of the note. See also Note 8. Convertible Notes Payable and Note 9. Capital Stock.

On December 23, 2025, the Company entered into a financing arrangement pursuant to which it issued a twelve-month convertible promissory note with a principal amount of $150,000, together with a warrant to purchase 50,000 shares of common stock at $9.00 per share and 5,000 shares of common stock. The Company concluded that the note, warrant and common shares represent freestanding financial instruments issued as a single financing unit and, accordingly, allocated the total transaction proceeds to each instrument based on their relative fair values. The $1.76 per share fair value of the warrant was estimated using a Black-Scholes option pricing model, and the fair value of the common shares was based on the quoted market price on the issuance date. The aggregate amount allocated to the warrant and common shares was recorded as a debt discount and is being amortized to interest expense over the contractual term of the note. See also Note 8. Convertible Notes Payable and Note 9. Capital Stock.

On December 29, 2025, the Company issued a three-year warrant to purchase 33,334 shares of common stock at $9.00 per share with an investor relations firm in connection with a financing transaction that also included the issuance of a convertible promissory note and restricted common shares. The related promissory note did not fund as of December 31, 2025 and as such, there is no consideration for the transaction in its entirety. In accordance with ASC 405 and ASC 470, there is no debt liability and no warrant value recorded as of December 31, 2025 because no cash was received in 2025.

The tables below set forth warrant activity during the years ended December 31, 2025 and 2024:

	Number of Warrants	Weighted Average Exercise Price
Balance at January 1, 2025	1,050	$3,538.93
Granted	200,001	6.00
Exercised	–	–
Expired	(3)	27,000.00
Balance at December 31, 2025	201,048	24.05
Warrants Exercisable at December 31, 2025	67,714	$62.54

F-39

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

	Number of Warrants	Weighted Average Exercise Price
Balance at January 1, 2024	1,056	$3,521.12
Granted	–	–
Exercised	–	–
Expired	(6)	405.00
Balance at December 31, 2024	1,050	3,538.93
Warrants Exercisable at December 31, 2024	1,050	$3,538.93

11.	DISCONTINUED OPERATIONS

The income from discontinued operations presented in the consolidated statement of operations for the year ended December 31, 2025 represents obligations which were reported as net liabilities from discontinued operations on the consolidated balance sheet as of December 31, 2024, related to the sale of Platinum Tax, a business previously owned by the Company, which was sold in November 2023, that have been subsequently determined no longer due and payable, due to the final resolution and dismissal of liabilities and legal claim, and therefore have been released. In accordance with ASC 205-20, this adjustment has been reflected within income (loss) from discontinued operations in the accompanying consolidated statements of operations for the year ended December 31, 2025. The adjustment did not impact income from continuing operations.

The $111,312 loss from discontinued operations presented in the consolidated statement of operations for the year ended December 31, 2024 is a part of the execution of a settlement reached in July 2022 with six previous owners of Red Rock, an entity that was discontinued by the Company in May 2019. As a result, the Company recognized the fair value for the issuance of 12,370 shares at $9 per share on the closing market price of February 4 through February 6, 2024, and recorded share loss from discontinued operations of $111,312 in the consolidated statement of operations.

	December 31,
Net liabilities of discontinued operations	2025	2024
Accounts payable and accrued expenses	$–	$238,285
Net liabilities of discontinued operations	$–	$(238,285)

	Year Ended December 31,
Gain (Loss) from discontinued operations	2025	2024
Gain (loss) on settlement	$238,285	$(111,312)
Gain (loss) from discontinued operations	$238,285	$(111,312)

F-40

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

12.	GOODWILL

The Company reviews goodwill for impairment on a reporting unit basis annually and whenever events or changes in circumstances indicate the carrying value of goodwill may not be recoverable. During the years ended December 31, 2025 and 2024, the Company determined there to be no impairment. The Company based this decision on impairment testing of the underlying assets, expected cash flows, decreased asset value and other factors.

13.	COMMITMENTS AND CONTINGENCIES

Leases

ASC 842, “Leases”, requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. The Company adopted ASC 842, January 1, 2020, using the effective date method and elected certain practical expedients allowing the Company not to reassess:

•	whether expired or existing contracts contain leases under the new definition of a lease;

•	lease classification for expired or existing leases; and

•	whether previously capitalized initial direct costs would qualify for capitalization under Topic 842.

The Company also made the accounting policy decision not to recognize lease assets and liabilities for leases with a term of 12 months or less.

The Company leases eleven medical facilities and one vehicle as operating leases as of December 31, 2025. The Company recorded operating lease expenses of $449,796 and $447,402 for the years ended December 31, 2025 and 2024, respectively.

The Company has operating leases with future commitments as follows:

Amount
2026	$187,871
2027	43,892
Total Future Undiscounted Lease Payments	231,763
Less imputed interest	(10,263)
Total lease obligations	$221,500

F-41

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

The following table summarizes supplemental information about the Company’s leases:

Weighted-average remaining lease term	1.22 years
Weighted-average discount rate	7.29%

Employees

In connection with separate employment agreements and related addendums with Alex Cunningham, the Company’s Chairman, President and Chief Executive Officer, and Daniel Thompson, the Company’s former Chairman, from time to time the Company accrued each of their respective compensation elements at their election rather than pay them in cash to Accrued expenses - related parties in the Company’s consolidated balance sheet. The total outstanding accrued compensation as of December 31, 2025 and 2024 for Alex Cunningham was $2,163,000 and $2,215,500, respectively, and for Daniel Thompson was $2,237,167 and $2,320,500, respectively, all of which is included in Accrued expenses – related parties in the consolidated balance sheets as of December 31, 2025 and 2024, respectively. The total interest accrued as of December 31, 2025 was $111,588 for Alex Cunningham, and $117,014 for Daniel Thompson. See also Note 7. Notes and Loans Payable and Note 17. Subsequent Events.

14.	LEGAL PROCEEDINGS

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. Management is not currently aware of any such legal proceedings or claims that it believes will have a material adverse effect on the Company’s business, financial condition, or operating results.

15.	INCOME TAXES

At December 31, 2025, the Company had federal and state net operating loss carry forwards of approximately $24.4 million that expire in various years through the year 2041. Due to the current net loss and carryforwards of past net operating losses, there is no provision for current federal or state income taxes for the years ended December 31, 2025 and 2024.

The Company has not paid federal or state income taxes as a result of its net losses and the availability of its net operating loss carryforwards. The State of Nevada, the Company's state of incorporation, does not impose a corporate income tax. Florida, the state in which the Company's operating subsidiary conducts business, imposes a corporate income tax at a rate of 5.5%; however, the Company has not been required to pay Florida income taxes due to its net loss position and available net operating loss carryforwards. The Company does not conduct any business outside the United States and accordingly has no foreign income tax obligations.

F-42

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

The reconciliation of the Company’s U.S. federal statutory income tax rate to its effective income tax rate as of December 31, 2025 is as follows:

	2025
U.S. statutory federal tax	$(1,156,594)	21.0%
State tax, net of federal benefits	0	0.0%
Foreign jurisdictional tax	0	0.0%
Non-deductible items	22,812	(0.4)%
Valuation allowance	1,133,782	(20.6)%
Effective tax rate	$0	0.0%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s deferred tax asset at December 31, 2025 and 2024 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $7.0 million and $5.9 million, respectively, less a valuation allowance in the amount of approximately $7.0 million and $5.9 million, respectively. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in both 2025 and 2024. The OBBBA, which was enacted on July 4, 2025, makes numerous tax changes. The tax provisions of the OBBBA did not have a material impact on the Company’s effective tax rate and it also did not impact the Company’s net deferred tax assets, as the Company continues to maintain a full valuation allowance against that balance. During the year ended December 31, 2025, the valuation allowance increased by approximately $1.1 million from December 31, 2024.

The Company’s total deferred tax asset as of December 31, 2025 and 2024 is as follows:

	2025	2024
Deferred tax assets	$7,000,000	$5,900,000
Valuation allowance	(7,000,000)	(5,900,000)
Net deferred tax asset	$–	$–

F-43

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

16.	SEGMENT REPORTING

As of December 31, 2025 and 2024, the Company had two reportable operating segments as determined by management using the “management approach” as defined by the authoritative guidance on Disclosures about Segments of an Enterprise and Related Information.

(1)	Healthcare (Nova)
(2)	Real Estate (Edge View)

These segments are a result of differences in the nature of the products and services sold. Their operating results are regularly reviewed by the Company’s chief operating decision maker group, which consists of the Chairman of the Board, the Chief Executive Officer and the Chief Financial Officer. Corporate administration costs, which include, but are not limited to, general accounting, human resources, legal and credit and collections, are partially allocated to the two operating segments.

The healthcare segment provides a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves.

The real estate segment consists of Edge View, a real estate company that owns five (5) acres zoned medium density residential (MDR) with 12 lots already platted, six (6) acres zoned high-density residential (HDR) that can be platted in various configurations to meet current housing needs, and twelve (12) acres zoned in Lemhi County as Agriculture that is available for further annexation into the City of Salmon for development, as well as a common area for landowners to view wildlife, provide access to the Salmon River and fishing in a two (2) acre pond.

The accounting policies of the segments are the same as those described in Note 1. Summary of Significant Accounting Policies. Management uses revenues, cost of sales, operating expenses, income (loss) from subsidiaries and income (loss) before taxes to evaluate and measure its subsidiaries’ success. To help the segments achieve optimal operating performance, management retains the prior owners of the subsidiaries and allows them to do what they do best, which is run the business. Additionally, management monitors key metrics primarily revenues and income from operations in order to allocate resources accordingly.

F-44

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

	As of December 31,
Asset:	2025	2024
Healthcare	$27,349,522	$21,298,866
Real Estate	540,522	576,478
Corporate	1,196,901	2,050,335
Consolidated assets	$29,086,945	$23,925,679

	Years Ended December 31,
	2025	2024
Revenues:
Healthcare	$11,535,577	$8,270,126
Real Estate	–	–
Consolidated revenues	$11,535,577	$8,270,126

Cost of Sales:
Healthcare	$4,329,330	$3,841,628
Real Estate	–	–
Consolidated cost of sales	$4,329,330	$3,841,628

Operating Expenses:
Healthcare
Depreciation expense	$5,652	$13,461
Loss on disposal of fixed assets	12,593	–
Selling, General and Administrative	1,193,654	1,148,971
Total Healthcare	1,211,899	1,162,432
Real Estate	36,327	8,949
Corporate, administration and other expenses (a)	4,857,435	3,450,621
Consolidated Operating Expenses	$6,105,661	$4,622,002

Income (Loss) from Operations from Subsidiaries:
Healthcare	$5,994,348	$3,266,065
Real Estate	(36,327)	(8,949)
Income (loss) from operations from subsidiaries	5,958,021	3,257,116
Loss from operations from Cardiff Lexington	(4,857,435)	(3,450,620)
Total income (loss) from operations	$1,100,586	$(193,504)

Income (Loss) before taxes
Healthcare	$5,992,751	$3,266,065
Real Estate	(36,327)	(8,949)
Corporate, administration and non-operating expenses (b)	(11,702,301)	(6,448,803)
Consolidated loss before taxes	$(5,745,877)	$(3,191,687)

(a)	Corporate, administration and other operating expenses includes payroll, management fees, stock compensation, legal fees, accounting fees and public company/investor relations fees.

(b)	Corporate, administration and other non-operating expenses includes corporate selling, general and administrative expenses as noted above as well as interest, amortization of notes payable discount and gain on settlement of debt.

F-45

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

17.	SUBSEQUENT EVENTS

The Company has evaluated its operations subsequent to December 31, 2025 to the date these consolidated financial statements were available to be issued and determined the following subsequent events and transactions required disclosure in these consolidated financial statements.

Reverse Stock Split

On January 12, 2026, the Company implemented a 1-for-3 reverse split of our outstanding shares of common stock. As a result of this reverse split, the Company’s issued and outstanding common stock decreased from 41,102,612 shares to 13,701,698 shares as of December 31, 2025. Accordingly, all share and per share information contained in these consolidated financial statements has been restated to retroactively show the effect of this reverse stock split. The conversion prices of the outstanding convertible notes and certain series of preferred stock were adjusted to reflect a proportional decrease in the number of shares of common stock to be issued upon conversion.

Bridge Loan

In December 2025 and January 2026, the Company also entered into loan agreements with two additional accredited investors, pursuant to which the Company issued to such investors (i) convertible promissory notes in the aggregate principal amount of $80,000, which also provide for a second tranche of up to an additional $80,000 upon the mutual agreement of the parties, all of which were issued in January 2026, (ii) warrants for the purchase of an aggregate of 73,334 shares of common stock, of which 33,334 were issued in December 2025 and 40,000 were issued in January 2026, and (iii) 36,667 shares of common stock, all of which were issued in January 2026, for total gross proceeds of $80,000 and net proceeds of approximately $69,500, all of which were received in January 2026.

As noted above, although one of the loan agreements and one warrant were executed in December 2025, no proceeds were received as of December 31, 2025, and the promissory note was not funded or outstanding at year-end. In accordance with ASC 405 and ASC 470, the Company will record the convertible promissory notes, the related warrants, the issuance of the common stock and any associated debt discount in the period in which the proceeds were received based on their relative fair values.

These convertible promissory notes accrue interest at a rate of twelve percent (12%) per annum, payable in shares of common stock, cash or a combination thereof at the Company’s option quarterly commencing on April 1, 2026, with all principal and accrued interest being due and payable five (5) years after issuance. If a quarterly interest payment is paid in shares of common stock, then the interest rate used in connection with such issuance shall be fifteen percent (15%) per annum. The Company may prepay the principal and accrued interest at any time without penalty upon fifteen (15) days’ notice. In addition, if the Company completes a financing of at least $2.5 million, then, if requested by a holder, the Company must repay the remaining principal and interest from the proceeds of such financing. These convertible promissory notes are unsecured and contain customary events of default for a loan of this type. These convertible promissory notes are convertible into shares of common stock at a conversion price of $0.825 (subject to standard adjustments in the event of any stock splits, stock combinations, dividends paid in common stock, stock reclassifications or similar transactions). In addition, these convertible promissory note provide that if the closing price of the Company’s common stock on the sixth (6th) month anniversary of the issuance date is less than the conversion price then in effect, then the conversion price shall be adjusted to such lower price, and also provide that if the Company issues any shares of common stock, or securities convertible into common stock, at a price that is less than the conversion price then in effect, then the conversion price shall be adjusted to such lower price, subject to certain exceptions.

F-46

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

All of the warrants may be exercised for a period of three years at an exercise price of $9.00 (subject to standard adjustments in the event of any stock splits, stock combinations, dividends paid in common stock, stock reclassifications, mergers, consolidations, reorganizations or similar transactions) and may be exercised on a cashless basis if there is no effective registration statement covering the shares of common stock issuable upon the exercise of the warrants.

All of the convertible promissory notes and warrants contain ownership limitations, which provide that the Company shall not effect any conversion or exercise, and a holder shall not have the right to convert or exercise any portion of a note or a warrant, to the extent that after giving effect to the issuance of common stock upon such conversion or exercise, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of common stock upon such conversion or exercise. This limitation may be waived, up to a maximum of 9.99%, by a holder upon not less than sixty-one (61) days’ prior notice to us.

See also Note 8. Convertible Notes Payable, Note 9. Capital Stock and Note 10. Warrants.

Conversion of Deferred Compensation

On January 29, 2026, the Company entered into a conversion agreement with Alex Cunningham, the Company’s Chief Executive Officer, pursuant to which deferred compensation in the amount of $2,365,242 owed to Mr. Cunningham was cancelled in exchange for 556,528 shares of common stock. The number of shares issued was determined based on the closing market price of the Company’s common stock of $4.25 on January 28, 2026. Because the underlying compensation was fully earned and the fair value of equity issued equals the amount accrued, the settlement will be accounted for as an equity issuance with no impact on the Company’s consolidated statements of operations. The Company will record a reduction to accrued compensation and a corresponding increase to stockholders’ equity upon issuance of the shares.

On March 6, 2026, the Company entered into a conversion agreement with Daniel Thompson, the Company’s former Chairman of the Board, pursuant to which deferred compensation in the amount of $2,352,994 owed to Mr. Thompson was cancelled in exchange for 588,249 shares of common stock. The number of shares issued was determined based on the closing market price of the Company’s common stock of $4.00 on March 4, 2026. Because the underlying compensation was fully earned and the fair value of equity issued equals the amount accrued, the settlement will be accounted for as an equity issuance with no impact on the Company’s consolidated statements of operations. The Company will record a reduction to accrued compensation and a corresponding increase to stockholders’ equity upon issuance of the shares.

Compensation Resolution Agreement

On March 6, 2026, the Company entered into a lock-up and compensation resolution agreement with Daniel Thompson, the Company’s former Chairman of the Board, to resolve outstanding accrued compensation obligations. Under the agreement, the Company issued an unsecured promissory note in the principal amount of $116,666.66 bearing interest at 10% annually, payable interest-only in year one and 50% principal in each of years two and three, with all amounts due within three years. The agreement also required Mr. Thompson to execute a lock-up agreement in connection with the Company’s planned public offering.

F-47

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Amendment to Series N Certificate of Designation

On January 29, 2026, the Company filed a certificate of amendment to the certificate of designation for its series N senior convertible preferred stock with the Nevada Secretary of State’s Office to amend the certificate of designation to remove the redemption provisions, which previously provided for an optional redemption by the Company and a mandatory redemption at the option of the holder in certain circumstances. As a result of this modification, the preferred stock no longer meets the criteria for classification outside of permanent equity. The $3,802,010 carrying value will be reclassified from mezzanine equity to permanent equity prospectively on the Company’s consolidated balance sheet.

Additional Stock Issuances

As described above, on November 25, 2025, the Company issued 100,000 shares of common stock to a consulting service provider. The service agreement included a provision that entitles the provider to receive additional shares in the event of a reverse stock split. The reverse stock split noted above became effective on January 12, 2026, and as a result, the Company issued 200,000 shares of common stock on January 13, 2026. The Company will recognize the incremental expense related to these shares based upon the fair value at the grant date. See also Note 9. Capital Stock.

On January 13, 2026, the Company issued a restricted stock award for 62,500 shares of common stock, of which 31,250 shares vested on the date of grant and 15,625 shares will vest on each of January 2, 2027 and January 2, 2028.

On January 14, 2026, the Company issued 13,761 shares to a service provider.

F-48

1,739,130 Shares

Common Stock

______________________

PROSPECTUS

______________________

R.F. Lafferty & Co., Inc.

                          , 2026

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts, commissions and expenses, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee, Nasdaq listing fee and FINRA filing fee, are estimates. We will pay all these expenses.

Amount
SEC registration fee	$1,010.06
Nasdaq listing fee	75,000.00
FINRA filing fee	1,535.00
Accounting fees and expenses	50,000.00
Legal fees and expenses	277,000.00
Transfer agent fees and expenses	5,000.00
Printing and related fees and expenses	10,000.00
Miscellaneous fees and expenses	5,454.94
Total	$425,000.00

Item 14. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes and certain provisions of our amended and restated bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our amended and restated bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

To the maximum extent permitted by law, our amended and restated articles of incorporation eliminate or limit the liability of our directors to us or our stockholders for monetary damages for breach of a director’s fiduciary duty as a director.

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We have entered or intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our amended and restated articles of incorporation and amended and restated bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated articles of incorporation and amended and restated bylaws.

We are in the process of obtaining standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which we may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The underwriting agreement, filed as Exhibit 1.1 to this registration statement, will provide for indemnification, under certain circumstances, by the underwriter of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act.

On March 6, 2026, we entered into a conversion agreement with Daniel Thompson, our former Chairman of the Board and a significant stockholder, pursuant to which deferred compensation in the amount of $2,352,994 owed to Mr. Thompson was cancelled in exchange for 588,249 shares of common stock.

On January 29, 2026, we entered into a conversion agreement with Alex Cunningham, our Chief Executive Officer, pursuant to which deferred compensation in the amount of $2,365,242 owed to Mr. Cunningham was cancelled in exchange for 556,528 shares of common stock.

On January 14, 2026, we issued 13,761 shares of common stock to Bevilacqua PLLC, our securities counsel.

In December 2025 and January 2026, we entered into loan agreements with four accredited investors, pursuant to which we issued to such investors (i) convertible promissory notes in the aggregate principal amount of $280,000, (ii) warrants for the purchase of an aggregate of 140,001 shares of common stock and (iii) 43,334 shares of common stock for total gross proceeds of $280,000 and net proceeds of approximately $269,500. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Recent Developments–Bridge Loan” for additional information.

During the year ended December 31, 2025, we issued (i) an aggregate of 1,053,248 shares of common stock upon the conversion of an aggregate of 1,579,867 shares of series B preferred stock, (ii) an aggregate of 266,668 shares of common stock upon the conversion of an aggregate of 80 shares of series C preferred stock, (iii) an aggregate of 152,917 shares of common stock upon the conversion of an aggregate of 229,375 shares of series E preferred stock and (iv) an aggregate of 6,718,395 shares of common stock upon the conversion of an aggregate of 10,077,592 shares of series I preferred stock.

On November 25, 2025, we issued 100,000 shares of common stock to a consultant for services rendered. On January 13, 2026, we issued an additional 200,000 shares of common to this consultant following our 1-for-3 reverse split in accordance with the terms of an agreement with the consultant which required the issuance of true-up shares following the reverse split.

On November 25, 2025, we issued 30,454 shares of series N senior convertible preferred stock, 10,698 shares of series X senior convertible preferred stock and 26,114 shares of series Y senior convertible preferred stock as payment of accrued dividends.

On November 3, 2025, we issued 16,667 shares of common stock to Greentree in exchange for services.

On October 31, 2025, we issued a three-year warrant to purchase 100,000 shares of common stock at an exercise price of $3.00 (subject to adjustments) to Greentree, which shall vest 30 days prior to completion of this offering.

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On September 15, 2025, we issued 29,560 shares of series N senior convertible preferred stock and 10,435 shares of series X senior convertible preferred stock as payment of accrued dividends.

On September 2, 2025, we issued 64,165 shares of common stock upon conversion of a convertible promissory note.

On August 27, 2025, we issued 25,749 shares of series Y senior convertible preferred stock as payment of accrued dividends.

On July 31, 2025, we issued 834 shares of common stock to an employee in exchange for services.

On June 30, 2025, we issued 5,000 shares of common stock to a consultant for services rendered.

On June 24, 2025, we issued 28,390 shares of series N senior convertible preferred stock and 10,071 shares of series X senior convertible preferred stock as payment of accrued dividends.

On May 30, 2025, we issued 25,115 shares of series Y senior convertible preferred stock as payment of accrued dividends.

On April 9, 2025, we issued an aggregate of 300,000 shares of series B preferred stock, 6 shares of series C preferred stock and 54,000 shares of series E preferred stock in exchange for the cancellation of an aggregate of 391,500 shares of series I preferred stock.

On March 18, 2025, we issued 27,271 shares of series N senior convertible preferred stock and 9,720 shares of series X senior convertible preferred stock as payment of accrued dividends.

On February 28, 2025, we issued 11,775 shares of series Y senior convertible preferred stock as payment of accrued dividends.

During the year ended December 31, 2024, we issued (i) an aggregate of 1,073,105 shares of common stock upon the conversion of an aggregate of 1,609,611 shares of series B preferred stock, (ii) an aggregate of 320,062 shares of common stock upon the conversion of an aggregate of 96 shares of series C preferred stock, (iii) an aggregate of 53,584 shares of common stock upon the conversion of an aggregate of 80,375 shares of series E preferred stock, (iv) an aggregate of 21,256 shares of common stock upon the conversion of an aggregate of 31,877 shares of series F-1 preferred stock, (v) an aggregate of 2,351,347 shares of common stock upon the conversion of an aggregate of 3,527,000 shares of series I preferred stock and (vi) an aggregate of an aggregate of 1,142,391 shares of common stock upon the conversion of 1,713,584 shares of series J preferred stock.

During the year ended December 31, 2024, we issued (i) an aggregate 53,580 shares of series N senior convertible preferred stock, (ii) an aggregate 22,464 shares of series X senior convertible preferred stock and (iii) an aggregate of 40,217 shares of series Y senior convertible preferred stock as payment of accrued dividends.

On December 5, 2024, we issued 1,834 shares of common stock to a consultant for services rendered.

On November 20, 2024, we issued 750,000 shares of series B preferred stock, 48 shares of series C preferred stock and 100,000 shares of series E preferred stock in exchange for the cancellation of an aggregate of 1,021,408 shares of series I preferred stock.

On September 5, 2024, we issued an aggregate of 24,742 shares of common stock as part of a legal settlement.

On June 27, 2024, we issued an aggregate of 78,303 shares of common stock in payment of various accrued dividends on the series N senior convertible preferred stock, series X senior convertible preferred stock and series Y senior convertible preferred stock.

II-3

On May 15, 2024, in conjunction with the exchange of certain senior secured convertible promissory notes, 938,908 shares of series Y senior convertible preferred stock were issued with an aggregate value of $3,755,632.

On March 26, 2024, we issued an aggregate of 10,002 shares of common stock to three board members.

On March 5, 2024, we issued 2,500 shares of common stock to an investor relation service provider.

In February 2024, as part of a legal settlement executed in July 2022, we issued an aggregate of 12,370 shares of common stock to six previous owners.

On January 31, 2024, we issued 2,500 shares of series I preferred stock to Zia Choe, the Company’s Chief Accounting Officer, for $10,000.

On January 31, 2024, we issued 5,000 shares of series I preferred stock to Matthew Shafer, the Company’s Chief Financial Officer, for $20,000.

On January 19, 2024, we issued 62,500 shares of series I preferred stock to each of Daniel R. Thompson, the Chairman of the Board, and Alex Cunningham, our Chief Executive Officer, for $250,000 bonus compensation for the fiscal year of 2023.

On January 16, 2024, we issued 408 shares of common stock upon conversion of certain convertible notes.

During the year ended December 31, 2023, we issued an aggregate of 4,356 shares of common stock upon the conversion of certain convertible notes.

On August 25, 2023, we issued a convertible promissory note in the principal amount of $5,000 to Alex Cunningham, our Chief Executive Officer. In August of 2024, the remaining outstanding principal and interest of $5,501 was paid in full.

On July 24, 2023, we issued 5,000 shares of series E preferred stock as compensation for the property manager of Edge View.

On May 25, 2023, we issued 3,150 shares of series B preferred stock to Zia Choe, our Chief Accounting Officer.

No underwriters were involved in these issuances. We believe that each of the above issuances was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act regarding transactions not involving a public offering.

II-4

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to Amendment No. 2 to the Registration Statement on Form S-1/A filed on January 26, 2026)
3.1	Amended and Restated Articles of Incorporation Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on August 3, 2023)
3.2	Certificate of Amendment to Amended and Restated Articles of Incorporation Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed on May 10, 2024)
3.3	Certificate of Amendment to Amended and Restated Articles of Incorporation Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on January 20, 2026)
3.4	Certificate of Designation of Series A Preferred Stock of Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on August 3, 2023)
3.5	Certificate of Designation of Series F-1 Preferred Stock of Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.6 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on August 3, 2023)
3.6	Certificate of Correction of Certificate of Designation of Series F-1 Preferred Stock of Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.10 to Annual Report on Form 10-K filed on March 27, 2024)
3.7	Certificate of Designation of Series L Preferred Stock of Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.9 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on August 3, 2023)
3.8	Certificate of Correction of Certificate of Designation of Series L Preferred Stock of Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.16 to Annual Report on Form 10-K filed on March 27, 2024)
3.9	Certificate of Designation of Series N Senior Convertible Preferred Stock of Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed on June 6, 2023)
3.10	Certificate of Amendment to Certificate of Designation of Series N Senior Convertible Preferred Stock of Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on February 3, 2026)
3.11	Certificate of Designation of Series X Senior Convertible Preferred Stock of Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.12 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on August 3, 2023)
3.12	Certificate of Designation of Series Y Senior Convertible Preferred Stock of Cardiff Lexington Corporation (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on May 14, 2024)
3.13	Certificate of Amendment to Certificate of Designation of Series Y Senior Convertible Preferred Stock of Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.5 to Annual Report on Form 10-K filed on December 4, 2024)
3.14	Certificate of Amendment to Certificate of Designation of Series Y Senior Convertible Preferred Stock of Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.24 to Quarterly Report on Form 10-Q filed on November 12, 2025)
3.15	Amended and Restated Bylaws of Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed on June 6, 2023)
4.1	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1/A filed on January 26, 2026)
4.2	Common Stock Purchase Warrant issued by Cardiff Lexington Corporation to L&H, Inc. on January 14, 2026 (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on January 20, 2026)
4.3	Common Stock Purchase Warrant issued by Cardiff Lexington Corporation to Greentree Financial Group, Inc. on December 29, 2025 (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on January 20, 2026)

II-5

4.4	Common Stock Purchase Warrant issued by Cardiff Lexington Corporation to James F. Sullivan on December 23, 2025 (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on January 20, 2026)
4.5	Common Stock Purchase Warrant issued by Cardiff Lexington Corporation to Odile Viviane Kaye on December 22, 2025 (incorporated by reference to Exhibit 4.5 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on January 20, 2026)
4.6	Common Stock Purchase Warrant issued by Cardiff Lexington Corporation to Greentree Financial Group, Inc. on October 31, 2025 incorporated by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q filed on November 12, 2025)
4.7	Common Stock Purchase Warrant issued by Cardiff Lexington Corporation to SILAC Insurance Company on May 21, 2021 (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K filed on June 6, 2023)
4.8	Common Stock Purchase Warrant issued by Cardiff Lexington Corporation to Leonite Capital LLC on July 10, 2018 (incorporated by reference to Exhibit 4.3 to Quarterly Report on Form 10-Q filed on November 12, 2025)
5.1	Opinion of Fennemore Craig P.C. as to the legality of the shares (incorporated by reference to Exhibit 5.1 to Amendment No. 2 to the Registration Statement on Form S-1/A filed on January 26, 2026)
5.2	Opinion of Bevilacqua PLLC regarding the Representative’s Warrant (incorporated by reference to Exhibit 5.2 to Amendment No. 2 to the Registration Statement on Form S-1/A filed on January 26, 2026)
10.1	Management Agreement, dated June 4, 2021, among by Cardiff Lexington Corporation, Nova Ortho and Spine, LLC and Dr. Marc D Brodsky, Michael Wycoki, Jr., PA and Dr. Kevin Fitzgerald (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on June 7, 2021)
10.2	Lock-Up and Compensation Resolution Agreement, dated March 6, 2026, between Cardiff Lexington Corporation and Daniel Thompson (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K filed on March 10, 2026)
10.3	Loan Agreement, dated January 14, 2026, between Cardiff Lexington Corporation and L&H, Inc. (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on January 20, 2026)
10.4	Convertible Promissory Note issued by Cardiff Lexington Corporation to L&H, Inc. on January 14, 2026 (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on January 20, 2026)
10.5	Loan Agreement, dated December 29, 2025, between Cardiff Lexington Corporation and Greentree Financial Group, Inc. (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on January 20, 2026)
10.6	Convertible Promissory Note issued by Cardiff Lexington Corporation to Greentree Financial Group, Inc. on December 29, 2025 (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on January 20, 2026)
10.7	Loan Agreement, dated December 23, 2025, between Cardiff Lexington Corporation and James F. Sullivan (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on January 20, 2026)
10.8	Convertible Promissory Note issued by Cardiff Lexington Corporation to James F. Sullivan on December 23, 2025 (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on January 20, 2026)
10.9	Loan Agreement, dated December 22, 2025, between Cardiff Lexington Corporation and Odile Viviane Kaye on December 22, 2025 (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on January 20, 2026)
10.10	Convertible Promissory Note issued by Cardiff Lexington Corporation to Odile Viviane Kaye on December 22, 2025 (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on January 20, 2026)
10.11	Promissory Note issued by Cardiff Lexington Corporation to Alex Cunningham on December 21, 2025 (2024 Bonus) (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K filed on March 10, 2026)
10.12	Promissory Note issued by Cardiff Lexington Corporation to Alex Cunningham on December 21, 2025 (2025 Bonus) (incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-K filed on March 10, 2026)
10.13	Promissory Note issued by Cardiff Lexington Corporation to Matthew T. Shafer on December 21, 2025 (2024 Bonus) (incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K filed on March 10, 2026)
10.14	Promissory Note issued by Cardiff Lexington Corporation to Matthew T. Shafer on December 21, 2025 (2025 Bonus) (incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K filed on March 10, 2026)
10.15	Promissory Note issued by Cardiff Lexington Corporation to Daniel Thompson on December 21, 2025 (2024 Bonus) (incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K filed on March 10, 2026)
10.16	Promissory Note issued by Cardiff Lexington Corporation to Daniel Thompson on December 21, 2025 (2025 Bonus) (incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K filed on March 10, 2026)

II-6

10.17	Fixed Amount Settlement Promissory Note issued by Cardiff Lexington Corporation to GHS Investments, LLC on June 11, 2024 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on June 11, 2024)
10.18	Securities Exchange Agreement, dated May 13, 2024, between Cardiff Lexington Corporation and Leonite Capital LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 14, 2024)
10.19	Security and Pledge Agreement, dated May 13, 2024, among Cardiff Lexington Corporation, Nova Ortho and Spine, LLC, Edge View Properties, Inc. and Leonite Capital LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on May 14, 2024)
10.20	Revolving Purchase and Security Agreement, dated September 29, 2023, among Cardiff Lexington Corporation, Nova Ortho and Spine, LLC, Platinum Tax Defenders, Edge View Properties, Inc. and DML HC Series, LLC Series 308 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on November 14, 2023)
10.21	Guaranty and Security Agreement, dated September 29, 2023, among Cardiff Lexington Corporation, Nova Ortho and Spine, LLC and DML HC Series, LLC Series 308 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on November 14, 2023)
10.22	Securities Purchase Agreement, dated June 1, 2021, between Cardiff Lexington Corporation and SILAC Insurance Company (incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K filed on June 6, 2023)
10.23	Guaranty, dated June 1, 2021, by Nova Ortho and Spine, LLC in favor of SILAC Insurance Company (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-K filed on June 6, 2023)
10.24	Security Agreement, dated June 1, 2021, between Nova Ortho and Spine, LLC and SILAC Insurance Company (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K filed on June 6, 2023)
10.25	Security and Stock Pledge Agreement, dated June 1, 2021, between Cardiff Lexington Corporation and SILAC Insurance Company (incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K filed on June 6, 2023)
10.26	Convertible Promissory Note issued by Cardiff Lexington Corporation to Greentree Financial Group, Inc. on January 24, 2017 (incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K filed on June 6, 2023)
10.27†	Employment Agreement, dated January 1, 2025, between the Cardiff Lexington Corporation and Alex Cunningham (incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K filed on March 14, 2025)
10.28†	Employment Agreement, dated January 2, 2024, between the Cardiff Lexington Corporation and Matthew T. Shafer (incorporated by reference to Exhibit 10.19 to the Annual Report on Form 10-K filed on March 27, 2024)
10.29	Form of Independent Director Agreement between Cardiff Lexington Corporation independent directors (incorporated by reference to Exhibit 10.21 to Amendment No. 3 to the Registration Statement on Form S-1/A filed on April 5, 2024)
10.30	Form of Indemnification Agreement between Cardiff Lexington Corporation directors and officers (incorporated by reference to Exhibit 10.22 to Amendment No. 3 to the Registration Statement on Form S-1/A filed on April 5, 2024)
10.31†	2024 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed on February 6, 2024)
10.32†	Form of Stock Option Agreement relating to 2024 Equity Incentive Plan(incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K filed on March 27, 2024)
10.33†	Form of Restricted Stock Award Agreement relating to 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K filed on March 27, 2024)
10.34†	Form of Restricted Stock Unit Award Agreement relating to 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K filed on March 27, 2024)
14.1	Code of Business Ethics and Conduct (incorporated by reference to Exhibit 14.1 to the Annual Report on Form 10-K filed on June 6, 2023)
21.1	List of Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed on March 27, 2024)
23.1	Consent of GBQ Partners LLC
23.3	Consent of Fennemore Craig P.C. (included in Exhibit 5.1)
23.4	Consent of Bevilacqua PLLC (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page of this registration statement)
101.INS	XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107	Exhibit Filing Fees (incorporated by reference to Exhibit 107 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on January 20, 2026)

__________

†	Executive compensation plan or arrangement.

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(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on March 13, 2026.

CARDIFF LEXINGTON CORPORATION

By:	/s/ Alex Cunningham
Alex Cunningham Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Alex Cunningham	Chairman of the Board and Chief Executive Officer	March 13, 2026
Alex Cunningham	(principal executive officer)

*	Chief Financial Officer	March 13, 2026
Matthew T. Shafer	(principal financial and accounting officer)

*	Director	March 13, 2026
Gillard B. Johnson, III

*	Director	March 13, 2026
Cathy Pennington

*	Director	March 13, 2026
L. Jack Staley

*	By:	/s/ Alex Cunningham
Alex Cunningham
Attorney-In-Fact

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